Exhibit 2.1

STOCK Purchase Agreement

by and among

NORTHERN DATA AG,

WHINSTONE US, Inc.

and

rIOT BLOCKCHAIN, INC.

Dated as of April 8, 2021

i

(continued)

ii

(continued)

iii

(continued)

iv

Schedules and Exhibits

Schedule A	Key Persons
Schedule B	Definitions and Terms
Exhibit 1	Illustrative Closing Statement
Exhibit 2	Form of Shareholder Agreement

Disclosure Letters

Parent’s Disclosure Letter
Target Company’s Disclosure Letter
Purchaser’s Disclosure Letter

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STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of April 8, 2021 (the “Agreement”), is made by and among Northern Data AG, a German stock corporation (Aktiengesellschaft) with its registered seat at An der Welle 3, 60322 Frankfurt am Main, Germany, registered with the commercial register of the local court (Amtsgericht) of Frankfurt am Main, Germany under HRB 106465 (“Parent”), Whinstone US, Inc., a corporation incorporated under the laws of the State of Delaware (the “Target Company”), and Riot Blockchain, Inc., a corporation incorporated under the laws of the State of Nevada (“Purchaser”).

RECITALS

WHEREAS, Parent directly owns all of the Target Equity Interests;

WHEREAS, on the terms and subject to the conditions set forth herein, Parent desires to sell to Purchaser, and Purchaser desires to purchase from Parent, all of the Target Equity Interests;

WHEREAS, as an inducement for Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, Parent desires to agree, for the benefit of Purchaser and its Affiliates from and after the Closing Date, to be bound by the provisions set forth in Section 6.7 setting forth certain restrictive covenants; and

WHEREAS, as an inducement for Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, concurrently with the execution and delivery of this Agreement, each of the individuals set forth on Schedule A (the “Key Persons”) has executed and delivered to Purchaser and the Target Company an employment agreement with Purchaser and the Target Company, in form and substance satisfactory to Purchaser (collectively, the “Employment Agreements”), which Employment Agreements shall become effective at the Closing.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Article I
DEFINITIONS AND TERMS

Section 1.1            Certain Definitions. Capitalized terms used in this Agreement shall have the meanings set forth on Schedule B.

Article II
SALE AND PURCHASE OF THE TARGET EQUITY INTERESTS

Section 2.1            Sale and Purchase of the Target Equity Interests. On the terms and subject to the conditions set forth herein, at the Closing, Parent shall sell, transfer and deliver to Purchaser, free and clear of any Encumbrances (except for any restrictions on transfer arising under applicable securities Law and any restrictions arising pursuant to the Transaction Documents), and Purchaser shall purchase and receive from Parent, all right, title and interest in and to the Target Equity Interests.

Section 2.2            Purchase Price.

(a)               The aggregate purchase price for the Target Equity Interests (the “Purchase Price”) shall be (1) an amount in cash (the “Cash Consideration”) equal to (i) $80,000,000 (the “Base Cash Consideration”), plus (ii) the Final Net Working Capital Adjustment, minus (iii) the Final Closing Indebtedness, plus (iv) the Final Closing Cash, minus (v) the Final Transaction Expenses, and (2) the Share Consideration. The Cash Consideration shall be calculated and payable as provided in this Article II.

(b)               No later than three Business Days prior to the Closing Date, Parent shall deliver to Purchaser the Estimated Closing Statement.

Section 2.3            Purchase Price Adjustment.

(a)               As soon as reasonably practicable, but in no event later than 75 days following the Closing Date, Purchaser shall prepare and deliver to Parent the Proposed Final Closing Statement. During the 60-day period immediately following Parent’s receipt of the Proposed Final Closing Statement (the “Review Period”), Parent and its Representatives shall be provided reasonable access to the relevant books and records and other information of Purchaser and its Affiliates (including the Target Company and the Transferred Subsidiary) and their accountants to the extent reasonably relating to the Proposed Final Closing Statement. During the Review Period, Purchaser shall make reasonably available such personnel of Purchaser and its Affiliates (including the Target Company and the Transferred Subsidiary) knowledgeable about the information used in, and the preparation of, the Proposed Final Closing Statement in order to respond to reasonable inquiries made by Parent and its Representatives.

(b)               On or prior to the last day of the Review Period, Parent may object to the Proposed Final Closing Statement by delivering to Purchaser a written statement setting forth each disputed matter and the basis for Parent’s objections thereto in reasonable detail (the “Statement of Objections”). If Parent fails to deliver the Statement of Objections within the Review Period, the Proposed Final Closing Statement shall be deemed to have been accepted and agreed by Parent, shall be final and binding and shall be used in calculating the Adjustment Amount. If Parent delivers the Statement of Objections within the Review Period, Parent and Purchaser shall negotiate in good faith to resolve such objections, and, if the same are so resolved, the Proposed Final Closing Statement with such changes that may have been agreed in writing by Parent and Purchaser shall be final and binding and shall be used in calculating the Adjustment Amount.

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(c)             If Parent and Purchaser shall fail to reach an agreement with respect to any of the matters set forth in the Statement of Objections, then such unresolved matters shall, not later than 15 days after one of Parent and Purchaser affirmatively terminates discussions in writing with respect to the Statement of Objections, be submitted for resolution to PricewaterhouseCoopers (or, if such firm shall decline or is unable to act or is not, at the time of such submission, independent of both Parent and Purchaser, to another independent accounting firm of international reputation mutually and reasonably acceptable to Parent and Purchaser (either PricewaterhouseCoopers or such other accounting firm, the “Accounting Expert”)). The Accounting Expert shall, limiting its review to such unresolved matters that were properly included in the Statement of Objections and acting as an expert and not as an arbitrator, resolve such unresolved matters only and make any requisite corresponding adjustments to the Proposed Final Closing Statement, in each case in accordance with GAAP, in a manner in accordance and consistent with the Illustrative Closing Statement and pursuant to the terms of this Agreement. Subject to, and to the extent permitted by, any applicable Laws, Parent and Purchaser shall each make readily and reasonably available to the Accounting Expert all relevant books, records and other information reasonably relating to the Proposed Final Closing Statement and the Statement of Objections. Parent and Purchaser shall jointly instruct the Accounting Expert to make a determination as soon as practicable within 45 days (or such other time as Parent and Purchaser shall agree in writing) after its engagement and to select, with respect to each item in dispute, an amount between or equal to Purchaser’s position on the Proposed Final Closing Statement and Parent’s position in the Statement of Objections. The Accounting Expert’s resolution of the disputed matters set forth in the Statement of Objections and the Proposed Final Closing Statement, with any such adjustments made by the Accounting Expert to reflect its resolution of the remaining properly disputed matters in accordance herewith, shall be final and binding and shall be used in determining the Adjustment Amount, absent manifest error of the Accounting Expert. The fees and expenses of the Accounting Expert shall be divided between each of Purchaser, on the one hand, and Parent, on the other hand, in proportion to the aggregate Dollar amount of disputed items unsuccessfully contested by such Party divided by the aggregate Dollar amount of disputed items properly submitted to the Accounting Expert. The Proposed Final Closing Statement as accepted and agreed (or deemed to be accepted and agreed) by Parent and Purchaser or as adjusted and determined by the Accounting Expert in accordance with the terms of this Section 2.3 shall automatically become the “Final Closing Statement” for all purposes of this Agreement.

(d)           Within two Business Days of the Proposed Final Closing Statement, as may be adjusted by mutual agreement of Parent and Purchaser or otherwise by the Accounting Expert, becoming the Final Closing Statement in accordance with the terms of this Section 2.3, to the extent that the Estimated Cash Consideration is not equal to the Cash Consideration:

(i)                 if the Estimated Cash Consideration is greater than the Cash Consideration, Parent shall pay to Purchaser an amount equal to the Adjustment Amount by wire transfer of immediately available funds to one or more accounts designated in writing by Purchaser; and

(ii)              if the Estimated Cash Consideration is less than the Cash Consideration, Purchaser shall pay to Parent an amount equal to the Adjustment Amount by wire transfer of immediately available funds to one or more accounts designated in writing by Parent.

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Parent and Purchaser each agrees that any such payment pursuant to this Section 2.3(d) shall be treated as an adjustment to the purchase price for the Target Equity Interests for Tax purposes. The amount of any Adjustment Amount shall bear no interest.

Section 2.4            Share Consideration.

(a)               By reason of a specific exemption from the registration provisions of the Securities Act, Parent understands that the Share Consideration has not been, and prior to the Closing will not be, registered under the Securities Act. Parent understands that the Share Consideration will consist of “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, Parent may dispose of the Share Consideration only pursuant to an effective registration statement with the Securities and Exchange Commission and in compliance with applicable requirements of state authorities, or an exemption from such registration and requirements. Parent acknowledges that, other than as set forth in the Shareholder Agreement, Purchaser has no obligation to register or qualify the Share Consideration.

(b)               Any certificate(s) representing the Share Consideration will be imprinted, and any Share Consideration issued in non-certificated book-entry form will have a notation in Purchaser’s stock ledger and other appropriate books and records, with a legend in substantially the following form (in the case of Share Consideration issued in non-certificated book-entry form, reflecting conforming changes consistent with the non-certificated book-entry form):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING SUCH SALE, ASSIGNMENT OR TRANSFER OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.”

(c)               Notwithstanding anything to the contrary set forth in this Agreement (including, for the avoidance of doubt, Section 6.2(a)(ii)), if, between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, the issued and outstanding Purchaser Common Shares or securities convertible or exchangeable into or exercisable for Purchaser Common Shares shall have been increased, decreased, or changed into a different number of Purchaser Common Shares or securities or a different class by reason of any reclassification, stock split, dividend or distribution paid in the capital stock of Purchaser, recapitalization, merger (other than a merger with another entity which does not result in any change, modification or reclassification of any kind with respect to any securities issuable under this Agreement), or other similar transaction, or a dividend payable in the capital stock of Purchaser with a record date within such period shall have been declared by Parent, then the Share Consideration shall be equitably adjusted to provide Parent the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 2.4 shall be construed to permit Purchaser or any other Person to take any action limited or prohibited by the terms and conditions of this Agreement.

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Section 2.5          Closing. The closing of the sale and purchase of the Target Equity Interests contemplated hereby (the “Closing”) will take place electronically through the exchange of documents via e-mail or facsimile, at 9:00 a.m., New York City time, on the third Business Day following the date on which the last of the conditions set forth in Article VII has been satisfied or waived (other than those conditions that, by their terms or nature, are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of those conditions), or on such other date or at such other time and place as Parent and Purchaser may mutually agree in writing.

Section 2.6            Closing Deliverables.

(a)               At the Closing, Purchaser shall deliver, or cause to be delivered, to Parent the following:

(i)               an amount in Dollars equal to the Estimated Cash Consideration, by wire transfer of immediately available funds, to one or more accounts that have been designated in writing by Parent at least two Business Days prior to the Closing Date;

(ii)              the Share Consideration in non-certificated book-entry form, including (A) a screenshot from Purchaser’s transfer agent reflecting the issuance of such Share Consideration (with a statement duly issued by Purchaser’s transfer agent evidencing ownership of the Share Consideration by Parent to be delivered as promptly as practicable after the Closing, and in any event within one Business Day following Closing) and (B) a certified excerpt of the share register of Purchaser showing Parent as the holder of the Share Consideration;

(iii)            a duly executed counterpart to the Shareholder Agreement;

(iv)            the certificate referred to in Section 7.3(d);

(v)              a certificate, dated the Closing Date and duly executed by the Secretary of Purchaser (or a comparable officer of Purchaser), in form and substance reasonably satisfactory to Parent, as to: (A) the certificate of incorporation of Purchaser, certified as of a recent date by the Secretary of State of the State of Nevada, and that there have been no amendments to the certificate of incorporation of Purchaser since such certification; and (B) the bylaws of Purchaser in effect as of the Closing Date; and

(vi)             such other customary instruments of transfer or assumption, in each case in form and substance reasonably satisfactory to Parent, as may be reasonably required to give effect to the transactions contemplated by Transaction Documents.

(b)               At the Closing, Purchaser shall deliver, or cause to be delivered, on behalf of the Target Company and the Transferred Subsidiary, the payment of all Payoff Indebtedness, together with interest, premiums, penalties, and fees and expenses (if any) that are required to be paid by the Target Company and the Transferred Subsidiary as a result of the repayment on the Closing Date of such Payoff Indebtedness (the “Indebtedness Payoff Amount”), by wire transfer of immediately available funds in accordance with the wire transfer instructions required by the applicable payees, as set forth in the Payoff Letters.

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(c)               At the Closing, Parent shall deliver, or cause to be delivered, to Purchaser the following:

(i)               the certificate(s) representing the Target Equity Interests, duly endorsed in blank by the record holder thereof or accompanied by a duly executed stock power endorsed in blank by the record holder thereof, in form and substance reasonably satisfactory to Purchaser;

(ii)             a duly executed counterpart to the Shareholder Agreement;

(iii)            the certificates referred to in Section 7.2(f);

(iv)           evidence that all Required Consents have been obtained;

(v)             the Payoff Letters, duly executed by the Persons to whom any Payoff Indebtedness is owed;

(vi)           evidence, in form and substance reasonably satisfactory to Purchaser and Parent, with respect to the Related Party Contract and Payable Terminations;

(vii)          a certificate, issued by the Target Company pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), certifying that the Target Company is not, and has not been during the period specified in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding company within the meaning of Section 897(c)(2) of the Code, together with a properly executed notification to the IRS as described in Treasury Regulations Section 1.897-2(h)(2) (it being understood and agreed by the Parties that delivery of such certificate and notification shall not constitute a condition to the Closing);

(viii)        unless otherwise requested in writing by Purchaser, resignation letters, effective as of the Closing, in form and substance reasonably satisfactory to Purchaser, of each of the directors and officers of the Target Company and the Transferred Subsidiary with respect to any and all positions as members of the boards of directors and officers of the Target Company and the Transferred Subsidiary, as applicable, duly executed by each of the directors and officers of the Target Company and the Transferred Subsidiary;

(ix)            a certificate, dated the Closing Date and duly executed by the Secretary of the Target Company (or a comparable officer of the Target Company), in form and substance reasonably satisfactory to Purchaser, as to: (A) the certificate of incorporation of the Target Company, certified as of a recent date by the Secretary of State of the State of Delaware, and that there have been no amendments to the certificate of incorporation of the Target Company since such certification; (B) the bylaws of the Target Company in effect as of the Closing Date; (C) the certificate of formation of the Transferred Subsidiary, certified as of a recent date by the Secretary of State of the State of Texas, and that there have been no amendments to the certificate of formation of the Transferred Subsidiary since such certification; and (D) the Transferred Subsidiary does not have any limited liability company agreement or operating agreement; and

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(x)               such other customary instruments of transfer or assumption, in each case in form and substance reasonably satisfactory to Purchaser, as may be reasonably required to give effect to the transactions contemplated by the Transaction Documents.

Section 2.7            Withholding. Notwithstanding anything to the contrary in this Agreement, Purchaser and, effective upon the Closing, the Target Company and the Transferred Subsidiary, and any of their respective agents, shall be entitled to deduct or withhold from any amounts payable under this Agreement or the Shareholder Agreement such amounts as may be required to be deducted or withheld under Laws of the United States and Germany (including, in each case, any states or localities thereof); provided, however, that if a Person intends to make any deduction or withholding from any such payment (except in the case of such payments made to individual employees in the form of compensation or if Parent does not deliver the certificate contemplated by Section 2.6(c)(vii)) it shall inform the Person due such payment in writing at least 20 Business Days (or as soon as practicable after it becomes aware that it is required to make such deduction or withholding if later) in advance of the relevant payment (or, if the obligation to withhold arises from a change in Law after the date thereof, reasonably promptly after the date such change becomes effective, if later) of its intention to make such deduction or withholding, specifying the amount of, and the basis for, such deduction and withholding and shall reasonably cooperate with such other Person to reduce or eliminate such deduction or withholding; provided, further, that no withholding or deduction shall be made pursuant to Section 1445 of the Code if Parent timely delivers a duly executed certificate as contemplated by Section 2.6(c)(vii), unless Purchaser has actual knowledge that such certificate is false or is otherwise unable to rely on such certificate. To the extent such amounts are so deducted or withheld, such amounts shall be promptly paid to the applicable Government Authority and be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Article III
REPRESENTATIONS AND WARRANTIES REGARDING PARENT

Except as set forth in Parent’s Disclosure Letter, Parent represents and warrants to Purchaser, as of the date hereof and as of the Closing Date (except to the extent any such representation and warranty is expressly made as of a specific date, in which case Parent hereby makes to Purchaser such representation and warranty only as of such date), as follows:

Section 3.1            Organization, Authorization, Enforceability, Non-Contravention.

(a)             Organization. Parent is a German stock corporation (Aktiengesellschaft) duly incorporated, validly existing and in good standing under the Laws of Germany and has the requisite corporate or other organizational power and authority to own, lease or operate the properties and assets owned, leased or operated by it and to conduct its business as presently conducted.

(b)              Corporate Authorization. Parent has full corporate or other organizational power and authority to execute and deliver each of the Transaction Documents and each certificate and other instrument required to be executed and delivered by Parent pursuant hereto and to perform its obligations under, and consummate the transactions contemplated by, each such Transaction Document and each such certificate or other instrument required to be executed and delivered by Parent pursuant to this Agreement. The execution, delivery and performance of this Agreement,

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and the consummation of the transactions contemplated hereby, by Parent have been duly and validly authorized by all necessary corporate action on the part of Parent. The execution, delivery and performance of the Shareholder Agreement and each certificate and other instrument required to be executed and delivered by Parent pursuant hereto, and the consummation of the transactions contemplated thereby, by Parent have been, or prior to the Closing will have been, duly and validly authorized by all necessary corporate or other action on the part of Parent. None of the execution, delivery and performance of the Transaction Documents and each certificate and other instrument required to be executed and delivered by Parent pursuant to this Agreement, and the consummation of the transactions contemplated thereby, by Parent requires any authorization, vote or other approval of the shareholders of Parent pursuant to the Constituent Documents of Parent or applicable Law.

(c)               Binding Effect. This Agreement has been, and the Shareholder Agreement will at the Closing be, duly executed and delivered by Parent. This Agreement is a legal, valid and binding obligation of Parent enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Shareholder Agreement, when executed and delivered by Parent, will be a legal, valid and binding obligation of Parent enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d)             Non-Contravention. Assuming the receipt of the Required HSR Act Clearance and satisfaction of the other requirements set forth in Section 3.4, the execution, delivery and performance of the Transaction Documents by Parent, and the consummation by Parent of the transactions contemplated thereby, do not and will not (with or without notice or passage of time or both) (i) violate or conflict with any provision of the Constituent Documents of Parent, (ii) violate or conflict with any Law, Government Order or Permit applicable to Parent or by which any property or asset of Parent is bound, (iii) conflict with, constitute a violation of or breach or default under or give any third-party any rights of termination, modification, loss, diminution of rights, acceleration or cancellation of or under any Specified Contract or (iv) result in the creation of any Encumbrance (other than Permitted Encumbrances) on any of the assets or properties of the Target Company or the Transferred Subsidiary or the Target Equity Interests, except in the case of clauses (ii) through (iv) of this Section 3.1(d), for any such conflicts, violations, breaches, defaults, terminations, modifications, losses, diminutions of rights, accelerations, cancellations or creations that would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent, the Target Company or the Transferred Subsidiary or prevent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Shareholder Agreement.

Section 3.2            Equity Interests of the Target Company.  Parent directly owns and has good and valid title to all the outstanding Target Equity Interests free and clear of any Encumbrances (except for any restrictions on transfer arising under applicable securities Law and any restrictions arising pursuant to the Transaction Documents). Upon the consummation of the transactions contemplated hereby, good and valid title to all the outstanding Target Equity Interests will pass to Purchaser free and clear of any Encumbrances (except for any restrictions on transfer arising under applicable securities Law and any restrictions arising pursuant to the Transaction

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Documents). There are no outstanding options, warrants, rights of conversion, exchange or purchase or any similar rights under which Parent is or may become obligated to sell, or giving any Person a right to acquire, or in any way dispose of, the Target Equity Interests. Parent is not a party to any agreements, understandings or other Contracts relating to the Target Equity Interests, including with respect to the issuance, voting, sale or transfer of the Target Equity Interests (except for this Agreement).

Section 3.3            No Litigation or Government Order. There is no Action pending or, to Parent’s Knowledge, threatened against Parent or any of its Subsidiaries that (a) if adversely determined, would reasonably be expected to materially and adversely affect the legality, validity or enforceability of this Agreement or any other Transaction Document, (b) if adversely determined, would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the consummation of the transactions contemplated by the Transaction Documents or (c) if adversely determined, would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. None of Parent or its Subsidiaries is a party to or subject to the provisions of any Government Order that has or would reasonably be expected to, individually or in the aggregate, (i) materially and adversely affect the legality, validity or enforceability of this Agreement or any other Transaction Document, (ii) prevent or materially impair the ability of Parent to the consummation of the transactions contemplated by the Transaction Documents or (iii) have a Company Material Adverse Effect.

Section 3.4            Governmental and Third-Party Approvals, Consents and Notices. Other than in connection with (a) the notification and waiting period requirements of the HSR Act as set forth in Section 3.4 of Parent’s Disclosure Letter (the “Parent Required HSR Act Clearance”), (b) the requirements of any applicable securities Laws or any U.S. state securities or “blue sky” Laws and (c) the ad hoc notification requirements under the rules of any applicable stock exchange, neither Parent nor any of its Subsidiaries is required to (i) obtain any authorization, waiver, consent or approval of, (ii) make any filing, report or registration with or (iii) give any notice to any Government Authority or any other Person in connection with or as a condition to the execution, delivery and performance of any of the Transaction Documents or the consummation of the transactions contemplated thereby, other than any authorization, waiver, consent, approval, filing, report registration or notice the failure of which to obtain, make or give has not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent, the Target Company or the Transferred Subsidiary, taken as a whole, or prevent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement and the Shareholder Agreement.

Section 3.5            Securities Law Compliance. Parent is financially sophisticated and is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. Parent understands that the Share Consideration has not been registered under the securities laws of any jurisdiction, including the Securities Act, and may only be transferred pursuant to registration or an applicable exemption under all applicable Laws. Pursuant to this Agreement, Parent is acquiring the Share Consideration for its own account, for the purpose of investment only and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable Law. Parent has not, directly or indirectly, offered the Share Consideration to anyone or solicited any offer to buy the Share Consideration from anyone, in each case that would have the effect of bringing to such offer and sale of the Share Consideration by Parent within the registration requirements of the Securities Act or the securities Laws of any other jurisdiction.

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Section 3.6            Finder’s Fees; Brokerage. Except for Greenhill Europe GmbH & Co. KG, neither Parent nor any of its Subsidiaries has employed or has any understanding with any broker, finder or investment bank, has incurred or will incur any obligation or Liability for any brokerage fees, commissions or finders fees, or has provided, promised or will provide or promise any payment or other incentive to any Person, in each case in connection with any of the Transaction Documents or the transactions contemplated thereby.

Section 3.7            Ownership of Shares. As of the date hereof, Parent does not own beneficially or of record any Purchaser Common Shares or have the right to vote or control any Purchaser Common Shares.

Article IV
REPRESENTATIONS AND WARRANTIES REGARDING TARGET COMPANY

Except as set forth in Target Company’s Disclosure Letter, each of Parent and the Target Company represents and warrants to Purchaser, as of the date hereof and as of the Closing Date (except to the extent any such representation and warranty is expressly made as of a specific date, in which case each of Parent and the Target Company hereby makes to Purchaser such representation and warranty only as of such date), as follows:

Section 4.1            Organization, Authorization, Enforceability, Non-Contravention.

(a)               Organization. (i) Each of the Target Company and the Transferred Subsidiary is a corporation or other entity duly incorporated or organized, validly existing and in good standing (or the equivalent, if any, in the applicable jurisdiction) under the Laws of its respective jurisdiction of incorporation or organization and has the requisite corporate or other organizational power and authority to own, lease or operate the properties and assets owned, operated or leased by it and to conduct its business as presently conducted. Each of the Target Company and the Transferred Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character or location of its owned, operated or leased properties and assets makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.1(a)(i) of Target Company’s Disclosure Letter sets forth a list of each jurisdiction where the Target Company and/or the Transferred Subsidiary are qualified, licensed or admitted to do business, and, to Target Company’s Knowledge, no other jurisdiction has demanded, requested or otherwise indicated in writing that either of the Target Company or the Transferred Subsidiary is required to become so qualified, licensed or admitted to do business therein. (ii) True and complete copies of the Constituent Documents of the Target Company and, to the extent they exist, the Transferred Subsidiary have been made available to Purchaser prior to the date hereof and each as so made available is in full force and effect as of the date of this Agreement. (iii) There exists no violation of any of the provisions of any Constituent Document of either the Target Company or the Transferred Subsidiary, and neither the Target Company nor the Transferred Subsidiary has taken any action that is inconsistent in any material respect with any resolution adopted by its respective equityholders or board of directors (or other similar governing body) or any committee of its board of directors (or other similar governing body).

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(b)               Management; Books and Records. Section 4.1(b) of Target Company’s Disclosure Letter sets forth a true and complete list of all officers, managers and directors (or equivalents thereof) of each of the Target Company and the Transferred Subsidiary. All officers, managers and directors (or equivalents thereof) of the Target Company and the Transferred Subsidiary have been duly elected or appointed and all former officers or directors (or equivalent thereof) of each of the Target Company and the Transferred Subsidiary have been duly dismissed or removed, in each case in accordance with the respective Constituent Documents of the Target Company and the Transferred Subsidiary and applicable Law, except as has not been and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Target Company and the Transferred Subsidiary, taken as a whole. At the Closing, all stock certificates and, to the extent they exist, transfer books and minute books of each of the Target Company and the Transferred Subsidiary will be in the possession of the Target Company and the Transferred Subsidiary. There are no outstanding powers of attorney executed by or on behalf of either the Target Company or the Transferred Subsidiary.

(c)               Corporate Authorization. The Target Company has full corporate power and authority to execute and deliver this Agreement and each certificate and other instrument required to be executed and delivered by the Target Company pursuant hereto and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and each such certificate or other instrument required to be executed and delivered by the Target Company pursuant hereto. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by the Target Company have been duly and validly authorized by all necessary corporate action on the part of the Target Company. The execution, delivery and performance of each certificate and other instrument required to be executed and delivered by the Target Company pursuant hereto, and the consummation of the transactions contemplated thereby, by the Target Company have been, or prior to the Closing will have been, duly and validly authorized by all necessary corporate or other action on the part of the Target Company.

(d)               Binding Effect. This Agreement has been duly executed and delivered by the Target Company. This Agreement is a legal, valid and binding obligation of the Target Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e)               Non-Contravention. Assuming the receipt of the Required HSR Act Clearance and satisfaction of the other requirements set forth in Section 4.7, the execution, delivery and performance of this Agreement by the Target Company, and the consummation by the Target Company of the transactions contemplated hereby, do not and will not (with or without notice or passage of time or both) (i) violate or conflict with any provision of the Constituent Documents of the Target Company or the Transferred Subsidiary, (ii) violate or conflict with any Law, Government Order or Permit applicable to the Target Company or the Transferred Subsidiary or by which any property or asset of the Target Company or the Transferred Subsidiary is bound, (iii) conflict with, constitute a violation of or breach or default under or give any third-party any rights of termination, modification, loss, diminution of rights, acceleration or cancellation of or under

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any Specified Contract or (iv) result in the creation of any Encumbrance (other than Permitted Encumbrances) on any of the assets or properties of the Target Company or the Transferred Subsidiary or the Target Equity Interests, except in the case of clauses (ii) through (iv) of this Section 4.1(e), for any such conflicts, violations, breaches, defaults, terminations, modifications, losses, diminutions of rights, accelerations, cancellations or creations that would not reasonably be expected to, individually or in the aggregate, be material to the Target Company and the Transferred Subsidiary, taken as a whole, or prevent or materially impair the ability of the Target Company to consummate the transactions contemplated hereby.

Section 4.2            Capital Structure; Subsidiaries.

(a)               The authorized capital stock of the Target Company consists of (i) 800 shares of Class A Common Stock, par value $0.001 per share, and (ii) 1,000 shares of Class B Common Stock, par value $0.001 per share. The outstanding capital stock of the Target Company consists of 800 shares of Class A Common Stock, par value $0.001 per share, and 200 shares of Class B Common Stock, par value $0.001 per share, all of which is owned by Parent. Other than such outstanding capital stock, there are no shares of capital stock or other equity securities of the Target Company or securities convertible or exchangeable into or based upon such equity securities issued, reserved for issuance or outstanding. The Target Equity Interests have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or other similar right.

(b)               There are no preemptive rights or authorized, issued or outstanding options, warrants, rights of conversion, exchange or purchase, stock appreciation rights or other rights, obligations, agreements, arrangements or commitments of any kind relating to, obligating the Target Company to issue or to sell, convertible or exchangeable into or exercisable for, valued by reference to or giving any Person a right to subscribe for or acquire any Target Equity Interests or other securities of the Target Company. There are no contractual obligations of the Target Company to repurchase, redeem or otherwise acquire any Target Equity Interests. The Target Equity Interests are not subject to any Contracts (except for this Agreement), including with respect to the issuance, voting, sale or transfer of the Target Equity Interests. There are no accrued and unpaid dividends or distributions with respect to any Target Equity Interests.

(c)               The sole Transferred Subsidiary is Whinstone Security LLC. Section 4.2(c) of Target Company’s Disclosure Letter sets forth the jurisdiction of organization and authorized and issued and outstanding Equity Interests of the Transferred Subsidiary. The Target Company directly owns and has good and valid title to all the issued and outstanding Equity Interests of the Transferred Subsidiary free and clear of any Encumbrances (except for any restrictions on transfer arising under applicable securities Law and any restrictions arising pursuant to the Transaction Documents). The issued and outstanding Equity Interests of the Transferred Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or other similar right. There are no preemptive rights or authorized, issued or outstanding options, warrants, rights of conversion, exchange or purchase, profits interests or other rights, obligations, agreements, arrangements or commitments of any kind relating to, obligating the Target Company or the Transferred Subsidiary to issue or to sell, convertible or exchangeable into or exercisable for, valued by reference to or giving any Person a right to subscribe for or acquire any Equity Interests of the Transferred Subsidiary or other

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securities of the Transferred Subsidiary. There are no contractual obligations of the Transferred Subsidiary to repurchase, redeem or otherwise acquire any Equity Interests of the Transferred Subsidiary. The Target Company is not party to, and the Equity Interests of the Transferred Subsidiary are not subject to, any Contracts relating to the Equity Interests of the Transferred Subsidiary (except for this Agreement), including with respect to the issuance, voting, sale or transfer of the Equity Interests of the Transferred Subsidiary.

(d)               There are no Equity Interests or joint venture interests in any Person (other than the Transferred Subsidiary) owned, directly or indirectly, by the Target Company or the Transferred Subsidiary. There are no contractual obligations of the Target Company or the Transferred Subsidiary to provide funds to, or make any investment in, any other Person.

Section 4.3            Target Company Financial Statements.

(a)               Section 4.3(a) of Target Company’s Disclosure Letter sets forth true and complete copies of: (i)(A) the audited balance sheet of the Target Company as of December 31, 2019 and (B) the unaudited statement of profit and loss of the Target Company for the fiscal year ended December 31, 2019; and (ii)(A) the unaudited balance sheet of the Target Company (the “Latest Balance Sheet”) as of December 31, 2020 (the “Latest Balance Sheet Date”) and (B) the unaudited statement of profit and loss of the Target Company for the fiscal year ended December 31, 2020 (the financial statements described in the foregoing clauses (i) and (ii), collectively, the “Target Company Financial Statements”). Subject to such exceptions and qualifications as may be set forth in the notes in the Target Company Financial Statements, the Target Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and fairly present, in all material respects, in accordance with GAAP, the financial position and results of operations of the Target Company and the Transferred Subsidiary as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of the unaudited or interim Target Company Financial Statements, to normal year-end adjustments and the absence of footnotes.

(b)               The Target Company Financial Statements have been derived from and in accordance with the books of account (including the financial records) of the Target Company and the Transferred Subsidiary, and such books of account (including the financial records), since the Applicable Date, have been maintained in all material respects in accordance with commercially reasonable business practices and accurately and fairly reflect in all material respects the transactions of the Target Company and the Transferred Subsidiary. Since the Applicable Date, the Target Company and the Transferred Subsidiary have maintained internal accounting controls reasonably necessary to provide reasonable assurance that, in all material respects, (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as reasonably necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the Applicable Date, neither the Target Company nor the Transferred Subsidiary has changed its accounting policies, principles, methods or practices in any material respect.

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Section 4.4            No Undisclosed Liabilities; Indebtedness.

(a)               Except (i) as reflected or reserved against in the Target Company Financial Statements, (ii) for Liabilities incurred by the Target Company or the Transferred Subsidiary since the Latest Balance Sheet Date in the ordinary course of their respective businesses, (iii) for Liabilities that would not reasonably be expected to, individually or in the aggregate, be material to the Target Business, and (iv) for Liabilities expressly contemplated by the Transaction Documents, there are no Liabilities of the Target Company or the Transferred Subsidiary.

(b)               Section 4.4(b) of Target Company’s Disclosure Letter sets forth a true and complete list of each item of the Target Company Indebtedness as of the date hereof. Neither the Target Company nor the Transferred Subsidiary is in default and no payments are past due with respect to any Target Company Indebtedness, in each case, in any material respect.

Section 4.5            Absence of Changes.

(a)             The Target Company and the Transferred Subsidiary were formed on their respective Applicable Dates. None of the Target Company, the Transferred Subsidiary or the Target Business existed or had any business, assets, properties or operations prior to the Applicable Date.

(b)               Except as contemplated by the Transaction Documents, since March 9, 2020, (i) the Target Company and the Transferred Subsidiary have conducted and operated their respective businesses in the ordinary course in all material respects, (ii) there has not been any change, effect, development, condition, matter, event, fact, circumstance or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (iii) neither the Target Company nor the Transferred Subsidiary has taken or refrained from taking any COVID-19 Actions or any other actions required by or in response to COVID-19 or COVID-19 Measures or applied for, claimed or obtained any loan, relief or benefit made available under any COVID-19 Relief Law, in each case that is material to the Target Company and the Transferred Subsidiary, taken as a whole.

Section 4.6            No Litigation or Government Orders.

(a)              Since the Applicable Date, there has been no material Action pending or, to the Target Company’s Knowledge, threatened against, by or on behalf of the Target Company or the Transferred Subsidiary. There is no Action pending or, to Target Company’s Knowledge, threatened against the Target Company or the Transferred Subsidiary or any of their respective Affiliates that (a) if adversely determined, would reasonably be expected to materially and adversely affect the legality, validity or enforceability of this Agreement, (b) if adversely determined, would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair the ability of the Target Company to consummate the transactions contemplated by this Agreement, or (c) if adversely determined, would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(b)               Since the Applicable Date, there have been no unsatisfied or outstanding material Government Orders against or applicable to the Target Company or the Transferred Subsidiary or against or applicable to any of the properties, assets or businesses of the Target Company and the

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Transferred Subsidiary. None of the Target Company, the Transferred Subsidiary or any of their respective Affiliates is a party to or subject to the provisions of any Government Order that would, individually or in the aggregate, reasonably be expected to (i) materially and adversely affect the legality, validity or enforceability of this Agreement or (ii) prevent, materially delay or materially impair the ability of the Target Company to consummate the transactions contemplated by this Agreement.

Section 4.7            Governmental and Third-Party Approvals, Consents and Notices. Other than in connection with the Required HSR Act Clearance, neither the Target Company nor the Transferred Subsidiary is required to (i) obtain any authorization, waiver, consent or approval of, (ii) make any filing, report or registration with or (iii) give any notice to any Government Authority or any other Person in connection with or as a condition to the execution, delivery and performance of any of the Transaction Documents or the consummation of the transactions contemplated thereby, except as have not and would not reasonably be expected to, individually or in the aggregate, be material to the Target Company and the Transferred Subsidiary, taken as a whole, or prevent or materially impair the ability of the Target Company to consummate the transactions contemplated hereby.

Section 4.8            Taxes.

(a)               All income and other material Tax Returns that are required to be filed under applicable Laws on or before the Closing (taking into account any valid extensions of time in which to file) by the Target Company or the Transferred Subsidiary have been or will be timely filed on or before the Closing Date, and all such Tax Returns are complete and accurate in all material respects.

(b)               Each of the Target Company and the Transferred Subsidiary has timely paid all income and other material Taxes of the Target Company or Transferred Subsidiary, as applicable, for any Pre-Closing Period.

(c)              There is no audit, examination, investigation, action, proceeding or assessment pending or proposed or threatened in writing with respect to material Taxes for which the Target Company or the Transferred Subsidiary may be liable.

(d)               All material Taxes which the Target Company or the Transferred Subsidiary are required by Law to withhold or to collect for payment have been duly withheld and collected and have been timely paid to the appropriate Government Authority.

(e)               All material deficiencies asserted or assessments made in writing of the Target Company or the Transferred Subsidiary as a result of any audit, examination, investigation, action, proceeding or assessment have been paid in full or otherwise finally resolved.

(f)                No agreements, consents or waivers of any statute of limitations or extensions of time are in effect with respect to any material Taxes of the Target Company or the Transferred Subsidiary (other than automatic extensions of the due date for filing any Tax Return of the Target Company or the Transferred Subsidiary obtained in the ordinary course of the Target Company’s or the Transferred Subsidiary’s business), and no written request covering any such matter is outstanding.

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(g)             There are no Tax rulings, requests for rulings or closing agreements relating to Taxes for which the Target Company or the Transferred Subsidiary may be liable that could affect the Target Company’s or the Transferred Subsidiary’s liability for Taxes for any taxable period ending after the Closing Date.

(h)               Neither the Target Company nor the Transferred Subsidiary will be required to include or accelerate the recognition of any material item in income, or exclude or defer any material deduction or other Tax benefit, in each case in any taxable period (or portion thereof) after the Closing, as a result of any change in method of accounting, closing agreement, intercompany transaction, installment sale or the receipt of any prepaid amount, in each case prior to the Closing.

(i)                 Since the Applicable Date, neither the Target Company nor the Transferred Subsidiary has been informed in writing by any Government Authority that the Government Authority believes that the Target Company or the Transferred Subsidiary was required to file any Tax Return that was not filed.

(j)                 Since the Applicable Date, neither the Target Company nor the Transferred Subsidiary (i) has been a member of any Company Group other than each Company Group of which it is presently a member or (ii) has any liability for Taxes of any Person (other than the Target Company or the Transferred Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of Law), as a transferee or successor or by contract (other than ordinary course commercial agreements that do not primarily relate to Taxes).

(k)               There are no Encumbrances for material Taxes (other than Permitted Encumbrances) on any of the assets of the Target Company or the Transferred Subsidiary.

(l)                 Neither the Target Company nor the Transferred Subsidiary has been, since the Applicable Date, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(m)             Since the Applicable Date, neither the Target Company nor the Transferred Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) and, to the knowledge of the Target Company, with respect to each transaction in which the Target Company or the Transferred Subsidiary has participated that is a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1), such participation has been properly disclosed on IRS Form 8886 (Reportable Transaction Disclosure Statement) and on any corresponding form required under state, local or foreign Law.

(n)               Neither the Target Company nor the Transferred Subsidiary has or has ever had a permanent establishment in any country other than the United States.

(o)               There are no material Tax credits, grants or similar amounts that are or could be subject to clawback or recapture as a result of (i) the transactions contemplated by this Agreement or (ii) a failure by the Target Company or the Transferred Subsidiary to satisfy one or more requirements on which the credit, grant or similar amount is or was conditioned.

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(p)               The Target Company is treated as a corporation under Subchapter C of the Code for U.S. federal and applicable state income tax purposes. The Transferred Subsidiary is treated as an entity disregarded as separate from the Target Company for U.S. federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3 and applicable state income tax purposes.

Section 4.9            Employee Benefit Plans.

(a)               Section 4.9(a) of Target Company’s Disclosure Letter sets forth an accurate and complete list of each material Target Benefit Plan. For purposes of this Agreement, “Target Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA and any other employee benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing, whether or not tax-qualified, whether or not subject to ERISA, and whether or not funded, including any pension, retirement, bonus, profit-sharing, deferred compensation, incentive, performance award, phantom equity, stock or other equity or stock- or other equity-based, employment, change in control, retention, severance, separation, medical, health, life insurance, disability or other welfare benefit, vacation, paid time off, material fringe benefit or other benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, in each case, (i) which is sponsored or maintained by, contributed to or required to be contributed to, or with respect to which any potential Liability is borne by the Target Company or the Transferred Subsidiary or (ii) which covers one or more officers, employees or independent contractors (who are natural persons) of the Target Company or the Transferred Subsidiary. With respect to each Target Benefit Plan listed in Section 4.9(a) of Target Company’s Disclosure Letter, Target Company has made available to Purchaser, to the extent applicable, accurate and complete copies of (1) the plan document, including any amendments thereto, (2) a written description of such Target Benefit Plan if it is not set forth in a written document, (3) the two most recent annual reports on Form 5500 (including all schedules and attachments thereto) filed with the Department of Labor, (4) the most recently prepared financial statements or actuarial report, (5) the most recent summary plan description together with any summaries of all material modifications thereto, and (6) the most recent IRS determination or opinion letter.

(b)               Since the Applicable Date (i) each Target Benefit Plan has been established, administered and maintained in all material respects in accordance with its terms and is in compliance in all material respects with all applicable Laws, (ii) each Target Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code, and, to the Target Company’s Knowledge, nothing has occurred that would adversely affect the qualification or tax exemption of any such Target Benefit Plan, and (iii) to the Target Company’s Knowledge, neither the Target Company nor the Transferred Subsidiary has engaged in a transaction with respect to any Target Benefit Plan that would reasonably be expected to subject the Target Company or the Transferred Subsidiary or any Target Benefit Plan to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which could be material. There is no pending or, to the Target Company’s Knowledge, threatened material litigation relating to any Target Benefit Plan, its related assets or trusts, or any fiduciary, administrator or sponsor thereof (other than routine claims for benefits), nor, to the Target Company’s Knowledge, is there any reasonable basis for any such litigation.

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(c)               Neither the Target Company nor the Transferred Subsidiary, nor any ERISA Affiliate or any of their respective predecessors, maintains, sponsors, contributes to, or has an obligation to contribute to or any other Liability, or has in the last six (6) years, maintained, sponsored, contributed to, or had an obligation to contribute to or any other Liability, under or with respect to: (i) a plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA; (ii) a “multiemployer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA; (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210(a) of ERISA; or (iv) a multiple employer welfare arrangement (as defined in Section 3(40)(A) of ERISA).

(d)               Except as required by Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law, no Target Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any director, officer, employee or independent contractor (who is a natural person) of the Target Company or the Transferred Subsidiary. Neither the Target Company nor the Transferred Subsidiary nor any ERISA Affiliate has any Liability on account of a material violation of the Affordable Care Act.

(e)               Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement, either alone or together with another event, will or could reasonably be expected to (i) entitle any current or former director, officer, employee or independent contractor (who is a natural person) of the Target Company or the Transferred Subsidiary to severance pay, any other payment or benefit, any cancellation of indebtedness or any increase in compensation (other than as required by Law) or (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such individual. No Person is entitled to any gross-up, make-whole, or other additional payment by the Target Company or the Transferred Subsidiary in respect of any Tax or interest or penalty related thereto under Section 409A of the Code, Section 4999 of the Code, or otherwise.

(f)                No amount paid or payable (whether in cash, in property or in the form of benefits) by the Target Company or the Transferred Subsidiary in connection with any of the transactions contemplated by this Agreement (either alone or in conjunction with any other event) will be, or could reasonably be expected to result in, an “excess parachute payment” within the meaning of Section 280G of the Code.

Section 4.10        Labor Matters.

(a)               Neither the Target Company nor the Transferred Subsidiary is or has been a party to, is or has been bound by, is or has been negotiating or, to the Target Company’s Knowledge, has been asked to negotiate any labor agreements, works council agreements, union Contracts or collective bargaining agreements. To the Target Company’s Knowledge, there is not currently, nor has there ever been, any organized effort by any labor union to organize any employees of the Target Company or the Transferred Subsidiary into one or more collective bargaining unions.

(b)               Neither the Target Company nor the Transferred Subsidiary is, or in the three years prior to the date of this Agreement has been, a party to, and neither of them are affected by or threatened with, any dispute or controversy with a labor union or with respect to unionization or collective bargaining involving any of their current or former employees, including, without limitation any actual or threatened in writing, strike, lockout, walkout, work stoppage, slowdown,

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picketing, boycott, or other dispute involving union or other labor organization or with respect to unionization or collective bargaining.

(c)               Each of the Target Company and the Transferred Subsidiary is in material compliance with all applicable Laws which relate to labor, employment and employment practices, terms and conditions of employment, wages, hours, wage payment, classification of employees and other service providers, record keeping, fair employment practices, workers’ compensation, withholding of Taxes, discrimination in employment, harassment, disability rights or benefits, immigration (including applicable Form I-9 Laws), reasonable accommodations, employee leave issues, unemployment insurance, and occupational safety and health, and are not liable for any arrears of wages or any Taxes or penalties for failure to comply with the foregoing. There is no pending or, to the Target Company’s Knowledge, threatened claim or investigation in respect of any such applicable Laws.

(d)               Each Business Employee is employed at will and may terminate his or her employment or be terminated from such employment at any time for any or no reason with or without prior notice.

(e)               There is no pending or, to the Target Company’s Knowledge, threatened claim or litigation against the Target Company or the Transferred Subsidiary with respect to allegations of sexual harassment, sexual misconduct or a hostile work environment, and, since the Applicable Date, (i) there have been no reported internal or external complaints accusing any current officer or management-level employee of the Target Company or the Transferred Subsidiary of sexual harassment, sexual misconduct or creating a hostile work environment, and (ii) there has been no settlement of, or payment arising out of or related to, any litigation with respect to sexual harassment, sexual misconduct or a hostile work environment against the Target Company or the Transferred Subsidiary.

Section 4.11        No Violation of Law; Regulatory Matters; Required Licenses and Permits(a).

(a)               Since the Applicable Date, each of the Target Company and the Transferred Subsidiary has been in compliance in all material respects with (i) all applicable Laws and (ii) all Government Orders against or applicable to the Target Company or the Transferred Subsidiary or their respective properties, assets or businesses. Since the Applicable Date, neither the Target Company nor the Transferred Subsidiary has received any notice (in writing or, to the Target Company’s Knowledge, otherwise) alleging that the Target Company or the Transferred Subsidiary is not in compliance in any material respect with any Law or Government Order.

(b)               Neither the Target Company nor the Transferred Subsidiary (i) receives or obtains actual or constructive possession or control of money, funds, virtual currency or digital assets, stored or prepaid value or other form value that substitutes for money for the purpose of transmitting the same on behalf of any third-party to another third-party or location, including by possessing or controlling private cryptographic keys or any portions thereof associated with virtual currency or digital assets of any third-party, (ii) executes orders for any third-party for the purposes identified in the foregoing clause (i), (iii) advertises, solicits or holds itself out as providing any form of money services or transmission business or virtual currency business or (iv) acts as the

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agent of any third-party for the purpose of performing any of the activities described in the foregoing clauses (i), (ii) or (iii).

(c)               Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Applicable Date, neither the Target Company nor the Transferred Subsidiary nor any of their respective Representatives (acting in their capacities as such) has violated or taken any material act in furtherance of violating the Anti-Money Laundering Laws.

(d)               Neither the Target Company nor the Transferred Subsidiary is subject to regulation as a “public utility,” “utility,” “electric utility,” “retail electric provider” or “transmission and distribution utility” under PURA.

(e)               Solely to the extent the Target Company or the Transferred Subsidiary has applied for, claimed or obtained any loan, relief or benefit made available under any COVID-19 Relief Law, the Target Company and the Transferred Subsidiary (i) have in all material respects filed or submitted to the applicable Government Authority all forms, certifications and other required documents in connection with such loan, relief or benefit (including any applications for loan forgiveness), (ii) have in all material respects completed all forms, certifications and other documents in connection with such loan, relief or benefit truthfully, accurately and completely (including by reflecting the use of all of the proceeds of any such loan) and (iii) have not received, to the Target Company’s Knowledge, any written communication from any Government Authority that any such forms, certifications and other documents were or are considered or potentially would be considered fraudulent, misleading or materially inaccurate or incomplete.

(f)                Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Target Company and the Transferred Subsidiary and each of their respective Representatives (acting in their capacities as such) are, and have been, in compliance with the Export and Sanctions Regulations, (ii) neither the Target Company nor the Transferred Subsidiary nor any of their respective Representatives (acting in their capacities as such) has (A) been organized, operated or resided in or (B) engaged, directly or indirectly, in any dealings or transactions in Cuba, Iran, North Korea, Sudan (prior to October 12, 2017), Syria, the Crimea region of Ukraine or any country or territory that (or with any Person who) is or was the subject of sanctions at the time of the dealings or transactions, and (iii) neither the Target Company nor the Transferred Subsidiary nor any of their respective Representatives (acting in their capacities as such) is involved in any Action, or has received a written request for information or any other form of communication from any Government Authority, or has had any judgments imposed (or threatened to be imposed) upon the Target Company or the Transferred Subsidiary by or before a Government Authority, in each case in connection with any actual or alleged material violation of any Export and Sanctions Regulations.

(g)               Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) none of the Target Company nor the Transferred Subsidiary nor any of their respective Representatives (acting in their capacities as such) has, directly or indirectly, taken any action, or engaged in any activity, practice or conduct, that would or would reasonably be expected to result in a material violation by the Target Company or the Transferred Subsidiary or any of their respective Representatives (acting in their capacities

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as such) of the FCPA or any other similar Law regarding anti-corruption, (ii) without limiting the generality of the foregoing, none of the Target Company, the Transferred Subsidiary or any of their respective Representatives (acting in their capacities as such) has, directly or indirectly, (A) used any corporate funds of the Target Company or the Transferred Subsidiary for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) authorized, offered, promised or made any unlawful payment to any foreign or domestic governmental officials or (C) made or taken any action in furtherance of any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions for the Target Company or the Transferred Subsidiary, in the case of the foregoing clauses (A), (B) and (C) which would or would reasonably be expected to result in a violation of the FCPA or any other similar Laws regarding anti-corruption, (iii) there are no pending or, to the Target Company’s Knowledge, threatened Actions against the Target Company or the Transferred Subsidiary or any of their respective Representatives (acting in their capacities as such) with respect to the FCPA or any other similar Law regarding anti-corruption, (iv) there are no conditions or circumstances pertaining to the Target Company’s or the Transferred Subsidiaries’ or their respective Representatives’ (acting in their capacities as such) activities, business or operations that would reasonably be expected to give rise to any future Actions under the FCPA or any other similar Law regarding anti-corruption.

(h)               Section 4.11(h) of Target Company’s Disclosure Letter sets forth a true and complete list of all Permits owned, held or possessed by the Target Company and the Transferred Subsidiary. All Permits owned, held or possessed by the Target Company and the Transferred Subsidiary are valid and in full force and effect in all material respects. Since the Applicable Date, the Target Company and the Transferred Subsidiary have owned, held or possessed all Permits necessary for the conduct of the Target Business and the Target Business has been conducted in compliance in all material respects with all Permits owned, held or possessed by the Target Company and the Transferred Subsidiary. Since the Applicable Date, to the Target Company’s Knowledge, neither the Target Company nor the Transferred Subsidiary has received any written notice alleging that the Target Company or the Transferred Subsidiary is not in compliance in any material respect with any terms or requirements of any Permit or regarding the potential revocation, withdrawal, suspension, cancellation, termination or modification of any Permit. Since the Applicable Date, neither the Target Company nor the Transferred Subsidiary has failed to obtain or receive any Permit that would reasonably be expected to, individually or in the aggregate, be material to the Target Company and the Transferred Subsidiary, taken as a whole.

Section 4.12        Real Property.

(a)               Neither the Target Company nor the Transferred Subsidiary owns or, since the Applicable Date, has owned any interest in any real property (including any real property subject to a right of perpetual usufruct).

(b)               Section 4.12(b) of Target Company’s Disclosure Letter sets forth a true and complete list of all real property in which the Target Company or the Transferred Subsidiary holds a leasehold or subleasehold interest (the “Leased Real Property”). None of the Real Property Leases has been modified by the Target Company in any material respect, except to the extent that such modifications are disclosed by the copies made available to Purchaser. The title in and to the

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leasehold or subleasehold interests in or valid rights to occupy, use or benefit from the Leased Real Property of each of the Target Company and the Transferred Subsidiary is good and valid and free and clear of any Encumbrances, except for Permitted Encumbrances and except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to the Target Company and the Transferred Subsidiary, taken as a whole. The Target Company or the Transferred Subsidiary holds valid and existing leasehold or subleasehold interests in, and enjoys peaceful and undisturbed possession of, the Leased Real Property thereunder for the term of the applicable Real Property Lease. There is no pledge or security interest granted in any of the Real Property Leases (other than Permitted Encumbrances). There are no leases, subleases, licenses, occupancy agreements or other agreements (other than the Real Property Leases) by, through or under the Target Company or the Transferred Subsidiary or, to the Target Company’s Knowledge, otherwise granting to any other Person the right of use or occupancy of any Leased Real Property. Other than the Target Company and the Transferred Subsidiary, to Target Company’s Knowledge, there are no other Persons in possession of any Leased Real Property. To the extent they exist, true and complete copies of the most recent title policies, commitments and title reports, surveys, appraisals, zoning reports, subordination, non-disturbance and attornment agreements, and estoppels with respect to the Leased Real Property in the possession of the Target Company, the Transferred Subsidiary or Parent have been made available to Purchaser prior to the date hereof.

(c)               The Leased Real Property constitutes all of the real property used in the conduct of the Target Business as it is currently conducted. The buildings, structures, facilities, and improvements on the Leased Real Property are in good operating condition and repair (ordinary wear and tear excepted). To the Target Company’s knowledge, there exist no structural or other material defects or damages in or to any Leased Real Property, whether latent or otherwise, and neither the Target Company nor the Transferred Subsidiary has received any written notice from any insurance company or bonding company of any defects or inadequacies in any Leased Real Property, or any part thereof, that would adversely affect the insurability thereof or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. Except as would not reasonably be expected, individually or in the aggregate, to materially impair the operations of the Target Business, all Leased Real Property has access, sufficient for the conduct of the Target Business as currently conducted and conducted since the Applicable Date, to public roads and to all utilities used in the current operation of the Target Business at that location. None of the buildings, structures, improvements or appurtenances on any Leased Real Property are located outside of the boundary lines of the Leased Real Property, contravenes any setback requirement, zoning ordinance, restrictive covenant or other administrative regulation (whether or not permitted because of prior non-conforming use), encroaches on any easement or other encumbrance which may burden the Leased Real Property or violates any provision of any Law, except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to the Target Company and the Transferred Subsidiary, taken as a whole. No part of any Leased Real Property is subject to any building or use restrictions that would materially restrict or prevent the use and operation of such Leased Real Property and currently being used and operated. No Government Authority having jurisdiction over any Leased Real Property has issued in writing or, to the Target Company’s Knowledge, threatened to issue any notice, Government Order or Action that would reasonably be expected to adversely affect the use or operation of any Leased Real Property or would reasonably be expected to require any material repairs, alterations, additions or improvements thereto, or payment or deduction of any money, fee, exaction or property.

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(d)             No part of any Leased Real Property is subject to any building or use restrictions that would restrict or prevent the use and operation of such real property as is being currently used and operated and has been used and operated since the Applicable Date. All Leased Real Property is, in all material aspects, properly and duly zoned for its current use. No Government Authority having jurisdiction over any Leased Real Property has issued in writing or, to the Target Company’s Knowledge, threatened to issue any notice, Government Order or Action that would reasonably be expected to adversely affect the use or operation of any Leased Real Property or would reasonably be expected to require any material repairs or alterations or additions or improvements thereto, or payment or deduction of any money, fee, exaction or property.

(e)               There is not any actual or pending or, to the Target Company’s Knowledge, threatened imposition against the Target Company of any assessments for public improvements with respect to any Leased Real Property that would be material to the Target Business and, to the Target Company’s Knowledge, no such improvements have been constructed or planned that would be paid for by means of assessments upon any Leased Real Property. There does not exist any actual or, to the Target Company’s Knowledge, threatened condemnation or eminent domain proceeding that would adversely affects any Leased Real Property or any part thereof.

(f)                Neither of the Target Company nor the Transferred Subsidiary owns or holds, or is obligated under or party to, any option, right of first offer, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real property or any portion thereof or interest therein, and there does not exist any unfulfilled material obligation on the part of either of the Target Company or the Transferred Subsidiary to dedicate or grant any easements, licenses, use agreements or similar rights over any portion of any Leased Real Property to any Person.

Section 4.13        Intellectual Property.

(a)               Section 4.13(a) of Target Company’s Disclosure Letter contains a list, as of the date hereof, of all Registered Intellectual Property owned or purported to be owned by the Target Company and the Transferred Subsidiary, indicating for each item of such Registered Intellectual Property the registration or application number and the applicable filing jurisdiction. The Target Company or the Transferred Subsidiary, as applicable, exclusively owns all material Intellectual Property owned by or purported to be owned by the Target Company or the Transferred Subsidiary (“Owned Intellectual Property”), free and clear of any Encumbrance (other than Permitted Encumbrances). The Target Company and the Transferred Subsidiary own or have a valid right to use in the manner currently used all material Intellectual Property used in the conduct of the Target Business.

(b)               The Target Company and the Transferred Subsidiary have not, since the Applicable Date, infringed, misappropriated or otherwise violated the Intellectual Property of any third-party and the operation of the businesses of the Target Company and the Transferred Subsidiary as currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property of any third-party. No Person has since the Applicable Date asserted in a writing received by the Target Company that the Target Company or the Transferred Subsidiary have infringed, misappropriated or otherwise violated the Intellectual Property of any third-party. To the Target Company’s Knowledge, no third-party has since the Applicable Date infringed, violated or misappropriated any Owned Intellectual Property.

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(c)               Since the Applicable Date, the Target Company and the Transferred Subsidiary have taken commercially reasonable measures to protect the confidential nature of any Trade Secrets owned or used by the Target Company or the Transferred Subsidiary, respectively. To the Target Company’s Knowledge, since the Applicable Date, no unauthorized disclosure of any Trade Secret has been made.

(d)               No funding, facilities, personnel or other resources of any Government Authority or any academic institution were used, directly or indirectly, to develop or create, in whole or in part, any Owned Intellectual Property.

Section 4.14        Information Security; Data Privacy.

(a)             The Target Company and the Transferred Subsidiary have established a commercially reasonable Information Security Program that is appropriate to the nature of the Personal Data Processed by the Target Company or the Transferred Subsidiary, and that is appropriately implemented and maintained, and, since the Applicable Date, there have been no material violations of the Information Security Program. The Target Company and the Transferred Subsidiary have assessed and tested their Information Security Program in a manner that is commercially reasonable, and have remediated all critical, high and medium risks and vulnerabilities that were identified as part of such assessments. The Information Security Program is compliant with Privacy Requirements in all material respects. The Company IT Systems are in good working condition, do not contain any material Malicious Code or defect, and operate and perform as necessary to conduct the Target Business. All Company Data will continue to be available for Processing by the Target Company and the Transferred Subsidiary following the Closing on substantially the same terms and conditions as existed immediately before the Closing.

(b)               The Target Company and the Transferred Subsidiary comply and have complied since the Applicable Date with Company Privacy Policies and the Privacy Requirements in all material respects. To the extent required by Privacy Requirements or Company Privacy Policies. (i) Personal Data is Processed by the Target Company or the Transferred Subsidiary in an encrypted manner, and (ii) Personal Data is securely deleted or destroyed by the Target Company or the Transferred Subsidiary. The Target Company and the Transferred Subsidiary have not sold (as defined by the California Consumer Privacy Act of 2018), and do not sell, any Personal Data to any third parties. Neither the execution, delivery nor performance of this Agreement or any other Transaction Document, nor the consummation of any of the transactions contemplated hereby or thereby, violate any Privacy Requirements or Company Privacy Policies, except for as would not reasonably be expected to be material to the Target Company or the Transferred Subsidiary. Where the Target Company or the Transferred Subsidiary uses a Data Processor to Process Personal Data, the Data Processor has provided guarantees, warranties or covenants to Process such Personal Data in accordance with confidentiality and security measures sufficient for the Target Company’s and the Transferred Subsidiary’s compliance with Privacy Requirements in all material respects.

(c)               Neither the Target Company, the Transferred Subsidiary nor, to the Target Company’s Knowledge, any of their Data Processors, have, since the Applicable Date, suffered a Security Incident, been required to notify any Person or Government Authority of any Security Incident or been materially adversely affected by any Malicious Code, ransomware or malware

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attacks, or by any denial-of-service attacks on any Company IT Systems. Since the Applicable Date, neither the Target Company nor the Transferred Subsidiary, nor any third-party acting at the direction or authorization of the Target Company or the Transferred Subsidiary, has paid any perpetrator of any actual or threatened Security Incident or cyber-attack, including ransomware attack or denial-of-service attack. Neither the Target Company nor the Transferred Subsidiary has received a written notice (including any enforcement notice), letter, or complaint from a Government Authority or any Person alleging noncompliance or potential noncompliance with any Privacy Requirements or Company Privacy Policies and has not been subject to any Action relating to noncompliance or potential noncompliance with Privacy Requirements or the Target Company’s or the Transferred Subsidiary’s Processing of Personal Data. Neither the Target Company nor the Transferred Subsidiary is in breach or default of any Contracts relating to the Company IT Systems or to Company Data in a manner that has resulted in or is reasonably likely to result in material liability to the Target Company and the Transferred Subsidiary, as a whole. Neither the Target Company nor the Transferred Subsidiary transfers Personal Data internationally, except where such transfers comply with Privacy Requirements and Company Privacy Policies.

Section 4.15        Specified Contracts.

(a)               Section 4.15(a) of Target Company’s Disclosure Letter lists, as of the date hereof, each of the following Contracts to which the Target Company or the Transferred Subsidiary is a party or is otherwise bound (other than the Transaction Documents, collectively, the “Specified Contracts”):

(i)             Customers. Any Contract with a customer of the Target Company or the Transferred Subsidiary or otherwise involving the provision of goods or services by the Target Company or the Transferred Subsidiary, including hosting, colocation or cryptocurrency mining services, during the fiscal year ended December 31, 2020 or thereafter;

(ii)            Mining Pools. Any Contract providing for cryptocurrency mining pool arrangements;

(iii)           Digital Asset Exchanges. Any Contract with a digital asset exchange or over-the-counter desk;

(iv)            Future Payment Obligations. Any Contract (or group of related Contracts or group of Contracts with the same counterparty or related counterparties) involving, or reasonably expected to involve, the payment by the Target Company or the Transferred Subsidiary of (A) more than $250,000 in any 12-month period or (B) more than $400,000 in the aggregate;

(v)             Energy. Any Contract providing for or relating to the purchase, sale, transmission, distribution or management of power or energy, including any retail and wholesale supply, offtake, and demand response agreements, interconnection, transmission service, distribution facility extension and shared facility agreements and management, consulting, advisory and brokerage agreements;

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(vi)             Capital Expenditures. Any Contract (or group of Contracts relating to the same project or subject matter) providing for or requiring any capital expenditure in excess of $500,000;

(vii)          Government Authorities. Any Contract with any Government Authority;

(viii)        Restrictive Covenants. Any Contract containing covenants materially limiting the freedom of the Target Company or the Transferred Subsidiary or any of their respective Affiliates to compete, engage or operate in any line of business or geographical area or which otherwise contains material prohibitions against solicitation of customers, employees or other Persons;

(ix             Exclusivity. Any Contract pursuant to which the Target Company or the Transferred Subsidiary has agreed to purchase or sell goods or services exclusively from or to any Person (or group of Persons) or granted “most favored nation” pricing provisions;

(x)             Licenses. Any Contract containing (A) any inbound licenses of material Intellectual Property to the Target Company or the Transferred Subsidiary (except for shrink-wrap or commercial off-the-shelf software licenses for which the aggregate fees payable by the Target Company or the Transferred Subsidiary in any 12-month period do not exceed $50,000) and (B) any outbound licenses of material Owned Intellectual Property (except for agreements with customers, suppliers or third-party contractors entered into in the ordinary course of business);

(xi)             Indebtedness. Any Contract (A) for or relating to any Target Company Indebtedness in excess of $100,000, (B) under which the Target Company or the Transferred Subsidiary has made advances or loans to any other Person in excess of $100,000, (C) for a capital lease determined in accordance with GAAP (whether they have been or should be so determined) or a sale-leaseback transaction or (D) containing any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks;

(xii)         Acquisitions and Dispositions. Any Contract contemplating or relating to the acquisition or disposition (whether by merger, sale of stock, sale of assets or otherwise) of any Person, Equity Interests, lines of business or material assets of any Person;

(xiii)        Joint Ventures. Any partnership, strategic alliance or joint venture agreement;

(xiv)       Real Property Leases. Any leases, subleases, licenses, concessions and other Contracts granting the Target Company or the Transferred Subsidiary, as applicable, the right of use or occupancy of the Leased Real Property (collectively, the “Real Property Leases”); and

(xv)          Related Party Contract. Any Contract between (A) on the one hand, Parent or any of its Affiliates (excluding the Target Company and the Transferred Subsidiary) or any of its or their respective Representatives (excluding the Target Company and the

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Transferred Subsidiary) and (B) on the other hand, the Target Company or the Transferred Subsidiary (collectively, the “Related Party Contracts”).

(b)               All provisions material to each Specified Contract are in full force and effect. Each Specified Contract is a legal, valid and binding obligation of, and is an enforceable obligation against, the Target Company or the Transferred Subsidiary that is a party thereto and, to Target Company’s Knowledge, each other party thereto (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law)). Neither the Target Company nor the Transferred Subsidiary or, to the Target Company’s Knowledge, any other party to a Specified Contract is in breach of a Specified Contract in any material respect. As of the date hereof, neither the Target Company nor the Transferred Subsidiary has received or given notice in writing of its intent to terminate, or accelerate the performance of, modify, amend or otherwise materially alter the terms and conditions of any Specified Contract or has received any claim in writing of material breach or default under any Specified Contract. True and complete copies of the Specified Contracts have been made available to Purchaser prior to the date hereof.

Section 4.16        Assets. The Target Company and the Transferred Subsidiary have good and valid title to, or a valid leasehold or license interest in, all material properties and assets (other than Intellectual Property) owned, leased or licensed by them, including all material properties and assets (other than Intellectual Property) reflected in the Latest Balance Sheet (other than those disposed of since the Latest Balance Sheet Date in the ordinary course of business), free and clear of all Encumbrances other than Permitted Encumbrances. The assets and properties owned, leased or licensed by the Target Company or the Transferred Subsidiary constitute all of the tangible and intangible assets, rights, interests and other properties necessary and sufficient to operate the Target Business as presently conducted. The equipment owned or leased by the Target Company or the Transferred Subsidiary is in all material respects in good operating condition and repair (except for wear and tear in the ordinary course), and is usable in the ordinary course for the purposes to which it is being put, and none of such equipment is in need of maintenance or repairs other than ordinary, routine maintenance conducted in the ordinary course of business.

Section 4.17        Insurance. Section 4.17 of Target Company’s Disclosure Letter sets forth a true and complete list of each Target Insurance Policy, specifying the insurer and type of insurance, which Target Insurance Policies are reasonably adequate and customary for the type and scope of the business, properties and assets of the Target Company and the Transferred Subsidiary as currently conducted. All of the Target Insurance Policies are in full force and effect and, since the Applicable Date, all insurance premiums due thereon have been paid in full when due, except as would not be material to the Target Business. Since the Applicable Date, neither the Target Company nor the Transferred Subsidiary has received in writing any notice of a material premium increase with respect to any such Target Insurance Policy, or notice in writing of cancellation or termination or denial of coverage with respect to any such policy, except to the extent such policy has expired and been replaced in a timely fashion in the ordinary course of business. There are no material outstanding claims related to the Target Business under any Target Insurance Policy or

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material default by the Target Company or the Transferred Subsidiary with respect to the provisions in any Target Insurance Policy.

Section 4.18        Environmental Matters. (a) The Target Company and the Transferred Subsidiary are and have been in compliance in all material respects with Environmental Laws; (b) the Target Company and the Transferred Subsidiary hold all Environmental Permits that are necessary to own, lease or operate their properties and assets and to conduct the Target Business as presently operated, the Target Company and the Transferred Subsidiary are and have been in compliance in all material respects with all such Environmental Permits, such Environmental Permits are in full force and effect and there are no Actions pending or, to the Target Company’s Knowledge, threatened that seek any material adverse revocation, cancellation, suspension or modification thereof; (c) none of Parent, the Target Company or the Transferred Subsidiary has received any written notice, demand, request for information, order or claim that alleges that the Target Company or the Transferred Subsidiary is not or was not in material compliance with any Environmental Law or is or was subject to material liability under any Environmental Law; (d) there are no Actions pending or, to the Target Company’s Knowledge, threatened against the Target Company or the Transferred Subsidiary relating to compliance with or any liability or obligation under any Environmental Law or to the investigation or cleanup of any Hazardous Substance; (e) there has been no Release of any Hazardous Substance on, at, under, upon, to or from any property currently or formerly owned, leased or otherwise used by the Target Company or the Transferred Subsidiary which could reasonably be expected to result in material liability to the Target Company or the Transferred Subsidiary; (f) the Target Company and the Transferred Subsidiary do not have any material liability for Hazardous Substance disposal or contamination on any third-party property; (g) neither the Target Company nor the Transferred Subsidiary has assumed or provided any material indemnity against any liability of any other Person under any Environmental Laws; and (h) true and complete copies of all material environmental site assessments, compliance audits, notices of violation, orders and other material environmental reports or correspondence in the possession, custody or control of Parent, the Target Company or the Transferred Subsidiary or any of their respective Affiliates that relate to the Target Company, the Transferred Subsidiary, the Target Business or any property currently or formerly owned, leased or otherwise used by the Target Company, the Transferred Subsidiary or the Target Business have been made available to Purchaser prior to the date hereof.

Section 4.19        Cryptocurrency Activities.

(a)               Neither the Target Company nor the Transferred Subsidiary owns or has any ability to access, either for their own accounts or on behalf of any customer, any (i) cash held in cryptocurrency wallets or similar mediums of custody for cryptocurrencies and other tokens and digital assets or exchange accounts or (ii) cryptocurrencies, tokens, digital assets and analogous asset equivalents, in each case in all material respects.

(b)               Since the Applicable Date, neither the Target Company nor the Transferred Subsidiary have (i) operated any mining computers or otherwise conducted any mining activities for any form of token, digital asset, cryptocurrency, blockchain-based asset or analogous product, either for its own account or on behalf of any other Person, (ii) participated in any mining pools or similar arrangements for any form of token, digital asset, cryptocurrency, blockchain-based asset

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or analogous product or (iii) received any cryptocurrencies, tokens, digital assets and analogous asset equivalents.

(c)               Since the Applicable Date, to the Target Company’s Knowledge, none of the Target Company’s or the Transferred Subsidiary’s facilities or services is used or has been used for the mining of any of token, digital asset, cryptocurrency, blockchain-based asset or analogous financial product other than bitcoin.

(d)               Since the Applicable Date, neither the Target Company nor the Transferred Subsidiary has created, allotted, listed, offered or distributed in any form or method of capital raising or fundraising any form of token, digital asset, cryptocurrency, blockchain-based asset or analogous financial product.

Section 4.20        Customers. Section 4.20 of Target Company’s Disclosure Letter sets forth a true and complete list of all of the customers of the Target Company and the Transferred Subsidiary and other Persons from which they derive revenues since January 1, 2020 (collectively, the “Customers”). As of the date hereof, to the Target Company’s Knowledge, no Customer has provided any notice of its intention to (i) terminate its business relationship with the Target Company or the Transferred Subsidiary or (ii) alter its business relationship with the Target Company or the Transferred Subsidiary.

Section 4.21        Accounts Receivable; Accounts Payable.

(a)               All accounts receivable of the Target Company and the Transferred Subsidiary (i) represent bona fide transactions of the Target Company and the Transferred Subsidiary that arose in the ordinary course of business, (ii) are not subject to valid setoffs or counterclaims and (iii) are, to the Target Company’s Knowledge, current and collectible in the ordinary course of business, except to the extent of reserves or reflected in the Target Company Financial Statements. No Person has any Encumbrance (other than Permitted Encumbrances) on any account receivable of the Target Company or the Transferred Subsidiary and, except in the ordinary course of business, no request or agreement for deduction or discount has been made with respect to any account receivable of the Target Company or the Transferred Subsidiary. The Target Company and the Transferred Subsidiary have not received written notice from any Customer that such Customer does not intend to pay any account receivable due and payable pursuant to the applicable Contract.

(b)               All accounts payable of the Target Company and the Transferred Subsidiary have arisen in the ordinary course of business.

Section 4.22        Bank Accounts. Section 4.22 of Target Company’s Disclosure Letter set forth a list of Persons authorized to draw on the bank account of the Target Company or the Transferred Subsidiary or having signatory power or access thereto.

Section 4.23        Relationships with Related Persons. Neither the Target Company nor the Transferred Subsidiary is a party to or bound by any Related Party Contract. As of the date hereof, none of Parent or any of its Affiliates (other than the Target Company and the Transferred Subsidiary) or any of their respective officers (a) has a direct interest in any tangible or intangible asset, property, right or interest necessary for, or used in, the operation of the Target Business (for the

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avoidance of doubt, other than Parent’s ownership of the Target Equity Interests) or (b) has a material interest in any Person set forth on Section 4.23(b) of Target Company’s Disclosure Letter.

Section 4.24        Finder’s Fees; Brokerage. Neither the Target Company nor the Transferred Subsidiary has employed or has any understanding with any broker, finder or investment bank, has incurred or will incur any obligation or Liability for any brokerage fees, commissions or finders fees, or has provided, promised or will provide or promise any payment or other incentive to any Person, in each case in connection with any of the Transaction Documents or the transactions contemplated thereby.

Section 4.25        No Other Representations or Warranties. Except for the representations and warranties contained in Article III and this Article IV (as qualified by the applicable items disclosed in Parent’s Disclosure Letter and Target Company’s Disclosure Letter), the Shareholder Agreement and any certificate delivered hereto or thereto, none of Parent, the Target Company, any of their respective Affiliates or Representatives or any other Person makes any express or implied representation or warranty on behalf of Parent, the Target Company or their respective Affiliates, and Parent and the Target Company hereby disclaim any other representations or warranties, with respect to the subject matter of this Agreement. Furthermore, without limiting the foregoing sentence, except for the representations and warranties contained in Article III and this Article IV (as qualified by Parent’s Disclosure Letter and Target Company’s Disclosure Letter), the Shareholder Agreement and any certificate delivered hereto or thereto, Parent and the Target Company do not give or make any warranty or representation as to (and shall have no indemnification obligation or, in the absence of Fraud, other liabilities in respect of) the accuracy or reasonableness of any forecasts, estimates, projections, statements of intent or statements of opinion provided to Purchaser, any of its Affiliates, or any of their respective Representatives on or prior to the date of this Agreement in connection with this Agreement, including in any “Confidential Information Presentation” relating to Parent or the Target Business, any management presentations, and any other information made available in the Virtual Data Room. Purchaser acknowledges and agrees that, except for the representations and warranties contained in Article III and this Article IV (as qualified by Parent’s Disclosure Letter and Target Company’s Disclosure Letter), the Shareholder Agreement and any certificate delivered hereto or thereto, none of Parent, the Target Company or any of their respective Affiliates is making any representation or warranty regarding any documents, projections, forecasts, statement or other information made, communicated or furnished (orally, in writing, in the Virtual Data Room, in management presentations (including any questions posed and answers given and any related discussions, whether formal or informal) or otherwise) to Purchaser, any of its Affiliates, or any of their respective Representatives (including any opinion, information, projection or advice that may have been or may be provided to such Person by any Representatives of Parent, the Target Company or any of their respective Affiliates), in connection with this Agreement.

Article V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in Purchaser’s Disclosure Letter or as set forth in any Purchaser Reports (excluding, in each Purchaser Report, any disclosures contained therein under the captions “Risk Factors” or “Forward-Looking Statements” and any other disclosures contained therein that are predictive, cautionary or forward-looking in nature, in each case other than any specific factual

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information contained therein, which shall not be excluded) filed prior to the date of this Agreement (excluding any amendments or supplements filed after the date hereof), Purchaser represents and warrants to Parent, as of the date hereof and as of the Closing Date (except to the extent any such representation and warranty is expressly made as of a specific date, in which case Purchaser hereby makes to Parent such representation and warranty only as of such date), as follows:

Section 5.1            Organization, Authorization, Enforceability, Non-Contravention.

(a)               Organization. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate or other organizational power to own, lease or operate the properties and assets owned, operated or leased by it and to conduct its business as presently conducted. Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character or location of its owned, operated or leased properties and assets makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

(b)               Corporate Authorization. Purchaser has full corporate power and authority to execute and deliver each of the Transaction Documents and each certificate and other instrument required to be executed and delivered by Purchaser pursuant hereto and to perform its obligations under, and consummate the transactions contemplated by, each such Transaction Document and each such certificate or other instrument required to be executed and delivered by Purchaser pursuant hereto. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby (including the issuance of the Share Consideration), by Purchaser have been duly and validly authorized by all necessary corporate action on the part of Purchaser. The execution, delivery and performance of the Shareholder Agreement and each certificate and other instrument required to be executed and delivered by Purchaser pursuant hereto, and the consummation of the transactions contemplated thereby, have been, or prior to the Closing will have been, duly and validly authorized by all necessary corporate or other action on the part of Purchaser. None of the execution, delivery and performance of the Transaction Documents and each certificate and other instrument required to be executed and delivered by Purchaser pursuant to this Agreement, and the consummation of the transactions contemplated thereby, by Purchaser requires any authorization, vote or other approval of the shareholders of Purchaser pursuant to the Constituent Documents of Purchaser or applicable Law.

(c)               Binding Effect. This Agreement has been, and the Shareholder Agreement will at the Closing be, duly executed and delivered by Purchaser. This Agreement is a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Shareholder Agreement, when executed and delivered by Purchaser, will be a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(d)           Non-Contravention. Assuming the receipt of the Required HSR Act Clearance and satisfaction of the other requirements set forth in Section 5.4, the execution, delivery and performance of the Transaction Documents by Purchaser, and the consummation by Purchaser of the transactions contemplated thereby, do not and will not (with or without notice or passage of time or both) (i) violate or conflict with any provision of the Constituent Documents of Purchaser, (ii) violate or conflict with any Law, Government Order or Permit applicable to Purchaser or by which any property or asset of Purchaser is bound, (iii) conflict with, constitute a violation of or breach or default under or give any third-party any rights of termination, modification, loss, diminution of rights, acceleration or cancellation of or under any material Contract to which Purchaser is a party or by which Purchaser is bound or (iv) result in the creation of any Encumbrance (other than Permitted Encumbrances) on any of the assets or properties of Purchaser, except in the case of clauses (ii) through (iv) of this Section 5.1(d), for any such conflicts, violations, breaches, defaults, terminations, modifications, losses, diminutions of rights, accelerations, cancellations or creations that would not and would not reasonably be expected to, individually or in the aggregate, have a Purchaser Material Adverse Effect.

(e)               Management; Books and Records. All senior officers, senior managers and directors (or equivalents thereof) of Purchaser have been duly elected or appointed and all former senior officers, senior managers or directors (or equivalent thereof) of Purchaser have been duly dismissed or removed, in each case in accordance with its Constituent Documents and applicable Law, except as would not reasonably be expected to, individually or in the aggregate, have a Purchaser Material Adverse Effect.

Section 5.2            Capitalization.

(a)           As of the date hereof, the authorized share capital of Purchaser consists of (1) 170,000,000 Purchaser Common Shares and (2) 15,000,000 Purchaser Preferred Shares, of which 2,000,000 Purchaser Preferred Shares are designated and authorized as Series A Convertible Shares and 1,750,001 Purchaser Preferred Shares are designated and authorized as Series B Convertible Shares. As of April 5, 2021, (i) 84,120,723 Purchaser Common Shares were issued and outstanding, (ii) no Series A Convertible Preferred Shares were issued and outstanding, (iii) 2,199 Series B Convertible Preferred Shares were issued and outstanding, (iv) no Purchaser Common Shares were issued and held by Purchaser in its treasury, and (v) no Purchaser Preferred Shares were issued and held by Purchaser in its treasury. As of April 5, 2021, (1) 12,000 Purchaser Common Shares were underlying outstanding Purchaser Options, (2) 663,101 Purchaser Common Shares were underlying outstanding Purchaser RSUs, and (3) 388,878 Purchaser Common Shares were underlying the Purchaser 2017 Warrant. All of the outstanding Purchaser Common Shares and Purchaser Preferred Shares have been, and all of the Purchaser Common Shares that may be issued pursuant to any Purchaser Equity Awards will be, when issued in accordance in respective terms thereof, duly authorized and all of the outstanding Purchaser Common Shares and Purchaser Preferred Shares are, and all of the Purchaser Common Shares that may be issued pursuant to any Purchaser Equity Awards will be, when issued in accordance in respective terms thereof, validly issued, fully paid and non-assessable and free of preemptive rights. Purchaser has no Purchaser Common Shares or Purchaser Preferred Shares reserved for issuance, except that, as of April 5, 2021, there were 3,969,369 Purchaser Common Shares reserved for issuance pursuant to the Purchaser 2019 Equity Incentive Plan.

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(b)               Except as set forth in Section 5.2(a), the Purchaser 2019 Equity Incentive Plan and any related award agreements, as of April 5, 2021, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption obligations, repurchase obligations, agreements, arrangements, calls, commitments or rights of any kind that obligate Purchaser or any of its Subsidiaries to issue or to sell any Equity Interest or other securities of Purchaser or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, or giving any Person a right to subscribe for or acquire, any securities of Purchaser or any of its Subsidiaries and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(c)               Each of the outstanding Equity Interests or other securities of each of Purchaser’s Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and owned by Purchaser or by a direct or indirect wholly-owned Subsidiary of Purchaser, free and clear of any Encumbrances (except for any restrictions on transfer arising under applicable securities Law and any restrictions arising pursuant to the Transaction Documents). Purchaser does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of Purchaser on any matter. Purchaser is not a party to any voting trusts, proxies, or other stockholders or similar agreements with respect to the voting, purchase, repurchase or transfer of Purchaser Common Shares or other Equity Interests in Purchaser. The Purchaser Common Shares constitute the only outstanding class of securities of Purchaser or its Subsidiaries registered under the Exchange Act.

(d)               Since January 1, 2019, Purchaser has taken no action intended to have the effect of terminating the registration of the Purchaser Common Shares under the Exchange Act and Purchaser has not received any written notification that the SEC is contemplating terminating such registration. Purchaser has not, in the one year preceding the date of this Agreement, received notice from NASDAQ to the effect that Purchaser is not in compliance with the listing or maintenance requirements of NASDAQ.

(e)               Purchaser has reserved the Share Consideration for issuance hereunder. The Share Consideration, when issued, will be validly issued, fully paid and non-assessable and free and clear of all Encumbrances, other than any restrictions on transfer arising under applicable securities Law or any restrictions arising pursuant to the Transaction Documents, and no stockholders of Purchaser will have any preemptive right of subscription or purchase in respect thereof.

(f)                Section 5.2(f) of Purchaser’s Disclosure Letter sets forth, as of the date of this Agreement: (i) each of Purchaser’s Subsidiaries; and (ii) the percentage of Purchaser’s ownership interest, direct or indirect, and the number and type of Equity Interests or other securities owned by Purchaser, directly or indirectly, in each such Subsidiary, and in the case of any non-wholly-owned Subsidiary, the percentage of such other Person or Person’s ownership interest and the number and type of capital stock or other securities owned by such other Person or Persons in each such Subsidiary, and the name and jurisdiction of organization of such other Person or Persons.

Section 5.3            Available Funds. Purchaser has immediately available funds sufficient to make the payments required of Purchaser under Article II when due and to pay all fees and expenses to be paid by Purchaser in connection with this Agreement and the Shareholder

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Agreement and the transactions contemplated hereby and thereby, and to satisfy all other payment obligations of Purchaser contemplated by this Agreement and the Shareholder Agreement and to consummate the transactions contemplated hereby and thereby on the terms and subject to the conditions hereof and thereof.

Section 5.4           Governmental and Third-Party Approvals, Consents and Notices. Other than in connection with (a) the notification and waiting period requirements of the HSR Act as set forth in Section 5.4 of Purchaser’s Disclosure Letter (the “Purchaser Required HSR Act Clearance”), (b) the requirements of the federal securities Laws or any U.S. state securities or “blue sky” Laws and (c) the notification and listing authorization requirements under the rules of NASDAQ, neither Purchaser nor any of its Affiliates is required to (i) obtain any authorization, waiver, consent or approval of, (ii) make any filing, report or registration with or (iii) give any notice to any Government Authority or any other Person in connection with or as a condition to the execution, delivery and performance of any of the Transaction Documents or the consummation of the transactions contemplated thereby, other than any authorization, waiver, consent, approval, filing, report, registration or notice the failure of which to obtain, make or give has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

Section 5.5            No Litigation or Governmental Orders. Since January 1, 2019, there has been no material Action pending or, to Purchaser’s Knowledge, threatened against, by or on behalf of Purchaser or its Subsidiaries. There is no Action pending or, to Purchaser’s Knowledge, threatened against Purchaser or any of its Affiliates that (a) if adversely determined, would reasonably be expected to materially and adversely affect the legality, validity or enforceability of this Agreement or any other Transaction Document, (b) if adversely determined, would reasonably be expected to, individually or in the aggregate, prevent or materially impair the ability of Purchaser to consummate the transactions contemplated by the Transaction Documents or (c) if adversely determined, would reasonably be expected to, individually or in the aggregate, have a Purchaser Material Adverse Effect. Since January 1, 2019, there have been no unsatisfied or outstanding material Government Orders against or applicable to Purchaser or any of its Subsidiaries or against or applicable to any of the properties, assets or businesses of Purchaser and its Subsidiaries. Purchaser and its Affiliates are not a party to or subject to the provisions of any Government Order that have or would reasonably be expected to, individually or in the aggregate, (i) materially and adversely affect the legality, validity or enforceability of this Agreement or any other Transaction Document or (ii) prevent or materially impair the ability of Purchaser to consummate the transactions contemplated by the Transaction Documents.

Section 5.6            Purchaser Reports; Financial Statements.

(a)               Purchaser has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since January 1, 2019 (the forms, statements, reports and documents filed or furnished since January 1, 2019 (including notes, exhibits and schedules thereto and all other information incorporated by reference therein and any amendments and supplements thereto) and, unless otherwise expressly stated in this Agreement, those filed or furnished subsequent to the date hereof, the “Purchaser Reports”). Each of the Purchaser Reports filed prior to the date hereof, at the time of its filing or being furnished (or, if amended prior to the date hereof,

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as of the date of such last amendment) complied, or if to be filed or furnished subsequent to the date hereof and prior to the Closing, will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the Purchaser Reports, each as in effect on the date so filed or furnished (or amended). As of their respective dates (or, if amended prior to the date hereof, as of the date of such last amendment), and except to the extent that information in any Purchaser Report has been revised or superseded by another Purchaser Report, the Purchaser Reports did not, and any of the Purchaser Reports filed or furnished with the SEC prior to the Closing will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b)               There are no outstanding or unresolved comments in any comment letters received from the SEC staff with respect to any Purchaser Report and, to Purchaser’s Knowledge, none of the Purchaser Reports is the subject of ongoing SEC review. There are no internal investigations and Purchaser has not received written notice of any SEC inquiries or investigations or other inquiries or investigations conducted by a Government Authority pending or, to Purchaser’s Knowledge, threatened, in each case, regarding any accounting practices of Purchaser.

(c)               None of the Subsidiaries of Purchaser is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

(d)               Purchaser’s audited consolidated financial statements and unaudited interim financial statements (including, in each case, any notes thereto) contained in the Purchaser Reports were prepared and between the date hereof and the Closing Date, will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited or interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP), were prepared and, between the date hereof and the Closing Date, will be prepared from and in accordance with the books and records of Purchaser and its Subsidiaries, and in each case such consolidated financial statements fairly presented and, between the date hereof and the Closing Date, will fairly present in all material respects, the consolidated financial position, results of operations, changes in stockholders’ equity and cash flows of Purchaser and the consolidated Subsidiaries of Purchaser as of the respective dates thereof and for the respective periods covered thereby, as applicable (subject, in the case of unaudited statements, to normal year-end adjustments).

Section 5.7            Controls.

(a)               Purchaser maintains disclosure controls and procedures and internal control over financial reporting required and as defined by Rule 13a-15 and 15d-15, as applicable, under the Exchange Act, and reasonably necessary to provide reasonable assurance that, in all material respects, (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as reasonably necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and

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appropriate action is taken with respect to any differences. Purchaser’s disclosure controls and procedures are designed to ensure that all information required to be disclosed by Purchaser or any of its Subsidiaries in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Purchaser’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Purchaser’s management has completed an assessment of the effectiveness of Purchaser’s internal control over financial reporting in compliance with the requirements of Section 404(a) of the Sarbanes-Oxley Act, and the conclusions of the most recent such assessment are disclosed in the applicable Purchaser Report. Since the date of such assessment, there have been no changes in Purchaser’s internal control over financial reporting that, individually or in the aggregate, have materially and adversely affected or would reasonably be expected to materially and adversely affect Purchaser’s internal control over financial reporting.

(b)               Purchaser has disclosed, since January 1, 2019, to Purchaser’s outside auditors and audit committee (i) any identified significant deficiencies and material weaknesses in the design or operation of internal controls that would be reasonably expected to adversely affect Purchaser’s ability to record, process, summarize and report financial information for inclusion in the applicable consolidated financial statements and (ii) any identified fraud, whether or not material, that involves management or any other current or former employees who have (or had) a significant role in Purchaser’s internal controls over financial reporting.

(c)               Since January 1, 2019, (i) neither Purchaser nor any of its Subsidiaries, nor, to Purchaser’s Knowledge, any director, officer, auditor, accountant or representative of Purchaser or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Purchaser or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Purchaser or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Purchaser or any of its Subsidiaries, whether or not employed by Purchaser or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Purchaser or any of its officers, directors, employees or agents to the board of directors of Purchaser or any committee thereof or to any director or officer of Purchaser.

Section 5.8            No Violation of Law; Regulatory Matters; Required Licenses and Permits.

(a)               Solely to the extent the Purchaser or its Subsidiaries have applied for, claimed or obtained any loan, relief or benefit made available under any COVID-19 Relief Law, the Purchaser and its Subsidiaries (i) have in all material respects filed or submitted to the applicable Government Authority all forms, certifications and other required documents in connection with such loan, relief or benefit (including any applications for loan forgiveness), (ii) have in all material respects completed all forms, certifications and other documents in connection with such loan, relief or benefit truthfully, accurately and completely (including by reflecting the use of all of the proceeds of any such loan) and (iii) have not received, to Purchaser’s Knowledge, any written

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communication from any Government Authority that any such forms, certifications and other documents were or are considered or potentially would be considered fraudulent, misleading or materially inaccurate or incomplete.

(b)               Since January 1, 2019, Purchaser and each of its Subsidiaries (i) has been in compliance with all applicable Laws (including Laws related to activities in connection with cryptocurrency and digital assets) and (ii) is not party or subject to any Government Order with any Government Authority with jurisdiction over Purchaser or any of its Subsidiaries, as applicable, which imposes any restrictions on the business of Purchaser or its Subsidiaries, except in each case of the foregoing clauses (i) and (ii) as has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Purchaser and its Subsidiaries, since January 1, 2019, have owned, held or possessed, and, currently, own, hold, or possess, all Permits necessary for the conduct of their respective businesses and the business of Purchaser and its Subsidiaries is being conducted in compliance with all such Permits, except in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

(c)               Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, since January 1, 2019, neither Purchaser nor any of its Subsidiaries nor any of their respective Representatives (acting in their capacities as such) has violated or taken any material act in furtherance of violating the Anti-Money Laundering Laws.

(d)               Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect: (i) Purchaser and each of its Subsidiaries and each of their respective Representatives (acting in their capacities as such) are, and since January 1, 2019 have been, in compliance with the Export and Sanctions Regulations; (ii) since January 1, 2019, neither Purchaser nor any of its Subsidiaries nor any of their respective Representatives (acting in their capacities as such) has (A) been organized, operated or resided in or (B) engaged, directly or indirectly, in any dealings or transactions in Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any country or territory that (or with any Person who) is or was the subject of sanctions at the time of the dealings or transactions; and (iii) neither Purchaser nor any of its Subsidiaries nor any of their respective Representatives (acting in their capacities as such) is involved in any Action, or since January 1, 2019 has received a written request for information or any other form of communication from any Government Authority, or has had any judgments imposed (or threatened to be imposed) upon Purchaser or any of its Subsidiaries by or before a Government Authority, in each case in connection with any actual or alleged material violation of any Export and Sanctions Regulations.

(e)               Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect: (i) since January 1, 2019, none of Purchaser nor any of its Subsidiaries nor any of their respective Representatives (acting in their capacities as such) has, directly or indirectly, taken any action, or engaged in any activity, practice or conduct, that would or would reasonably be expected to result in a material violation by Purchaser or any of its Representatives (acting in their capacities as such) of the FCPA or any other similar Law regarding anti-corruption; (ii) without limiting the generality of the foregoing, none of Purchaser, any of its Subsidiaries or any of their respective Representatives (acting in their

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capacities as such) has, directly or indirectly, (A) used any corporate funds of Purchaser or any of its Subsidiaries for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) authorized, offered, promised or made any unlawful payment to any foreign or domestic governmental officials, or (C) made or taken any action in furtherance of any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business or to obtain special concessions for Purchaser or any of its Subsidiaries, in the case of the foregoing clauses (A), (B) and (C) which would or would reasonably be expected to result in a violation of the FCPA or any other similar Laws regarding anti-corruption; (iii) there are no pending or, to Purchaser’s Knowledge, threatened Actions against Purchaser or any of its Subsidiaries or any of their respective Representatives (acting in their capacities as such) with respect to the FCPA or any other similar Law regarding anti-corruption; and (iv) there are no conditions or circumstances pertaining to Purchaser’s or its Subsidiaries’ or their respective Representatives’ (acting in their capacities as such) activities, business or operations that would reasonably be expected to give rise to any future Actions under the FCPA or any other similar Law regarding anti-corruption.

Section 5.9            Securities Law Compliance. Purchaser is financially sophisticated and is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. Purchaser understands that the Target Equity Interests have not been registered under the securities laws of any jurisdiction, including the Securities Act, and may only be transferred pursuant to registration or an applicable exemption under all applicable Laws. Pursuant to this Agreement, Purchaser is acquiring the Target Equity Interests for its own account, for the purpose of investment only and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable Law. Purchaser has not, directly or indirectly, offered the Target Equity Interests to anyone or solicited any offer to buy the Target Equity Interests from anyone, in each case that would have the effect of bringing to such offer and sale of the Target Equity Interests by Purchaser within the registration requirements of the Securities Act or the securities Laws of any other jurisdiction.

Section 5.10        Due Diligence by Purchaser. Purchaser acknowledges that it has, as of the Closing, conducted an independent investigation of the Target Business and the operations, assets, Liabilities and financial condition of the Target Company and the Transferred Subsidiary in making the determination to proceed with the transactions contemplated by the Transaction Documents and has relied solely on the results of its own independent investigation and the representations and warranties in Article III and Article IV in connection with Parent, the Target Company and the Transferred Subsidiary and the subject matter of this Agreement. Purchaser and its Representatives, collectively, have, among other things, had access to the Virtual Data Room and Purchaser has received Parent’s Disclosure Letter and Target Company’s Disclosure Letter.

Section 5.11        Solvency. Assuming the accuracy of the representations and warranties contained in Article III and Article IV and assuming that immediately prior to the Closing the Target Company and the Transferred Subsidiary are Solvent, after giving effect to the payment of all amounts required to be paid pursuant to the terms of this Agreement in connection with the consummation of the transactions contemplated by this Agreement, Purchaser will be Solvent as of and immediately following the Closing. For purposes of this Agreement, the term “Solvent,” when used with respect to any Person, means that, as of any date of determination, (a) the amount

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of the fair saleable value of the assets of such Person will, as of such date, not be less than (i) the value of all liabilities of such Person (including contingent and other liabilities) as of such date and (ii) the amount that will be required to pay the probable liabilities of such Person as its debts existing as of such date become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged and (c) such Person will be able to pay its Liabilities existing as of such date as they mature.

Section 5.12        Absence of Changes. Except as contemplated by the Transaction Documents, since December 31, 2020 through the date hereof, (a) there has not been any change, effect, development, condition, matter, event, fact, circumstance or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect and (b) neither Purchaser nor any of its Subsidiaries has taken any action that would have been prohibited or restricted under Section 6.2 had such action been taken between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms.

Section 5.13        Taxes.

(a)               All income and other material Tax Returns that are required to be filed under applicable Laws after January 1, 2019 and on or before the Closing (taking into account any valid extensions of time in which to file) by Purchaser and its Subsidiaries have been or will be timely filed on or before the Closing, and all such Tax Returns are complete and accurate in all material respects.

(b)               Each of Purchaser and its Subsidiaries has timely paid all income and other material Taxes of Purchaser or relevant Subsidiary, as applicable, since January 1, 2019.

(c)               All material Taxes which Purchaser or any of its Subsidiaries is required by Law to withhold or to collect for payment have been duly withheld and collected and have been timely paid to the appropriate Government Authority since January 1, 2019.

(d)             There is no audit, examination, investigation, action, proceeding or assessment pending or proposed or threatened in writing with respect to material Taxes for which Purchaser or its Subsidiaries may be liable. All material deficiencies asserted or assessments made in writing of the Purchaser or its Subsidiaries as a result of any audit, examination, investigation, action, proceeding or assessment have been paid in full or otherwise finally resolved.

(e)               No agreements, consents or waivers of any statute of limitations or extension of time is in effect with respect to any material Taxes of Purchaser or any of its Subsidiaries (other than automatic extensions of the due date for filing any Tax Return of Purchaser or any of its Subsidiaries obtained in the ordinary course of the Purchaser’s or its Subsidiaries’ business), and no written request covering any such matter is outstanding.

(f)                There are no Encumbrances for material Taxes (other than Permitted Encumbrances) on any of the assets of Purchaser or any of its Subsidiaries.

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(g)             Neither Purchaser nor any of its Subsidiaries has been, in the last two (2) years, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(h)               Since January 1, 2019, neither Purchaser nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) and, to the knowledge of Purchaser, with respect to each transaction in which Purchaser or any of its Subsidiaries has participated that is a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1), such participation has been properly disclosed on IRS Form 8886 (Reportable Transaction Disclosure Statement) and on any corresponding form required under state, local or foreign Law.

(i)                 Purchaser is not a “United States real property holding corporation” within the meaning of Section 897(e)(2) of the Code and the Treasury Regulations thereunder, and does not expect to become a “United States real property holding corporation” in the foreseeable future.

(j)                 Immediately following the end of the day on the Closing Date, the Target Company will join the affiliated group including the Purchaser making a consolidated return within the meaning of Section 1504 of the Code for federal income tax purposes (or any analogous or similar provision of state and local Law purposes).

(k)               Notwithstanding anything in this Agreement to the contrary, the representations and warranties made by Purchaser in this Section 5.13 are the sole and exclusive representations and warranties made regarding Taxes or other Tax matters.

Section 5.14      Investment Company. As of the date hereof, neither Purchaser nor any of its Subsidiaries is an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940.

Section 5.15      Ownership of Cash and Crypto-Currency. The Purchaser (or one of its Subsidiaries) owns or has the exclusive ability to access, including by use of “private keys” or other equivalent means, the (1) cash on hand, or cash held in crypto-currency wallets or similar mediums of custody for crypto-currencies and other tokens and digital assets or exchange accounts, (2) cash equivalents, (3) crypto-currencies, tokens, digital assets and other asset equivalents and (4) assets held in accounts other than any crypto-currencies, tokens, digital asset and other asset equivalents, in each case in all material respects.

Section 5.16           Form S-3. Purchaser satisfies the eligibility requirements for, and complies with the conditions for, the use of Form S-3 under the Securities Act and other securities Laws.

Section 5.17          Finder’s Fees; Brokerage. Except for XMS Capital Partners, LLC, neither Purchaser nor any of its Affiliates has employed or has any understanding with any broker, finder or investment bank, has incurred or will incur any obligation or Liability for any brokerage fees, commissions or finders fees, or has provided, promised or will provide or promise any payment or other incentive to any Person, in each case in connection with any of the Transaction Documents or the transactions contemplated thereby.

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Section 5.18     No Other Representations or Warranties. Except for the representations and warranties contained in this Article V (as qualified by the applicable items disclosed in Purchaser’s Disclosure Letter), the Shareholder Agreement and any certificate delivered pursuant hereto or thereto, none of Purchaser or any of its Affiliates or Representatives or any other Person makes any express or implied representation or warranty on behalf of Purchaser or any of its Affiliates, and Purchaser hereby disclaims any other representations or warranties, with respect to the subject matter of this Agreement. Furthermore, without limiting the foregoing sentence, except for the representations and warranties contained in this Article V (as qualified by Purchaser’s Disclosure Letter), the Shareholder Agreement and any certificate delivered pursuant hereto or thereto, Purchaser does not give or make any warranty or representation as to (and shall have no indemnification obligation or, in the absence of Fraud, other liabilities in respect of) the accuracy or reasonableness of any forecasts, estimates, projections, statements of intent or statements of opinion provided to Parent, the Target Company, any of their respective Affiliates, or any of their respective Representatives on or prior to the date of this Agreement in connection with this Agreement, including in any management presentations or made available in the Virtual Data Room or otherwise. Each of Parent and the Target Company acknowledges and agrees that, except for the representations and warranties contained in this Article V (as qualified by Purchaser’s Disclosure Letter), the Shareholder Agreement and any certificate delivered pursuant hereto or thereto, neither of Purchaser or any of its Affiliates is making any representation or warranty regarding any documents, projections, forecasts, statement or other information made, communicated or furnished (orally, in writing, in the Virtual Data Room, in management presentations (including any questions posed and answers given and any related discussions, whether formal or informal) or otherwise) to Parent, the Target Company, any of their respective Affiliates, or any of their respective Representatives (including any opinion, information, projection or advice that may have been or may be provided to such Person by any Representatives of Purchaser or any of its Affiliates), in connection with this Agreement.

Article VI
COVENANTS

Section 6.1              Conduct of the Target Business.

(a)               Except as consented to in writing by Purchaser in advance (such consent not to be unreasonably withheld, conditioned or delayed), between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, (1) as it relates to the Target Company and the Transferred Subsidiary, Parent shall and shall cause the Target Company and the Transferred Subsidiary to and (2) the Target Company shall and shall cause the Transferred Subsidiary to (x) use their respective commercially reasonable efforts to carry on and operate the Target Business in the ordinary course of business and (y) not:

(i)                 amend, or waive any material rights under, any provision of the Constituent Documents of the Target Company or the Transferred Subsidiary, or any term of the Target Equity Interests or the outstanding Equity Interest issued by the Transferred Subsidiary;

(ii)              sell, pledge, transfer, dispose of, Encumber (other than Permitted Encumbrances), create, allot, issue or grant any Target Equity Interests or any Equity Interest in the Transferred Subsidiary or any option, warrant or right of any kind to subscribe,

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exercise, convert or exchange for any Target Equity Interests or any Equity Interest in the Transferred Subsidiary;

(iii)            acquire or agree to acquire any Equity Interest or other securities in any Person (other than as between the Target Company and the Transferred Subsidiary, provided that the Target Company continues to own all of the Equity Interests of the Transferred Subsidiary);

(iv)             (A) recapitalize, adjust, split, combine or reclassify any Target Equity Interests or any Equity Interest in the Transferred Subsidiary, (B) repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, (C) merge or consolidate the Target Company or the Transferred Subsidiary with any Person or (D) enter into or adopt a plan of complete or partial winding-up, liquidation, dissolution, restructuring or other reorganization of the Target Company or the Transferred Subsidiary;

(v)               declare, accrue, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Equity Interests of the Target Company or the Transferred Subsidiary (except for dividends paid by any direct or indirect wholly-owned Subsidiary to the Target Company or to any other direct or indirect wholly-owned Subsidiary of the Target Company) or enter into any agreement with respect to the voting of its Equity Interests;

(vi)             form any Subsidiary or enter into any joint venture or similar arrangement;

(vii)          except in any case (1) as may be required by applicable Law, (2) to satisfy contractual obligations existing as of the date of this Agreement under any Target Benefit Plan listed in Section 4.9(a) of Target Company’s Disclosure Letter or (3) in the ordinary course of business, (A) grant, increase or accelerate the vesting or payment of any wages, salaries, bonuses, severance pay, other compensation, pension or other benefits payable or potentially available to any current or former director, officer, employee or independent contractor who is a natural person of the Target Company or the Transferred Subsidiary (including the Key Persons) other than for employees of the Target Company or the Transferred Subsidiary who are newly hired or promoted in the ordinary course of business and otherwise in compliance with the terms hereof, (B) hire any new employees with a base salary greater than $100,000 or terminate the employment of any Key Person (other than for cause, provided that the Target Company shall provide Purchaser with reasonable written notice of and a reasonable opportunity to consult with Target Company with respect to any such termination in advance) or (C) enter into or amend or renew or terminate any Target Benefit Plan or any arrangement that would have been a Target Benefit Plan had it been in effect as of the date of this Agreement;

(viii)        (A) adopt, establish, enter into, amend, modify or terminate any collective bargaining agreement, works council agreement or other similar labor Contract or (B) recognize any union, works council, labor organization or other workers’ group as the bargaining representative of any employees;

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(ix)             except in any case as may be required by applicable Law, (A) prepare or file any income or other material Tax Return inconsistent with past practice, (B) make or change any Tax election (except in the ordinary course of business), (C) adopt or change any accounting method relating to Taxes, (D) enter into any closing agreement or request any ruling or similar guidance relating to Taxes, (E) settle any claim for any material amount of Taxes or assessments relating to Taxes, (F) surrender any right to claim a refund of any material amount of Taxes paid, (G) consent to any extension or waiver of the limitation period applicable to any claim for any material amount of Taxes or assessments relating to any material amount of Taxes (other than automatic extensions or extensions in the ordinary course of business), or (H) amend any income or other material Tax Return, in each case, if such Tax Return, change, adoption, agreement, settlement, surrender, consent or amendment would reasonably be expected to bind, materially adversely affect or materially increase the liability of Purchaser, the Target Company, the Transferred Subsidiary or any of their respective Affiliates;

(x)               sell, assign, transfer, lease (as lessor), license (as licensor) or otherwise dispose of, grant an Encumbrance on or permit an Encumbrance to exist on, or agree to sell, assign, transfer, lease, license, or otherwise dispose of, or grant or permit an Encumbrance to exist on, (A) any properties, assets or rights of the Target Company or the Transferred Subsidiary, with a value greater than $100,000 individually or $250,000 in the aggregate, other than any Permitted Encumbrances or licenses under Intellectual Property granted in the ordinary course of business, or (B) any real property or interests therein, other than any Permitted Encumbrances;

(xi)             make any capital expenditures, except for any such expenditures (A) to the extent reasonably necessary to avoid a material business interruption as a result of any act of God, war, terrorism, earthquake, fire, hurricane, storm, flood, civil disturbance, explosion, partial or entire failure of utilities or information technology systems, or any other similar cause not reasonably within the control of the Target Company or its Subsidiaries or (B) not in excess of $1,500,000 in the aggregate;

(xii)          acquire, lease (as lessee) or license (as licensee) (A) a substantial portion of the assets or business of any Person or any division or line of business thereof, (B) any assets or rights in any transaction, in each case, with a value greater than $200,000 individually or $500,000 in the aggregate or (C) any real property or interests therein, with a value greater than $150,000 individually or $500,000 in the aggregate;

(xiii)        enter into any new line or area of business or discontinue any existing line or area of business that involves or requires, or would reasonably be expected to involve or require, over $150,000 in capital, funding, expenditures or annual revenues or is otherwise material to the Target Business;

(xiv)         commence any proceeding or file any petition in any court relating to bankruptcy, reorganization, insolvency, dissolution, liquidation or relief from debtors, in any case, in respect of the Target Company or the Transferred Subsidiary, make any assignment for the benefit of creditors or apply for the appointment of a custodian, receiver or trustee;

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(xv)           (A) enter into any Contract that, if entered into prior to the date hereof, would be deemed a Specified Contract, (B) amend, modify, waive, release, extend, transfer or terminate, in each case, in any material respect, any right under any Contract that is or would be deemed a Specified Contract if entered into prior to the date hereof, except renewals of existing Specified Contracts in the ordinary course of business on terms that are, taken as a whole, at least as favorable to the Target Company or the Transferred Subsidiary, as applicable, as the terms thereof on the date of this Agreement or (C) subject to Section 6.14(a) (Termination of Certain Affiliate Arrangements; Releases), enter into, amend, modify, waive, release, extend, transfer or terminate any Related Party Contract;

(xvi)         (A) lend money to, or forgive any indebtedness of, any Person (other than between the Target Company and the Transferred Subsidiary) or (B) incur or modify any Target Company Indebtedness or issue or sell any debt securities or guarantee any debt securities of any Person, other than any such indebtedness, debt securities or guarantees that will be discharged or redeemed on or prior to the Closing;

(xvii)      apply for, claim or obtain any loan, relief or benefit made available under any COVID-19 Relief Law;

(xviii)    cancel or materially reduce the amount of coverage provided by any material insurance policy, unless simultaneous with such cancellation or modification, replacement policies are in full force and effect, in each case, providing coverage equal to or greater than the coverage under the canceled or modified policy;

(xix)         (A) commence or initiate any Action by or on behalf of the Target Company or the Transferred Subsidiary or (B) release, waive, assign, compromise, abandon or settle any Action or material right or claim by or against the Target Company or the Transferred Subsidiary, in each case, other than (1) any Action, right, or claim involving an amount at issue of less than $500,000 individually, which Action, right or claim involves only the payment of monetary damages and does not include the imposition of equitable relief on, or the admission of wrongdoing by, the Target Company or the Transferred Subsidiary, or (2) to enforce rights under this Agreement;

(xx)           (A) except in any case as may be required by applicable Law or applicable accounting or auditing standards, make any material change to any accounting policies or methods, (B) accelerate the collection of any accounts receivable or delay the payment of any accounts payable, except for immaterial accelerations or delays in the ordinary course of business, or (C) except as required by GAAP, write off as uncollectible or establish any extraordinary reserve with respect to any material account receivable or the Target Company Indebtedness; or

(xxi)         affirmatively authorize, agree or commit to do any of the actions prohibited by this Section 6.1(a).

(b)               Notwithstanding anything to the contrary in Section 6.1(a), none of Parent, the Target Company nor any of their respective Affiliates shall be prevented from undertaking or be

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required to obtain Purchaser’s consent pursuant to Section 6.1(a) with respect to the following actions and inactions:

(i)                 any action or inaction required by Law or by any quarantine, “shelter in place,” “stay at home”, workforce reduction, social distancing, shutdown, closure, sequester, or any other similar Law, Government Order, by any Government Authority in connection with or in response to COVID-19 (“COVID-19 Measures”) or required or requested by any Government Authority in connection with or in response to COVID-19 (provided that, to the extent reasonably practicable and permitted by applicable Law, the Target Company shall promptly notify Purchaser of any such action or inaction if it would otherwise violate Section 6.1(a));

(ii)              any action or inaction required or reasonably necessary to (A) protect the health and safety of the Target Company’s or any of its Affiliates’ employees, customers or suppliers and other individuals having business dealings with the Target Company or its Affiliates in connection with COVID-19 or (B) respond to service disruptions caused by COVID-19 or any COVID-19 Measures, in each case to the extent reasonably consistent with actions that have been taken or not taken by the Target Company or the Transferred Subsidiary in connection therewith prior to the date hereof (provided that, to the extent reasonably practicable and permitted by applicable Law, the Target Company shall promptly notify Purchaser of any such action or inaction if it would otherwise violate Section 6.1(a));

(iii)            the implementation of any transaction or the taking of any action expressly required or contemplated by the terms of any Transaction Document; or

(iv)             any action disclosed in Section 6.1(b) of Parent’s Disclosure Letter or Section 6.1(b) of Target Company’s Disclosure Letter.

(c)               Nothing contained in this Agreement is intended to, or shall be deemed to, give Purchaser, directly or indirectly, any rights sufficient to “control” (as defined in the HSR Act or 16 C.F.R. § 801.1(b)) any of Parent, the Target Company or the Transferred Subsidiary.

Section 6.2            Conduct of Purchaser’s Business.

(a)            Except as consented to in writing by Parent in advance (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall and shall cause its Subsidiaries to, between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, not:

(i)                 amend in any material respect, or waive any material rights under, any provision of the Constituent Documents of Purchaser or any of its Subsidiaries or any term of the Equity Interests of Purchaser, in each case in any manner that would (A) adversely impact Parent disproportionally as compared to the impact on other holders of Purchaser Common Shares or (B) prevent or materially impair Purchaser’s ability to perform its obligations under the Transaction Documents or consummate the transactions contemplated by the Transaction Documents;

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(ii)           sell, pledge, transfer, dispose of, Encumber (other than Permitted Encumbrances), create, allot or authorize or issue, or grant an option, warrant or right of any kind to subscribe for, any Equity Interests of Purchaser’s or any of its Subsidiaries’ Equity Interests of any class or any debt or equity securities which are convertible into or exchangeable for, or valued by reference to, such Equity Interests, except for (A) upon the exercise, conversion or vesting of Purchaser Equity Awards, the Purchaser 2017 Warrant or any other equity awards of Purchaser, (B) pursuant to the Purchaser 2019 Equity Incentive Plan (or any successor equity plan), (C) up to 3,200,000 Purchaser Common Shares under any bona fide “at-the-market” distribution program, facility or agreement of Purchaser pursuant to an effective registration statement in compliance with the requirements set forth on Section 6.2(a) of Purchaser’s Disclosure Letter and in a manner reasonably consistent with past practice, and (D) up to 5% of the issued and outstanding Purchaser Common Shares as of the date hereof in connection with bona fide acquisitions, mergers or strategic partnership transactions to the extent such acquisitions, mergers or strategic partnership transactions are otherwise permitted hereunder; provided that, in each case of clauses (C) and (D), Purchaser shall have provided to Parent written notice of such proposed transaction with a reasonable description thereof at least two Business Days prior to the consummation of such transaction;

(iii)            split, combine, reclassify or subdivide any outstanding Purchaser Common Shares, in each case to the extent the Share Consideration is not equitably adjusted to provide Parent the same economic effect as contemplated by this Agreement prior to such event pursuant to Section 2.4(c);

(iv)             redeem, purchase or otherwise acquire any outstanding Purchaser Common Shares, except in connection with cashless exercises, net exercises or net cash settlement of or withholding under Purchaser Equity Awards, the Purchaser 2017 Warrant and any other equity awards of Purchaser in accordance with their terms;

(v)               declare, set aside, make or pay any dividend or other distribution, payable in cash, the capital stock of Purchaser or other property with a record date between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms with respect to the Equity Interests of Purchaser, in each case (A) if payable in the capital stock of Purchaser with a record date between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, to the extent the Share Consideration is not equitably adjusted to provide Parent the same economic effect as contemplated by this Agreement prior to such event pursuant to Section 2.4(c) or (B) to the extent it prevents or materially impairs Purchaser’s ability to perform its obligations under the Transaction Documents or consummate the transactions contemplated by the Transaction Documents;

(vi)             enter into any agreement with respect to the voting of Purchaser’s Equity Interests;

(vii)          commence any proceeding or file any petition in any court relating to bankruptcy, reorganization, insolvency, dissolution, liquidation or relief from debtors, in

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any case, in respect of Purchaser, make any assignment for the benefit of creditors or apply for the appointment of a custodian, receiver or trustee; or

(viii)        affirmatively authorize, agree or commit to do any of the actions prohibited by this Section 6.2(a).

(b)               Notwithstanding anything to the contrary in Section 6.2(a), neither Purchaser nor any of its Affiliates shall be prevented from undertaking or be required to obtain Parent’s consent pursuant to Section 6.2(a) with respect to the following actions and inactions:

(i)               any action or inaction required by Law or COVID-19 Measures, or required or requested by any Government Authority in connection with or in response to COVID-19 (provided that, to the extent reasonably practicable and permitted by applicable Law, Purchaser shall promptly notify Parent of any such action or inaction if it would otherwise violate Section 6.2(a));

(ii)              any action or inaction required or reasonably necessary to (A) protect the health and safety of Purchaser’s or any of its Affiliates’ employees, customers or suppliers and other individuals having business dealings with Purchaser or any of its Affiliates in connection with COVID-19 or (B) respond to service disruptions caused by COVID-19 or any COVID-19 Measures, in each case to the extent reasonably consistent with actions that have been taken or not taken by Purchaser or any of its Affiliates in connection therewith prior to the date hereof (provided that, to the extent reasonably practicable and permitted by applicable Law, Purchaser shall promptly notify Parent of any such action or inaction if it would otherwise violate Section 6.2(a));

(iii)            the implementation of any transaction or the taking of any action expressly required or contemplated by the terms of any Transaction Document; or

(iv)             any action disclosed in Section 6.2(b) of Purchaser’s Disclosure Letter.

Section 6.3            Efforts; Cooperation.

(a)               Between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Parties shall, and shall cause their respective controlled Affiliates to, cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their respective parts under this Agreement and applicable Laws to satisfy the conditions set forth in Article VII and to consummate and make effective the transactions contemplated by this Agreement with the intent of effecting the Closing as promptly as practicable, including preparing and filing all documentation to effect all necessary notices, reports and other filings, and to obtain or make as promptly as practicable all consents, registrations, notifications, approvals, waivers, Government Orders, interpretive guidance, exemptions, Permits, expiration of any waiting periods and authorizations necessary to be obtained from or made to any Government Authority (including the Required HSR Act Clearances) in order to consummate the transactions contemplated by this Agreement; provided, however, that each Party agrees to, and to cause its respective controlled Affiliates to, reasonably consult with each other in advance of any filing or notice, and agrees to consider and reasonably take into account the views of the other Party in

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connection with each such filing or notice. Without limiting the generality of the foregoing, each Party shall, and shall cause its respective controlled Affiliates to, make timely and as promptly as practicable (and in no event later than 15 calendar days after the date hereof) all filings and submissions required under any applicable Law in connection with this Agreement and the transactions contemplated hereby, including filing the notifications and report forms and related materials required under the HSR Act (as contemplated by the Required HSR Act Clearances), and file promptly any additional information requested under any applicable Law in connection therewith, after receipt of the request therefor, and any filing fees associated therewith shall be paid by the Party making such filing or submission (and, in the case of the HSR Act, the “Acquiring Person” as defined therein).

(b)               Without limiting the generality of this Section 6.3, between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Parties shall reasonably cooperate with each other and shall each furnish to the others all information reasonably necessary or desirable in connection with making any application or other filing required to be made pursuant to any applicable Law, and in connection with resolving any investigation or other inquiry by any Government Authority under any applicable Laws, in each case, with respect to the transactions contemplated by this Agreement. Each Party shall promptly inform the other of any substantive communication with or from, and any proposed understanding, undertaking or agreement with, any Government Authority regarding such applications and filings. None of the Parties nor any of their respective Representatives shall agree to participate in any substantive meeting, call or discussion with any Government Authority in respect of any filing, investigation or inquiry concerning the transactions contemplated by this Agreement unless it consults with the other Party in advance and, to the extent permitted by such Government Authority, gives the other Party the opportunity to attend. To the extent reasonably practicable, the Parties shall consult and reasonably cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with all meetings, actions and proceedings under or relating to any applicable Laws in connection with the transactions contemplated by this Agreement (including, with respect to making a particular filing, to the extent reasonably practicable, by providing copies of all such documents to the non-filing Parties prior to filing, giving due consideration to all reasonable additions, deletions or changes suggested in connection therewith). Any such provision of information by one Party to the other may be made on a counsel-only basis to the extent required under applicable Law (including any anti-gun jumping Laws) or as reasonably necessary to address reasonable confidentiality concerns, and any such materials may be redacted (i) as necessary to comply with contractual arrangements, (ii) as necessary to address reasonable attorney-client or other privilege concerns or (iii) as otherwise necessary to comply with applicable Law.

(c)               Without limiting the generality of this Section 6.3, between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, each of the Parties agrees to use its respective reasonable best efforts to take or cause to be taken all actions reasonably necessary (i) to obtain and make any and all consents, registrations, notifications, approvals, waivers, Government Orders, interpretive guidance, exemptions, Permits, expiration of any waiting periods and authorizations necessary to be obtained from any Government Authority (including the Required HSR Act Clearances) to cause the conditions set forth in Article VII to be satisfied and the Closing to occur prior to the Outside Date and (ii) to seek to avoid, resist, vacate,

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reverse, prevent or eliminate each and every impediment to obtaining or making any and all consents, registrations, notifications, approvals, waivers, Government Orders, interpretive guidance, exemptions, Permits, expiration of any waiting periods and authorizations necessary to be obtained from any Government Authority (including the Required HSR Act Clearances) to cause the conditions set forth in Article VII to be satisfied and the Closing to occur prior to the Outside Date.

(d)               Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, in no event will Purchaser or Parent or any of their respective Affiliates be required to, and neither Parent nor the Target Company may, or may allow any of their Affiliates to, without the prior written consent of Purchaser, (i) give any guarantee or other consideration in respect of any consent, registration, notification, approval, waiver, Government Order, interpretive guidance, exemption, Permit, expiration of any waiting period and authorization necessary to be obtained from any Government Authority or any other Person (including the Required HSR Act Clearances) in connection with this Agreement or the transactions contemplated hereby; (ii) litigate, pursue, defend or otherwise contest any Action or any Government Order relating to this Agreement or the transactions contemplated hereby; or (iii) become subject to, accept, agree to, negotiate or offer, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, undertaking, Contract or Government Order (A) to sell, license, assign, transfer, terminate, divest, hold separate, place in trust or otherwise dispose of any equity interests, business, rights or assets of Purchaser or any of its Affiliates or the Target Company or the Transferred Subsidiary, (B) to make any capital commitment or capital guaranty, (C) that limits the freedom of action of Purchaser or any of its Affiliates or the Target Company or the Transferred Subsidiary with respect to the ownership or operation of, or their ability to retain, any business, rights or assets, (D) that alters, changes or restricts in any way the business or commercial practices of Purchaser or any of its Affiliates or the Target Company or the Transferred Subsidiary or (E) that adversely affects in any way the benefits expected to be derived by Purchaser and its Affiliates from the transactions contemplated hereby.

(e)               Between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Parties shall keep each other reasonably apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of any material notices or other communications received by either Party, its Affiliates or, to its Knowledge, its Representatives from any Government Authority with respect to the transactions contemplated by this Agreement, in each case to the extent permitted by applicable Law. Between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Parties shall give prompt notice to each other of any development or combination of developments that, individually or in the aggregate, is reasonably likely to prevent or materially impair its respective ability to consummate the transactions contemplated by this Agreement, including the failure to satisfy a condition to the Closing set forth in Article VII; provided, however, that no such notification shall affect the representations, warranties, covenants or obligations of the Parties or the conditions to the obligations of the Parties under this Agreement.

Section 6.4            Exclusive Dealing. Parent and the Target Company shall, and shall cause their respective controlled Affiliates and other Representatives to, immediately cease and cause to be terminated any existing discussions, communications or negotiations with, or any electronic

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data site access provided to, any Person (other than Purchaser and its Representatives) concerning any Acquisition Transaction or proposal, inquiry, submission or offer relating to an Acquisition Transaction (an “Acquisition Proposal”). At all times between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, Parent and the Target Company shall not, and shall cause their respective controlled Affiliates and other Representatives to not, take any action to directly or indirectly: (a) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Acquisition Proposal; (b) provide any non-public information regarding the Target Company or the Transferred Subsidiary or the Target Business to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal; (c) have any substantive communications, or engage in any substantive discussions or negotiations, with any Person with respect to an Acquisition Transaction or an Acquisition Proposal; (d) publicly approve, endorse or recommend any Acquisition Proposal or Acquisition Transaction; or (e) enter into any letter of intent or similar document or any Contract relating to, or consummate, any Acquisition Transaction. At all times between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, Parent shall, within 48 hours after receipt by Parent or any of its controlled Affiliates or Representatives of any Acquisition Proposal, any inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, advise Purchaser in reasonable detail orally and in writing of the same (including the material contents and terms of such Acquisition Proposal, inquiry or indication of interest). Notwithstanding the foregoing, Parent, the Target Company and their respective Representatives may respond to any unsolicited proposal regarding an Acquisition Proposal or Acquisition Transaction by indicating that the Parent and the Target Company are subject to an exclusivity agreement and are unable to provide any non-public information related to the Target Company, the Transferred Subsidiary and the Target Business or entertain any proposals or offers or engage in negotiations or discussions concerning an Acquisition Proposal or Acquisition Transaction so long as such exclusivity agreement remains in effect.

Section 6.5            Access and Information.

(a)               From the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with its terms, subject to any applicable Law and COVID-19 Measures, the Target Company, to the extent not unreasonably disruptive to the employees of the Target Company and the Transferred Subsidiary or the Target Business or the operation thereof, shall, and shall cause its controlled Affiliates to, afford Purchaser and its Affiliates and other Representatives reasonable access during normal business hours upon reasonable advance notice to the books and records and other documents of the Target Business and the employees, premises and facilities of the Target Company and the Transferred Subsidiary and furnish Purchaser and its Affiliates and other Representatives, in a reasonably timely manner upon reasonable advance notice during normal business hours, the financial, operating and other data and information of the Target Company and the Transferred Subsidiary, in each case, to the extent reasonably requested by Purchaser to ensure an orderly and efficient transition of the Target Business to Purchaser, to prepare for the Closing and to facilitate the satisfaction of the conditions to the Closing under Article VII, in each case subject to Section 6.8 and the Confidentiality Agreement; provided, however, that in no event shall Purchaser or its Representatives have access to any information that is solely related to the business and affairs of Parent or any of its Affiliates (other than the Target Company and the Transferred Subsidiary), or the disclosure of which, based on advice of Parent’s

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outside legal counsel, or in Parent’s reasonable determination, would violate applicable Law or be reasonably expected to destroy any legal privilege; provided, further, that the auditors and accountants of Target Company and Transferred Subsidiary shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures in their ordinary course of business and then only after such Person has signed a customary agreement reasonably requested relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants. In the event that disclosing such books, records and other documents would violate any obligation of Parent, the Target Company or any of their respective Affiliates to a third-party with respect to confidentiality, the Parties shall reasonably cooperate so such books, records and other documents might be made available in a redacted format, or, if such redaction would result in pertinent information being omitted, Parent shall make such books, records and other documents available if Purchaser delivers confidentiality undertakings reasonably satisfactory to Parent. Purchaser shall promptly reimburse Parent and the Target Company for any reasonable out-of-pocket expenses Parent or the Target Company incurs in complying with any such request by or on behalf of Purchaser, its Affiliates or their Representatives pursuant to this Section 6.5(a). All requests for information made pursuant to this Section 6.5(a) shall be directed to an executive officer of Parent or such Persons as may be designated by Parent or a member of senior management of the Target Company approved by Parent.

(b)               For a period of seven years following the Closing Date, to the extent permitted by applicable Law and COVID-19 Measures, Purchaser agrees to provide (or cause its controlled Affiliates to provide) Parent with reasonable access during normal business hours upon reasonable advance notice to the books and records and other documents (including, for the avoidance of doubt, Tax Returns and other information and documents relating to Tax matters and the financial, operating and other data and information) of the Target Company and the Transferred Subsidiary to the extent relating to the business and affairs of the Target Company and the Transferred Subsidiary prior to, and existing as of, the Closing, to the extent that such access is reasonably required and requested by Parent or any of its Representatives (i) to prepare financial statements, Tax filings or regulatory filings of Parent or its Affiliates or reasonably required and requested for accounting, third-party litigation or legal compliance purposes, (ii) to comply with the terms of any Transaction Document, any applicable Law or any request of any Government Authority, (iii) to defend or prosecute any judicial, arbitral or regulatory proceeding to which Parent or any of its Affiliates is a party, or (iv) to the extent necessary to enforce Parent’s and its Affiliates’ rights and remedies under the Transaction Documents, in each case subject to Section 6.8 (except in the case of information required to be provided to applicable Government Authorities in Tax filings or regulatory filings of Parent in respect of periods ending on or prior to the Closing Date); provided, however, that in no event shall Parent have access to any information the disclosure of which, based on advice of Purchaser’s outside legal counsel, or in Purchaser’s reasonable determination, would violate applicable Law or reasonably be expected to destroy any legal privilege, provided, further, that the auditors and accountants of Purchaser and its Affiliates shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures in their ordinary course of business and then only after such Person has signed a customary agreement reasonably requested relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants. In the event that disclosing such books, records and other documents would violate any obligation of Purchaser or any of its Affiliates to a third-party with respect to confidentiality, the Parties shall reasonably cooperate so such books, records and other documents might be made available in a redacted format, or,

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if such redaction would result in pertinent information being omitted, Purchaser shall make such books, records and other documents available if Parent delivers confidentiality undertakings reasonably satisfactory to Purchaser. Parent shall promptly reimburse Purchaser for any reasonable out-of-pocket expenses Purchaser incurs in complying with any such request by or on behalf of Parent, its Affiliates or their Representatives pursuant to this Section 6.5(b). All requests for information made pursuant to this Section 6.5(b) shall be directed to an executive officer of Purchaser or such Persons as may be designated by Purchaser.

Section 6.6            Non-Disparagement. For a period of 540 days following the Closing Date, each Party shall not, and shall cause its controlled Affiliates and instruct its and their respective directors, officers and employees, to not, directly or indirectly, publicly make, cause to be made or publish any defamatory, maliciously false, or disparaging remarks, written or otherwise, that are detrimental to, or otherwise reflect adversely on, harm the reputation of or encourage any adverse action against, any other Party or its Affiliates or their respective directors, officers and employees. Notwithstanding anything to the contrary in this Section 6.6, subject to Section 6.8, no Party shall be prohibited from: (a) providing truthful testimony or other statements in response to legal subpoena or as required by applicable Law or Government Order or requested by Government Authority; (b) making truthful statements in connection with any claim brought by a Party against such Party making such statements in connection with the transactions contemplated by this Agreement and the Shareholder Agreement; or (c) making truthful statements to correct erroneous public information or statements made by the other Party or its Affiliates or their respective directors, officers or employees in violation of this Section 6.6.

Section 6.7            Non-Solicitation. Parent understands that Purchaser and its Affiliates intend to protect and preserve the going concern value of the Target Company and the Transferred Subsidiary and the Target Business to the extent permitted by Law and that Purchaser would not have entered into this Agreement absent the provisions of this Section 6.7 and, therefore, for a period of three years following the Closing, Parent shall not, and shall cause its controlled Affiliates to not, directly or indirectly: (a) solicit, recruit or hire any Business Employee of the Target Company or the Transferred Subsidiary; or (b) solicit or encourage any Business Employee of the Target Company or the Transferred Subsidiary to leave employment by or service to Purchaser or any of its Affiliates; provided, however, that the provisions of this Section 6.7 shall not prevent Parent or any of its Affiliates from (A) making a general solicitation for employment or engagement that is not specifically targeted at any Business Employee of the Target Company or the Transferred Subsidiary or (B) hiring or soliciting for employment or other services of any Person who has resigned from employment with the Target Company or the Transferred Subsidiary (for any reason other than resulting from a violation of this Section 6.7) at least thirty (30) days prior to such solicitation. Parent acknowledges that a violation of this Section 6.7 would cause Purchaser and its Affiliates (including the Target Company and the Transferred Subsidiary) irreparable harm which may not be adequately compensated for by money damages. Parent therefore agrees that in the event of any actual or threatened violation of this Section 6.7, Purchaser shall be entitled, in addition to other remedies that it may have, to seek a temporary restraining order and

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to seek preliminary and final injunctive relief against Parent and its Affiliates, as may be available, to prevent any violations of this Section 6.7, without the necessity of posting a bond.

Section 6.8            Confidentiality.

(a)               Until the Closing, each Party acknowledges that the information being provided to it and its Representatives in connection with the transactions contemplated by the Transaction Documents is subject to the terms of the Confidentiality Agreement, which shall remain in full force and effect on and after the date hereof; provided that actions taken by either Party to the extent necessary in order to comply with their respective obligations under Section 6.3 shall not be deemed to be in violation of this Section 6.8 or the Confidentiality Agreement. The confidentiality and information non-use obligations under the Confidentiality Agreement shall automatically be deemed terminated and cease to have any force or effect as of the Closing.

(b)               Subject to Section 6.8(c) and Section 6.9, from and after the Closing, (i) each of Parent or Purchaser that has received or obtained, or receives or obtains, Confidential Information, or whose Affiliates or other Representatives have received or obtained, or receive or obtain, Confidential Information (collectively, the “Receiving Party”), from Purchaser or Parent or any of its respective Affiliates or other Representatives, respectively (collectively, the “Disclosing Party”), in connection with this Agreement (or any agreement entered into pursuant to this Agreement) and its (and their) preparation, negotiation and performance hereof (and thereof), whether prior to or following the date hereof, shall treat such Confidential Information as confidential and shall not disclose or use any such Confidential Information except as provided herein and shall cause its Affiliates and other Representatives to do the same. For the avoidance of doubt, following the Closing, (i) Parent shall be deemed the Receiving Party and Purchaser shall be deemed the Disclosing Party with respect to Confidential Information to the extent such Confidential Information is solely concerning the Target Company or the Transferred Subsidiary and existed on or at any time prior to the Closing Date, as well as any notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda or other materials that contain, reference, reflect or are based upon such Confidential Information to the extent solely concerning the Target Company or the Transferred Subsidiary and existed on or at any time prior to the Closing Date and (ii) Purchaser shall be deemed the Receiving Party and Parent shall be deemed the Disclosing Party with respect to Confidential Information to the extent such Confidential Information is solely concerning Parent or its Affiliates and was made accessible by or provided to the Target Company or the Transferred Subsidiary on or at any time prior to the Closing Date, as well as any notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda or other materials that contain, reference, reflect or are based upon such Confidential Information to the extent solely concerning Parent or its Affiliates and made accessible by or provided to the Target Company or the Transferred Subsidiary at any time prior to the Closing Date.

(c)               Section 6.8(b) shall not prohibit disclosure or use of any Confidential Information if and to the extent: (i) the disclosure or use is required by Law or any recognized stock exchange on which the Equity Interests of the Receiving Party or its Affiliates are listed, based on the advice of legal counsel, provided that, to the extent permitted by applicable Law, prior to such disclosure or use the Receiving Party shall (A) promptly notify the Disclosing Party of such requirement and provide the Disclosing Party with a list of Confidential Information to be disclosed and (B)

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reasonably cooperate in obtaining a protective order covering, or confidential treatment for, such Confidential Information; (ii) disclosed upon any request or pursuant to any requirement to any Government Authority with jurisdiction over the Receiving Party or its Affiliates or other Representatives, based on the advice of legal counsel, provided that, to the extent permitted by applicable Law, prior to such disclosure the Receiving Party shall (A) promptly notify the Disclosing Party of such requirement and provide the Disclosing Party with a list of Confidential Information to be disclosed and (B) reasonably cooperate in obtaining a protective order covering, or confidential treatment for, such Confidential Information; (iii) the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into in connection with this Agreement or the disclosure is made in connection with the Tax affairs of the Disclosing Party; (iv) the disclosure is made to the Receiving Party’s Affiliates or other Representatives on a need-to-know basis (with the understanding that the Receiving Party shall be responsible for any breach by its Affiliates and other Representatives of this Section 6.8); (v) the Confidential Information is or becomes generally available to the public (other than as a result of a breach by the Receiving Party or any of its Affiliates or other Representatives of this Section 6.8 or a violation by the Receiving Party or any of its Affiliates or other Representatives of any other confidentiality or non-use obligation to the Disclosing Party or any of its Representatives); (vi) subject to the second sentence of Section 6.8(b) (the Confidential Information referenced in which shall not be affected solely by this clause (vi)), the Confidential Information is already in the Receiving Party’s possession prior to receipt from the Disclosing Party, provided that such Confidential Information is not known, after reasonable inquiry, by the Receiving Party to be subject to another confidentiality obligation; (vii) subject to the second sentence of Section 6.8(b) (the Confidential Information referenced in which shall not be affected solely by this clause (vii)), the Confidential Information is or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or any of its Affiliates or other Representatives, provided that such sources are not known, after reasonable inquiry, by the Receiving Party to be subject to another confidentiality obligation; or (viii) the disclosure or use of such Confidential Information is made with the Disclosing Party’s prior written approval.

Section 6.9            Announcements(a). Neither Parent nor Purchaser shall, and they shall cause their respective Affiliates not to, issue any press release or make any public announcement relating to the existence or subject matter of this Agreement or any agreement entered into pursuant to this Agreement, or the provisions hereof or thereof or the transactions contemplated hereby or thereby, without the prior review and written approval of the other Party (which approval shall not be unreasonably withheld, conditioned or delayed); provided, however, that the foregoing shall not prohibit such disclosure if required by Law, any Government Authority or any recognized stock exchange on which the Equity Interests of either Parent or Purchaser or any of their respective Affiliates are listed (in which case the applicable Party will use its reasonable best efforts to consult with the other Party before making the disclosure and to allow such other Party to review the text of the disclosure before it is made, to the extent practicable); provided, further, that the foregoing shall not prohibit such disclosure if following the Closing and consistent in tone and substance in all material respects with any press release previously issued or public announcement previously made in accordance with the terms hereof.

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Section 6.10     Insurance.

(a)               Parent and the Target Company shall use commercially reasonable efforts to keep, or cause to be kept, all Target Insurance Policies as of the date hereof or suitable replacements therefor (with terms, conditions, retentions and limits of liability that are substantially similar in all material respects to the existing policies or otherwise consistent with the market practice of businesses of a similar size and type) in full force and effect in all material aspects and in the name of or maintained by the Target Company or the Transferred Subsidiary until the close of business on the Closing Date.

(b)               From and after the Closing, the Target Business shall, if applicable, cease to be insured by Parent’s or its Affiliates’ insurance policies or by any of their self-insurance programs or other similar arrangements (other than the Target Insurance Policies in the name of or maintained by the Target Company or the Transferred Subsidiary).

(c)               Purchaser and its Affiliates (including, after the Closing, the Target Company and the Transferred Subsidiary) will not have access to, and shall not be permitted to make any claims under, any of Parent’s or any of its Affiliate’s insurance policies, self-insurance programs or other arrangements with respect to any events or circumstances, including events or circumstances relating to the Target Business that occurred or existed prior to the Closing.

Section 6.11        Intellectual Property.

(a)               Except as specifically provided in this Section 6.11, Purchaser acknowledges and agrees that none of Purchaser or its Affiliates (including, after the Closing, the Target Company and the Transferred Subsidiary) is purchasing, acquiring, receiving a license to or otherwise obtaining any right, title or interest in, to or under any Intellectual Property owned by or licensed to Parent or any of its Affiliates (other than the Target Company and the Transferred Subsidiary), including the Parent Trademarks.

(b)               From and after the Closing, (i) Purchaser shall, and shall cause its Affiliates (which, from and after the Closing, shall include the Target Company and the Transferred Subsidiary) to, cease and discontinue all uses of the Parent Trademarks, and (ii) Parent shall, and shall cause its Affiliates (other than the Target Company and the Transferred Subsidiary) to, cease and discontinue all uses of the Company Trademarks.

Section 6.12        Third-Party Consents.

(a)               Except with respect to regulatory filings with and approvals of Government Authorities (which are addressed in Section 6.3) and subject to the terms and conditions set forth in this Agreement, the Parties shall, and shall cause their respective controlled Affiliates to, cooperate with each other and use their respective reasonable best efforts to, as promptly as reasonably possible, obtain consents and make notices required under the Contracts set forth in Section 6.12(a) of Target Company’s Disclosure Letter. Purchaser agrees to use reasonable best efforts to cooperate with the other Parties to obtain such consents as reasonably requested, including by providing evidence as to financial capability and creditworthiness as may be reasonably requested by any third-party whose consent or approval is sought hereunder.

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(b)               Notwithstanding anything to the contrary contained herein, in no event shall Purchaser, Parent, the Target Company or any of their respective Affiliates be required to, and neither Parent nor the Target Company may, or may allow any of their Affiliates to, without the prior written consent of Purchaser, make any payment, incur any liability, commence any litigation or make any concession to obtain any consents of third parties contemplated by Section 6.12(a) and obtaining any such consents shall not be a condition to the Closing other than as expressly set forth in Article VII.

Section 6.13        Employee Matters.

(a)               Purchaser agrees that Business Employees as of immediately prior to the Closing who continue to remain employed with the Target Company and the Transferred Subsidiary, Purchaser or any Affiliate of Purchaser following the Closing Date (the “Continuing Employees”) shall, for a period of not less than one year following the Closing Date (or, if earlier, until the termination of employment of a particular Continuing Employee), be provided with (i) base salary or base wage, as applicable, that is no less favorable than the base salary or base wage provided to such Continuing Employee as of immediately prior to the Closing, (ii) pension and welfare benefits that are no less favorable in the aggregate than those provided to such Continuing Employees immediately prior to the Closing and (iii) other employee benefits that are substantially similar to those provided to similarly situated employees of Purchaser; provided that (A) the foregoing clauses (i) through (iii) shall not apply to the Key Person, whose compensation and benefits shall be governed by such Key Persons’ respective Employment Agreements, and (B) nothing in this Agreement shall limit Purchaser’s or any of its Affiliates’ rights to terminate the employment of any Continuing Employee or any other Business Employee at any time.

(b)               Purchaser shall, and shall cause its Affiliates to, provide each Continuing Employee with service credit for such Continuing Employee’s employment with the Target Company, the Transferred Subsidiary and Parent for purposes of determining eligibility to participate, vesting and benefit accruals, under any applicable Purchaser Plan, as if such service had been performed with Purchaser and its Affiliates; provided, that such service shall not be recognized for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidies, early retirement benefits or to the extent such recognition would result in a duplication of benefits. Purchaser shall cause each of its Purchaser Plans that are “group health plans” within the meaning of HIPAA, and shall use commercially reasonable efforts with respect to any other Purchaser Plans that are welfare plans within the meaning of Section 3(2) of ERISA, to (i) waive all limitations as to preexisting conditions exclusions and eligibility waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees and their eligible dependents under any such plans and (ii) give each Continuing Employee credit for the plan year in which the Closing occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Closing for which payment has been made.

(c)               Purchaser shall be solely responsible for complying with the Worker Adjustment and Retraining Notification Act of 1988, as amended, with respect to the Continuing Employees as a result of any action by Purchaser or its Affiliates on or after the Closing Date.

(d)               The Parties acknowledge and agree that all provisions contained in this Section 6.13 with respect to Business Employees are included for the sole benefit of the Parties and shall not

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create any third-party beneficiary right in any other Person, including any employees or former employees of Parent or the Target Company and the Transferred Subsidiary, any participant in any Purchaser Plan or any beneficiary thereof or any right to continued employment with Parent, the Target Company, the Transferred Subsidiary or Purchaser (or any of their respective Affiliates), nor require Purchaser or any of its Affiliates to continue or amend any Purchaser Plan on or after the Closing Date for Continuing Employees, and any such plan may be amended or terminated in accordance with its terms and applicable Law.

Section 6.14        Termination of Certain Affiliate Arrangements; Releases.

(a)               At or prior to the Closing, assuming Purchaser has not breached its payment obligations set forth in Article II, (i) all Related Party Contracts shall be terminated as between Parent or any of its Affiliates (other than the Target Company and the Transferred Subsidiary) or any of their respective directors, managers, officers or employees, on the one hand, and the Target Company and/or the Transferred Subsidiary, on the other hand, and each such termination shall include a release of the Target Company and the Transferred Subsidiary from any and Liabilities arising out of, or related to, such Related Party Contracts, and (ii) all Intercompany Payables between Parent or any of its Affiliates (other than the Target Company and the Transferred Subsidiary) or any of their respective directors, managers, officers or employees, on the one hand, and the Target Company and/or the Transferred Subsidiary, on the other hand, shall have been paid and settled in full (the foregoing clauses (i) and (ii), collectively, the “Related Party Contract and Payable Terminations”).

(b)               Effective as of the Closing, to the extent permitted by applicable Law, the Target Company, for itself and on behalf of the Transferred Subsidiary and their respective successors, heirs and executors, hereby irrevocably, knowingly, voluntarily, unconditionally and completely releases, acquits and forever discharges, waives and relinquishes all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any such party has, may have or might have or may assert, now or in the future, against Parent, each individual set forth on Section 6.14(b) of Target Company’s Disclosure Letter, any of its and their Affiliates (not including the Target Company or the Transferred Subsidiary), or its or their respective successors, assigns, heirs and executors, directly or indirectly relating to or arising out of any Contract, transaction, event, circumstance, Action, failure to act or occurrence of any sort or type, whether known or unknown, in each case involving the Target Company or the Transferred Subsidiary, that occurred, existed, was taken, permitted or begun prior to the Closing; provided that the Target Company is not releasing, and this Section 6.14(b) shall not be deemed to apply to, any rights available to it under or in respect of this Agreement or the Shareholder Agreement, including the rights to indemnification hereunder. In furtherance of the foregoing, the Target Company, for itself and on behalf of the Transferred Subsidiary and their respective successors, heirs and executors, hereby waives and agrees not to assert any rights under any Law to the effect that a general release does not extend to claims that the creditor does not know or suspect at the time of executing the release, including Section 1542 of the California Civil Code.

(c)               Effective as of the Closing, to the extent permitted by applicable Law, Parent, for itself and on behalf of its Affiliates and its and their respective successors, heirs and executors, hereby irrevocably, knowingly, voluntarily, unconditionally and completely releases, acquits and

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forever discharges, waives and relinquishes all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any such party has, may have or might have or may assert, now or in the future, against Purchaser, the Target Company, the Transferred Subsidiary, each individual set forth on Section 6.14(c) of Purchaser’s Disclosure Letter, or any of their respective Affiliates or successors, assigns, heirs and executors, directly or indirectly relating to or arising out of any Contract, transaction, event, circumstance, Action, failure to act or occurrence of any sort or type, whether known or unknown, in each case involving Parent or its Affiliates, that occurred, existed, was taken, permitted or begun prior to the Closing; provided that Parent is not releasing, and this Section 6.14(c) shall not be deemed to apply to, any rights available to it under or in respect of this Agreement or the Shareholder Agreement, including the rights to indemnification hereunder. In furtherance of the foregoing, Parent, for itself and on behalf of its Affiliates and its and their respective successors, heirs and executors, hereby waives and agrees not to assert any rights under any Law to the effect that a general release does not extend to claims that the creditor does not know or suspect at the time of executing the release, including Section 1542 of the California Civil Code.

Section 6.15        Release of Encumbrances. At or prior to the Closing, Parent shall, and shall cause the Target Company and the Transferred Subsidiary to, secure the termination and release of all Encumbrances (other than Permitted Encumbrances) upon the Target Equity Interests or assets or properties of the Target Company and the Transferred Subsidiary, in each case in form and substance reasonably satisfactory to Purchaser.

Section 6.16        Director and Officer Indemnification; Exculpation.

(a)               All rights to indemnification for and exculpation from liabilities for acts or omissions occurring at or prior to the Closing now existing in favor of any Persons currently or formerly serving as directors or officers of the Target Company or the Transferred Subsidiary (or any of their respective predecessor entities) or who become prior to the Closing a director or officer of the Target Company or the Transferred Subsidiary (each, an “Indemnified D&O”) as provided in the Constituent Documents of each of the Target Company or the Transferred Subsidiary, in each case, as in effect on the date of this Agreement, shall survive the Closing and shall continue in full force and effect in accordance with their respective terms for a period of six years from the Closing; provided, however, that all rights to indemnification in respect of any Action asserted or made prior to the Closing or within such six-year period shall continue until the final disposition of such Action.

(b)               Purchaser shall ensure that from and after the Closing until the sixth anniversary thereof, the Constituent Documents of the Target Company and the Transferred Subsidiary shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Indemnified D&Os than are set forth in such Constituent Documents as of the date hereof, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals during such period. From and after the Closing until the sixth anniversary thereof, Purchaser shall, to the same and fullest extent permitted by applicable Laws, indemnify, defend and hold harmless, and provide advancement of expenses to, each Indemnified D&O against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim based in

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whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Target Company or the Transferred Subsidiary, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Closing Date, whether asserted or claimed prior to, or at or after, the Closing Date (including matters, acts or omissions occurring in connection with the approval of this Agreement and the Shareholder Agreement and the consummation of the transactions contemplated hereby and thereby), to the same extent provided in the Constituent Documents of each of the Target Company or the Transferred Subsidiary as of the date hereof.

(c)               In the event that, after the Closing, the Target Company or the Transferred Subsidiary (or their respective successors or assigns) (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, Purchaser shall cause the Target Company or the Transferred Subsidiary, as applicable, to cause proper provision to be made so that such successors and assigns shall assume the obligations set forth in this Section 6.16.

(d)               Reasonably promptly after receipt by an Indemnified D&O who is an employee of Parent or any of its Affiliates (other than the Target Company and the Transferred Subsidiary) as of the date hereof of notice of the commencement of any Action for which such Indemnified D&O would be entitled to indemnification under this Section 6.16, such Indemnified D&O shall, if a claim in respect thereof is to be made against the Target Company under this Section 6.16, notify the Target Company in writing of the commencement thereof. Upon written notice to the Target Company, each such Indemnified D&O shall have the right (but not the obligation) to control the defense of any Action brought against such Indemnified D&O to the extent such Indemnified D&O would be entitled to indemnification therefor by the Target Company under this Section 6.16 with counsel selected by such Indemnified D&O that is reasonably satisfactory to the Target Company; provided, however, that (i) the Target Company and the Transferred Subsidiary shall be permitted to participate in the defense of such Action at their own expense and (ii) the Target Company and the Transferred Subsidiary shall not be liable for any settlement agreed to or effected by such a Indemnified D&O without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed. If such an Indemnified D&O elects to control the defense of such an Action, such Indemnified D&O shall use his or her commercially reasonable efforts to defend such Action vigorously and diligently to final conclusion or settlement, subject to the terms hereof. Each of Purchaser and such Indemnified D&O shall, and Purchaser shall cause each of the Target Company and the Transferred Subsidiary to, reasonably cooperate, and cause their respective Affiliates to reasonably cooperate, in the defense of any such Action, including the Target Company making reasonably requested documents and witnesses related to the defense available to such Indemnified D&O pursuant to joint-defense agreements and/or confidentiality agreements, as appropriate. Notwithstanding the foregoing, no such Indemnified D&O shall be entitled to assume the defense of any such Action if (A) a claim in such Action seeks an injunction or other equitable relief or relief other than monetary damages for which such Indemnified D&O would be entitled to indemnification under this Section 6.16, (B) the Action is a criminal or administrative proceeding involving the Target Company or any of its Affiliates, or relates to such a proceeding, or the underlying facts or circumstances of which could reasonably be expected to give rise to such a proceeding, or (C) the Action involves a Person set forth on Section 6.16(d) of Purchaser’s Disclosure Letter. For the avoidance of doubt, this Section 6.16(d) shall not by itself

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be construed in any manner that would impose additional indemnification, advancement of expenses or exculpation obligations on Purchaser or its Affiliates to indemnify such Indemnified D&O.

(e)               Notwithstanding anything to the contrary contained herein, the provisions of this Section 6.16 shall survive the Closing and are intended to be for the benefit of, and will be enforceable by, each Indemnified D&O and his or her heirs and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have from the Target Company or the Transferred Subsidiary or any other Person by contract or otherwise except as expressly provided in this Agreement. The obligations of Purchaser and Parent under this Section 6.16 shall not be terminated or modified in a manner so as to adversely affect any Indemnified D&O or any other person entitled to the benefit of this Section 6.16 without the prior written consent of the affected Indemnified D&O.

Section 6.17        RWI Policy.

(a)               Purchaser has entered into a binder agreement with the RWI Provider with respect to the RWI Policy, effective as of the date hereof. True and complete copies of such binder agreement and the RWI Policy have been made available to Parent. The provisions of the RWI Policy include terms to the effect that the RWI Provider waives any right of subrogation against Parent in connection with this Agreement and the transactions contemplated hereby, except in the case of fraud. From and after the Closing, Purchaser will not, directly or indirectly, terminate, cancel, amend, waive or modify the RWI Policy during its policy term such that Parent’s liability under Article IX would increase as a result thereof and will not amend, waive or otherwise modify the RWI Policy in any manner that would allow the insurer thereunder to subrogate or otherwise make or bring any Action against Parent or any of its Affiliates, except in the case of fraud.

(b)               The cost of the premiums, together with all Taxes and application, underwriting or similar fees or expenses, in connection with the RWI Policy shall be paid 50% by Purchaser and 50% by Parent (with such amount payable by Parent to be paid in accordance herewith as Target Company Transaction Expenses).

Section 6.18        Regulation S-X. From the date hereof and prior to the Closing, Parent shall use commercially reasonable efforts to prepare, complete and provide, and shall use commercially reasonable efforts to cause the Target Company to provide, as promptly as reasonably practicable, updated audited consolidated balance sheets of the Target Company and the Transferred Subsidiary as of each of December 31, 2019 and December 31, 2020 and updated audited consolidated statements of income, stockholders’ equity and cash flows of the Target Company and the Transferred Subsidiary for each of the fiscal years ended December 31, 2019 and December 31, 2020 in accordance with GAAP (including footnotes thereto) that are necessary, in the reasonable opinion of Purchaser, to enable Purchaser to prepare financial statements in compliance with the requirements of Regulation S-X of the SEC in connection with the transactions contemplated hereby (the “Updated Financial Statements”). Prior to the Closing, the Parties shall reasonably cooperate with each other in connection with, and shall keep each other apprised of, such preparation and provision of the Updated Financial Statements, including Parent and the Target Company providing to Purchaser reasonable access to, in normal business hours upon reasonable requests, their auditors and accountants and their auditors’ and accountants’ work

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papers in accordance with such auditors’ and accountants’ normal disclosure procedures in their ordinary course of business and consulting with and considering in good faith the input of Purchaser on material decisions in connection therewith. At and after the Closing, Parent shall, to the extent in Parent’s possession, use its commercially reasonable efforts to provide, and shall instruct its and the Target Company’s auditors and accountants to provide, to Purchaser all customary representation letters, confirmations and undertakings, work papers, information and records in connection with the Updated Financial Statements and if any, the financial statements described in the last sentence of this Section 6.18 and the preparation thereof as Purchaser may reasonably request based upon the then-current stage of preparation of such Updated Financial Statements and in accordance with such auditors’ and accountants’ normal procedures in their ordinary course of business, to the extent reasonably necessary to complete the Updated Financial Statements. At and after the Closing, in connection with the preparation or completion of the Updated Financial Statements, Parent shall provide representation letters in a customary form to the extent requested by the Target Company’s auditors and accountants; provided that Purchaser shall have provided Parent with reasonable access to the Target Company and its Subsidiary, the Target Company’s management team and its and their work papers, information and records to the extent reasonably necessary to provide such representation letters (including certifications or sub-certifications as necessary or applicable). To the extent the Updated Financial Statements have not been completed prior to the Closing, Parent shall use its commercially reasonable efforts to facilitate the transition of the preparation of the Updated Financial Statements to Purchaser as may be reasonably requested by Purchaser and Purchaser shall, following the Closing, use commercially reasonable efforts to prepare and complete, and shall use commercially reasonable efforts to cause the Target Company to, as promptly as reasonably practicable, prepare and complete the Updated Financial Statements. Any costs, fees and expenses reasonable incurred in preparing the Updated Financial Statements shall be borne by Purchaser and Parent equally, except those set forth in Section 6.18 of Target Company’s Disclosure Letter, which shall be at Parent’s sole cost and expense. From the date hereof and prior to the Closing, the Target Company shall provide to Purchaser the quarterly unaudited financial statements prepared by the Target Company in the ordinary course of business as promptly as practicable when, and in no event later than ten days following, such financial statements are available.

Section 6.19        Listing. From the date hereof until the Closing, Purchaser shall ensure the Purchaser Common Shares remain listed on NASDAQ. Purchaser shall cause the Share Consideration to be duly authorized for listing by NASDAQ, subject to official notice of issuance, to the extent required by the rules of NASDAQ.

Section 6.20      Title Insurance Policy. Prior to the Closing, Parent agrees to use commercially reasonable efforts to cooperate with Purchaser to obtain the Title Insurance Policy, which shall include delivering, or causing to be delivered, to Purchaser the affidavits, indemnities, undertakings, certificates, estoppels or other assurances reasonably required for the Title Company to issue the Title Insurance Policy, including the non-imputation endorsement, at Purchaser’s sole cost (including premiums, Taxes and any other fees or expenses), provided that obtaining the Title Insurance Policy shall not be a condition to the obligations of any Party to consummate the transactions contemplated by this Agreement.

Section 6.21         Energy Credits.

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(a)               Independent of and in addition to the Purchase Price paid by Purchaser, the Target Company shall pay, or cause to be paid, to Parent amounts representing certain of the Adjusted Retail Credit and the ERCOT Short-Pay (each, as defined in the QSE Letter Agreement) (collectively, the “Energy Credits”) calculated and determined in the manner, and pursuant to the terms and subject to the conditions, set forth in this Section 6.21. For purposes of Section 382 of the Code (or any analogous provisions under applicable Laws), any gross income associated with the Energy Credits shall be allocated within a Straddle Period as if a “closing of the books” election has been made as of the close of the Closing Date.

(b)               Following the Closing, subject to the other terms of this Section 6.21, within 15 days following the receipt by the Target Company of each monthly invoice from TXU under the Energy Agreement, the Target Company shall pay, or cause to be paid, to Parent an amount in cash equal to (i) the portion of the Energy Credits actually applied to Charges or Performance Assurance (each, as defined in the Energy Agreement) payable to TXU by the Target Company pursuant to the Energy Agreement, if any, minus (ii)(A) the amount set forth in the foregoing clause (i), but only to the extent it was not treated as accruing in a Pre-Closing Period for purposes of computing the Tax Liability Amount, multiplied by (B) the Assumed Tax Rate (each, a “Tax Offset Amount”), by wire transfer of immediately available funds pursuant to instructions furnished by Parent in writing prior thereto. Further, following the Closing, if the Target Company receives any payment, or receives and actually applies any credit, from PPM relating to the return of any portion of the EMSA Payment (as defined in the QSE Letter Agreement) for any reason, the Target Company shall pay, or cause to be paid, the amount of such payment or credit by wire transfer of immediately available funds pursuant to instructions furnished by Parent in writing prior thereto.

(c)               All past due amounts owed by the Target Company to Parent which have not been paid to Parent within 15 days following the receipt by the Target Company of a monthly invoice from TXU under the Energy Agreement in accordance with the terms of Section 6.21(b) shall accrue interest from the date such amount was due and payable to Parent until payment thereof at a rate equal to 10% per annum, computed as simple interest on the basis of a year of 365 days.

(d)               Between the date hereof and the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Target Company shall use commercially reasonable efforts to reach an agreement with each Customer in settlement of the valid claims by or obligations owed to such Customer relating to the Event (as defined in the QSE Letter Agreement) (such claims, “Event Claims”), which settlements may involve the Target Company making cash or other form of payments to one or more Customers in consideration of such settlement (such payments, “Event Settlement Payments”); provided, however, that in no event shall the Target Company be required to make Event Settlement Payments that, in the aggregate, exceed $3,000,000. Any Customer that has not entered into an agreement with the Target Company that settles its Event Claims as of the Closing is referred to herein as an “Unsettled Customer.”

(e)               From and after the Closing, Parent shall indemnify the Purchaser Indemnitees from and against all Damages suffered or incurred by any of them at any time resulting from, arising out of or in connection with: (i) any reasonable and documented out-of-pocket expenses actually incurred in connection with collecting, claiming, protecting or preserving the Energy Credits pursuant to this Section 6.21; (ii) any overpayment required to be paid to ERCOT in cash under and

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pursuant to the QSE Letter Agreement as a result of modifications to commodity price or ERCOT costs and charges relating to the Event; and (iii) any Event Settlement Payments paid to Unsettled Customers, if any (provided that Parent shall not be required to indemnify the Purchaser Indemnitees for any amounts under this clause (iii) that are in excess of an amount equal to (A) $3,000,000, minus (B) the aggregate amount of Event Settlement Payments made by the Target Company prior to Closing, minus (C) any Event Settlement Payments included in the Net Working Capital or Target Company Transaction Expenses). Claims for indemnification pursuant to this Section 6.21(e) shall be made in accordance with the terms of Section 9.6, mutatis mutandis, and shall be subject to Section 9.8 and Section 9.13; provided, for the avoidance of doubt, that none of the other terms of Article IX shall apply to this Section 6.21.

(f)                The Target Company shall have the right to withhold and setoff against any amount due to Parent under Section 6.21(b) the amount of any payments to which the Target Company reasonably and in good faith determines that it is reasonably likely to be entitled under Section 6.21(g); provided that the Target Company shall pay such amount that was withheld or setoff to Parent promptly, and in any event within two Business Days, following a determination that the Target Company is not entitled to such amount in accordance with the terms of Section 6.21(g).

(g)               Within 120 days following the end of each taxable year of the Target Company, the Target Company shall deliver to Parent a written statement setting forth in reasonable detail the calculation of the actual increase (or the actual decrease by reason of the offset under clause (ii)) in Taxes paid or payable by the Target Company on account of the Energy Credits or the return of any portion of the EMSA Payment during or with respect to such taxable year, provided that such calculation shall (i) disregard any expense deduction associated with the utilization of any Energy Credits after the Closing Date and (ii) treat as an offset any actual decrease in Taxes paid or payable by the Target Company as a result of any deduction or reduction in gross income attributable to a reduction in the amount of Energy Credits available to the Target Company (not including by reason of their utilization), but only to the extent that the amount of the Energy Credits so reduced was previously included in the Target Company’s gross taxable income or was treated as accruing in a Pre-Closing Period for purposes of computing the Tax Liability Amount. If the amount of such increase in Taxes differs from the aggregate Tax Offset Amounts applied to payments made to Parent during such taxable year pursuant to Section 6.21(b) or if there is an actual decrease in Taxes paid or payable by the Target Company by reason of the offset under clause (ii) a payment equal to the amount of such difference (or decrease) shall be made by wire transfer of immediately available funds within two Business Days of the delivery of the written statement referenced in the preceding sentence: (x) by the Target Company to Parent, if such aggregate Tax Offset Amounts exceed such increase in Taxes or if there is an actual decrease in Taxes paid or payable by the Target Company by reason of the offset under clause (ii); or (y) by Parent to the Target Company, if such increase in Taxes exceeds such aggregate Tax Offset Amounts. For the avoidance of doubt, any increase in Taxes for which Parent has already reimbursed any of the Purchaser Indemnitees under Section 6.21(e) shall not be included as an actual increase in Taxes for purposes of this Section 6.21(g), such that the Purchaser Indemnitees shall not be entitled to double recovery for the same Taxes.

(h)               Not later than ten days following the receipt by the Target Company of any invoice from TXU that includes the application of any Energy Credits, the Target Company shall deliver to Parent a written statement setting forth in reasonable detail the calculation of the amount to be

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paid to Parent pursuant to Section 6.21(b), and attaching all TXU invoices relevant to such calculation (provided that, other than the following information, the information in such invoices may be redacted by the Target Company: (i) information demonstrating the application of Energy Credits to amounts invoiced by TXU, (ii) the total amounts invoiced by TXU on the subject invoices, and (iii) information relating to the then-outstanding balance of Energy Credits). All TXU invoices provided to Parent under this Section 6.21(h) shall be deemed to be the Confidential Information of Purchaser for purposes of Section 6.8. If Parent disputes any portion of such calculation or the amount to be paid to Parent pursuant to Section 6.21(b) as a result thereof (including as it may be adjusted as set forth under Section 6.21(f)), Parent shall notify Purchaser and the Target Company no later than 15 days following the Target Company’s payment to Parent of such calculated amount. In the event that Parent so delivers such notice of dispute to Purchaser and the Target Company, the Parties shall, for a period of 30 days following Purchaser’s and the Target Company’s receipt of such notice of dispute, pursue diligent, good faith efforts to resolve such dispute. Following the full and final resolution of the dispute, any amount determined to be payable to either Parent or the Target Company shall be paid within 15 days following such resolution (without any interest on such amount hereunder).

(i)                 The Target Company shall use commercially reasonable efforts in good faith to collect, claim, protect and preserve the then-remaining portion of the Energy Credits. Further, the Target Company shall not amend or terminate the QSE Letter Agreement or the Energy Agreement in any manner adversely impacting the rights of Parent hereunder without the prior written consent of Parent. Notwithstanding the foregoing or anything to the contrary set forth elsewhere herein, in no event will the Target Company or any of its Affiliates be required hereunder to (A) provide any consideration, (B) litigate, pursue, defend or otherwise contest any Action or Government Order or Law, or (C) enter into, amend, supplement or terminate any Contract, in each case in connection with the foregoing obligations to use commercially reasonably efforts in good faith to collect, claim, protect and preserve the then-remaining portion of the Energy Credits; provided, however, that in the event that the Target Company determines that it will not pursue litigation or contest any Action or Government Order or Law in order to collect, claim, protect or preserve the then-remaining portion of the Energy Credits with respect to (1) any good faith claim for an amount in excess of $5,000,000, (2) any Action or Government Order or Law that is reasonably likely to reduce or limit the Energy Credits by an amount in excess of $5,000,000, or (3) any good faith claim against PPM, in each case Parent shall have the express right to elect to be assigned and pursue such litigation or contest, and in such event the Target Company shall execute and deliver any further legal instruments that are or become reasonably necessary to effectuate the foregoing, including entering into any reasonably required subrogation agreements on customary terms, and solely to the extent reasonably required in order for Parent to establish or maintain standing, take such actions as Parent commercially reasonably requests and do not materially interfere with the Target Business at Parent’s expense. Additionally, the Target Company shall use commercially reasonable efforts to cause the Energy Credits to be applied to amounts payable under the Energy Agreement as contemplated under Section 6.21(b) in preference to cash payments, if, in the Target Company’s business judgment, such application would not have a material and adverse effect on the business operations or financial results of the Target Company (without regard to the Target Company’s payment obligations to Parent under this Section 6.21). Subject to the foregoing, the Target Company shall be entitled to conduct the Target Business and consume electricity under the Energy Agreement in such manner as determined by Purchaser, the Target Company and the Transferred Subsidiary and their respective Affiliates, respectively. The Parties acknowledge that

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the portion of the Energy Credits that may be actually applied to and reduce amounts payable to TXU by the Target Company under the Energy Agreement is subject to adjustment pursuant to the QSE Letter Agreement and the Energy Agreement, and none of Purchaser, the Target Company or the Transferred Subsidiary or their respective Affiliates makes any assurances regarding the Target Company’s receipt of the full amount of the Energy Credits and the availability or use thereof.

(j)                 The rights to receive any portion of the Energy Credits pursuant to this Section 6.21 shall not be represented by a certificate or other instrument, shall not represent an ownership interest in the Target Company or the Transferred Subsidiary or any of their respective Affiliates and shall not entitle Parent or any of its Affiliates to any rights common to any holder of any equity security of the Target Company or the Transferred Subsidiary or any of their respective Affiliates.

(k)               The Target Company’s obligations under Section 6.21(b) shall survive until all amounts required to be paid to Parent under Section 6.21(b) have been paid and the Energy Credits have been fully used or the remaining portion thereof has been finally and fully determined to be unavailable for use under the Energy Agreement or the QSE Letter Agreement, upon which the Target Company’s obligations under Section 6.21(b) shall be deemed fully satisfied and cease to exist.

(l)                 Purchaser hereby irrevocably and unconditionally guarantees to Parent the full and timely performance by the Target Company of its obligations under this Section 6.21, including payment obligations set forth in this Section 6.21. If the Target Company fails to pay or perform any of its obligations under this Section 6.21, then Purchaser’s obligations hereunder shall become immediately effective and Parent may collect or request performance of such obligations from Purchaser regardless of whether an action is brought against the Target Company. To the fullest extent permitted by Law, Purchaser hereby expressly and unconditionally waives any defenses arising by reason of presentment, demand for payment, notice of non-performance, dishonor and protest, notice of the obligation incurred and all other notices of any kind. Purchaser acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated hereby and that the waivers set forth in this Section 6.21(l) are knowingly made in contemplation of such benefits.

(m)             No payment, Liabilities or obligations of any Person under this Section 6.21 shall be taken into account or otherwise affect the Parties’ obligations (including, for the avoidance of doubt, in determination of whether any threshold or maximum recoverable amount is achieved under Section 9.4) under in Article IX.

Section 6.22        Further Assurances. The Parties agree that, from time to time, whether before, on or after the Closing Date, each of them shall execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably requested by each other Party to carry out the purposes and intents of this Agreement.

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ARTICLE VII
CONDITIONS TO CLOSING

Section 7.1            Conditions to Each Party’s Obligations. The obligations of each of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or written waiver by each Party) at or prior to the Closing of each of the following conditions:

(a)               HSR Act Clearance. Any waiting period (and any extension thereof) applicable to the transactions contemplated by this Agreement under the HSR Act, as contemplated by the Required HSR Act Clearances, shall have expired or been terminated.

(b)               No Prohibition or Litigation. There shall be no Government Order or Law in effect enjoining, restraining, or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement and no pending lawsuits, actions or proceedings to enjoin, restrain, or otherwise prohibit or make illegal the transactions contemplated by this Agreement shall have been commenced by any Government Authority or other third Person.

(c)               Exchange Authorization. The Share Consideration to be issued pursuant to this Agreement shall be duly authorized for listing by NASDAQ, subject to official notice of issuance, to the extent required by the rules of NASDAQ.

Section 7.2            Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are also subject to the satisfaction (or written waiver by Purchaser) at or prior to the Closing of the following conditions:

(a)               Representations and Warranties of Parent. Each of the representations and warranties of Parent contained in Article III and Article IV (disregarding any limitations as to materiality, “material adverse effect” or Company Material Adverse Effect or any similar materiality limitation set forth therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on such dates (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties need only to be so true and correct as of such specific date), except where the failures of such representations and warranties to be true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided that each of the Parent Fundamental Representations and the Target Company Fundamental Representations (other than the representations and warranties of Parent contained in Section 3.2 (Equity Interests of the Target Company), Section 3.5 (Securities Law Compliance) and Section 4.2(a), Section 4.2(b) and Section 4.2(c) (Capital Structure; Subsidiaries)) (disregarding any limitations as to materiality, “material adverse effect” or Company Material Adverse Effect or any similar materiality limitation set forth therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on such dates (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties need only to be so true and correct as of such specific date); provided, further, that each of the representations and warranties of Parent contained in Section 3.2 (Equity Interests of the Target Company), Section 3.5 (Securities Law Compliance), the final sentence of Section 4.2(a) and Section 4.2(b) and

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Section 4.2(c) (Capital Structure; Subsidiaries) and Section 4.5(b)(ii) (Absence of Changes) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on such dates; provided, further, that the representations and warranties of Parent contained in the first three sentences of Section 4.2(a) (Capital Structure; Subsidiaries) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing Date as if made on such dates.

(b)               Covenants of Parent. The covenants and agreements of Parent set forth in this Agreement to be performed and complied with at or prior to the Closing shall have been duly performed and complied with in all material respects.

(c)               Representations and Warranties of the Target Company. Each of the representations and warranties of the Target Company contained in Article IV (disregarding any limitations as to materiality, “material adverse effect” or Company Material Adverse Effect or any similar limitation set forth therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on such dates (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties need only to be so true and correct as of such specific date), except where the failures of such representations and warranties to be true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided that each of the Target Company Fundamental Representations (other than the representations and warranties of the Target Company contained in Section 4.2(a), Section 4.2(b) and Section 4.2(c) (Capital Structure; Subsidiaries)) (disregarding any limitations as to materiality, “material adverse effect” or Company Material Adverse Effect or any similar limitation set forth therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on such dates (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties need only to be so true and correct as of such specific date); provided, further, that each of the representations and warranties of the Target Company contained in the final sentence of Section 4.2(a) and Section 4.2(b) and Section 4.2(c) (Capital Structure; Subsidiaries) and Section 4.5(b)(ii) (Absence of Changes) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on such dates; provided, further, that the representations and warranties of the Target Company contained in the first three sentences of Section 4.2(a) (Capital Structure; Subsidiaries) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing Date as if made on such dates.

(d)               Covenants of the Target Company. The covenants and agreements of the Target Company set forth in this Agreement to be performed and complied with at or prior to the Closing shall have been duly performed and complied with in all material respects.

(e)               Absence of Company Material Adverse Effect. There shall not have occurred since the date of this Agreement a Company Material Adverse Effect.

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(f)                Officer’s Certificates.

(i)                 There shall have been delivered to Purchaser a certificate, dated the Closing Date and signed by a duly authorized officer of Parent, certifying the satisfaction of the conditions in Section 7.2(a), Section 7.2(b) and Section 7.2(e).

(ii)              There shall have been delivered to Purchaser a certificate, dated the Closing Date and signed by a duly authorized officer of the Target Company, certifying the satisfaction of the conditions in Section 7.2(c), Section 7.2(d) and Section 7.2(e).

(g)               Consents. All third-party consents set forth in Section 7.2(g) of Target Company’s Disclosure Letter required in connection with Parent’s or the Target Company’s execution, delivery or performance of this Agreement or consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, in each case in form and substance reasonably satisfactory to Purchaser (collectively, the “Required Consents”).

(h)               Transaction Documents. Parent shall have duly executed and delivered the Shareholder Agreement.

(i)                 Other Deliveries. All deliveries pursuant to Section 2.6(c) shall have been delivered to Purchaser.

Section 7.3            Conditions to Obligations of Parent and the Target Company. The obligations of Parent and the Target Company to consummate the transactions contemplated by this Agreement are also subject to the satisfaction (or written waiver by Parent and the Target Company) at or prior to the Closing of the following conditions:

(a)               Representations and Warranties of Purchaser. Each of the representations and warranties of Purchaser contained in Article V (disregarding any limitations as to materiality or Purchaser Material Adverse Effect or any similar materiality limitation set forth therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on such dates (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties need only to be so true and correct as of such specific date), except where the failures of such representations and warranties to be true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect; provided that each of the Purchaser Fundamental Representations (disregarding any limitations as to materiality or Purchaser Material Adverse Effect or any similar materiality limitation set forth therein) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on such dates (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties need only to be so true and correct as of such specific date); provided, further, that each of the representations and warranties of Purchaser contained in Section 5.2(e) (Capitalization) and Section 5.12(a) (Absence of Changes) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as if made on such dates.

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(b)           Covenants. The covenants and agreements of Purchaser set forth in this Agreement to be performed and complied with at or prior to the Closing shall have been duly performed and complied with in all material respects.

(c)               Absence of Purchaser Material Adverse Effect. There shall not have occurred since the date of this Agreement a Purchaser Material Adverse Effect.

(d)               Officer’s Certificate. There shall have been delivered to Parent a certificate, dated the Closing Date and signed by a duly authorized officer of Purchaser, certifying the satisfaction of the conditions in Section 7.3(a), Section 7.3(b) and Section 7.3(c).

(e)               Transaction Documents. Purchaser shall have duly executed and delivered the Shareholder Agreement.

(f)                Other Deliveries. All deliveries pursuant to Section 2.6(a) shall have been delivered to Parent.

Article VIII
TAX MATTERS

Section 8.1            Parent Returns and Reports. Parent shall file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Target Company or the Transferred Subsidiary on or before the Closing Date, and Parent shall remit or cause to be remitted any Taxes shown as due on such Tax Returns.

Section 8.2            Purchaser Returns and Reports. Purchaser shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Target Company and the Transferred Subsidiary that are not Tax Returns which Parent is required to file or cause to be filed pursuant to Section 8.1, and Purchaser shall remit or cause to be remitted any Taxes due in respect of such Tax Returns which Purchaser is required to file or cause to be filed pursuant to this Section 8.2. Parent or Purchaser shall reimburse the other Party the Taxes for which such Party is liable pursuant to Section 8.4 and Article IX but which are remitted in respect of any Tax Return to be filed by the other Party pursuant to Section 8.1 or this Section 8.2 upon the written request of the Party entitled to reimbursement setting forth in detail the computation of the amount owed by Parent or Purchaser, as the case may be, but in no event earlier than 5 days prior to the due date for paying such Taxes; provided, however, that Parent shall not be obligated to make any reimbursement to the extent such Tax is taken into account in computing the Final Closing Indebtedness and results in a reduction to the Purchase Price pursuant to Article II.

Section 8.3            Amendments. Unless required by applicable Law, none of Purchaser or any Affiliate of Purchaser shall, or shall cause or permit the Target Company or the Transferred Subsidiary to, amend, re-file or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to the Target Company or the Transferred Subsidiary with respect to any Pre-Closing Periods without the prior written consent of Parent, which consent may be withheld in the sole discretion of Parent.

Section 8.4         Transfer and Sales Taxes. Any transfer, documentary, stamp or other related Taxes arising from the purchase and sale contemplated pursuant to this Agreement shall be

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borne 50% by Parent and 50% by Purchaser. All Tax Returns with respect to such Taxes shall be filed by the party required to file the Tax Return under applicable Law, and Parent and Purchaser, as applicable, shall reimburse the filing party for any such Taxes that are borne by Parent or Purchaser, respectively. For the avoidance of doubt, such reimbursement obligations shall not be subject to any limitations on indemnification set forth in Article IX.

Section 8.5           Cooperation; Access to Records. After the Closing, Parent and Purchaser shall reasonably cooperate (a) in preparing any Tax Return for which such other party is responsible for preparing and filing, and (b) for preparing for and conducting any audits of, or disputes with Tax authorities regarding, any Tax Returns, and shall provide such information as reasonably necessary for such audits, disputes or for the filing of all Tax Returns; provided that neither Parent nor any of its Affiliates (nor their respective Representatives) shall be required to disclose to Purchaser or any of its agents or Representatives any Tax Return which includes Parent or any of its Affiliates or any tax-related work papers, except, in each case, for materials or portions thereof that relate solely to the Target Company or the Transferred Subsidiary; provided, further, that neither Purchaser nor any of its Affiliates (nor their respective Representatives) shall be required to disclose to Parent or any of its agents or Representatives any Tax Return which includes Purchaser or any of its Affiliates or any tax-related work papers, except, in each case, for materials or portions thereof that relate solely to the Target Company or the Transferred Subsidiary. Parent shall be entitled to retain copies of all records, documents, accounting data and other information relating to Tax matters with respect to the Target Company and the Transferred Subsidiary, to the extent they relate to Pre-Closing Periods. After the Closing, Parent and Purchaser shall furnish the other with copies of all correspondence received from any Government Authority in connection with any Tax audit or information request with respect to any Taxes or Tax Returns of the Target Company and the Transferred Subsidiary; provided that Purchaser shall only be obligated to furnish copies of such correspondence to Parent to the extent such audit or information request would reasonably be expected to relate to Taxes for which Parent may be liable under the terms of this Agreement.

Section 8.6            No Tax Election. Following the Closing, Purchaser shall not make, and agrees to prevent the Target Company or the Transferred Subsidiary from making, any tax election that might adversely affect Parent without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that such consent shall be deemed reasonably withheld to the extent Parent is not fully compensated for any Damages it suffers in connection with such tax election).

Section 8.7          Tax Sharing. Prior to the Closing Date, Parent shall terminate any Tax Sharing Arrangement to which both (a) Parent and/or any of its Affiliates is or are parties and (b) the Target Company and/or the Transferred Subsidiary is or are parties, and such arrangement shall have no further effect for any taxable year or period (whether a past, present or future year or period), and no additional payments shall be made thereunder on or after the Closing Date with respect to any period.

Section 8.8            Liability for Straddle Periods. Whenever it is necessary to determine the liability for Taxes of the Target Company or the Transferred Subsidiary for a Straddle Period, the determination of the Taxes of the Target Company or the Transferred Subsidiary for the portion of the Straddle Period ending on and including the Closing Date shall be determined by assuming

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that the Straddle Period consisted of two taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date and items of income, gain, deduction, loss or credit of the Target Company or the Transferred Subsidiary for the Straddle Period shall be allocated between such two taxable years or periods on a “closing of the books basis” by assuming that the books of the Target Company and the Transferred Subsidiary were closed at the close of the Closing Date; provided, however, that exemptions, allowances, deductions or Taxes that are calculated on a periodic basis, such as ad valorem and other similar Taxes imposed on property, franchise based solely on capital and depreciation deductions, shall be apportioned between such two taxable years or periods on a daily basis, and provided further that any items of income, gain, deduction, loss or credit of the Target Company or the Transferred Subsidiary that are attributable to any transaction or event that occurs outside the ordinary course of business after the Closing and is not otherwise provided for by this Agreement shall be allocated solely to the portion of the Straddle Period that is assumed to begin at the beginning of the day following the Closing Date. Further, the Parties agree that, for purposes of this Section 8.8, Target Company Transaction Expenses shall be treated as accruing in a Pre-Closing Period and allocated to the portion of the Straddle Period that is assumed to end at the close of the Closing Date.

Section 8.9            Refunds and Credits. Parent shall, without duplication, be entitled to any refunds or credits of or against Taxes of the Target Company or the Transferred Subsidiary for any Pre-Closing Period (determined in the case of any Straddle Period in accordance with Section 8.8), to the extent such Taxes (i) were paid by (A) Parent or (B) the Target Company or the Transferred Subsidiary, (ii) were included in the Final Closing Statement and resulted in a reduction to the Cash Consideration pursuant to Section 2.3, or (iii) were indemnified by Parent pursuant to Section 9.2(c); provided, however, that Parent shall not be entitled to such refund or credit to the extent such refund or credit arises from the carryback of an item of deduction or loss incurred in, or properly allocable to pursuant to Section 8.8, a period (or portion thereof) beginning after the Closing Date to a Pre-Closing Period or was included in the Final Closing Statement and resulted in an increase to the Cash Consideration pursuant to Section 2.3. Purchaser shall, or shall cause the Target Company to, pay to Parent the amount of such refund or credit in readily available funds within 15 Business Days of the actual receipt of the refund or credit or the application of such refund or credit against amounts otherwise payable, in each case net of any reasonable, documented out-of-pocket costs (including Taxes) of Purchaser (or the Target Company or the Transferred Subsidiary after the Closing) incurred in receiving such refund or credit. To the extent such refund or credit is subsequently disallowed or required to be returned to the applicable Government Authority, Parent agrees to promptly repay the amount of such refund or credit, together with any interest, penalties or other additional amounts imposed by such Government Authority, to Purchaser which shall not be subject to any limitations on indemnification set forth in Article IX.

Section 8.10        Other Tax Matters. Notwithstanding anything to the contrary in this Agreement, the obligations of the Parties set forth in this Article VIII shall survive until at least 60 days after the expiration of all relevant statutes of limitations (taking into account extensions thereof).

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ARTICLE IX
SURVIVAL; INDEMNIFICATION

Section 9.1            Survival. The Parties, intending to modify any applicable statute of limitations, each agree that: (a) the Parent Fundamental Representations, the Target Company Fundamental Representations, the Purchaser Fundamental Representations, and the representations and warranties of Parent and the Target Company contained in Section 4.8 (Taxes) shall survive the Closing until 60 days after the expiration of the relevant statutes of limitations (taking into account extensions thereof); (b) the representations and warranties of Parent and the Target Company contained in Article III and Article IV (other than the Parent Fundamental Representations, the Target Company Fundamental Representations and representations and warranties of Parent and the Target Company contained in Section 4.8 (Taxes)) and the representations or warranties of Purchaser contained in Article V (other than the Purchaser Fundamental Representations) shall survive the Closing until 11:59 p.m. New York City time on the date that is the first anniversary following the Closing; and (c) any covenants and agreements contained in this Agreement to be performed prior to the Closing shall survive the Closing until 11:59 p.m. New York City time on the date that is six months following the Closing, and any covenants and agreements contained in this Agreement to be performed after the Closing shall survive the Closing until fully performed in accordance with their terms. Notwithstanding anything to the contrary set forth herein, obligations to indemnify hereunder shall not terminate with respect to any claim as to which the Indemnified Party shall have, before the expiration of the applicable survival period, delivered notice of such claim to the Indemnifying Party in accordance with Section 9.6 until such claim is fully and finally resolved. Notwithstanding anything to the contrary set forth herein, the limitations set forth in this Section 9.1 shall not apply in the case of Fraud. Neither this Section 9.1 nor anything else in this Agreement shall in any way inhibit Purchaser from recovering or otherwise obtaining any remedies, or shall otherwise limit rights, Purchaser may have against the RWI Provider or any other Person under the RWI Policy.

Section 9.2            Indemnification of Purchaser Indemnitees. From and after the Closing, Parent shall, subject to the limitations in this Article IX, indemnify, save, defend and hold harmless the Purchaser Indemnitees from and against all Damages suffered, sustained or incurred by any of them until the expiration of the applicable survival period set forth in Section 9.1 resulting from, arising out of, or in connection with:

(a)               any inaccuracy in or breach of any representation or warranty made by Parent or the Target Company contained in Article III or Article IV or in any certificate delivered by Parent or the Target Company pursuant hereto, provided that, in the case of the representations and warranties set forth in Section 4.8 (Taxes) (but excluding Sections 4.8(g), (h), (l) and (o)), only to the extent such Damages relate to the Pre-Closing Periods;

(b)               any breach of, or failure to perform or comply with, any covenant, agreement or obligation of Parent or, before the Closing, the Target Company under this Agreement; and

(c)               any Indemnified Taxes.

Section 9.3            Indemnification of Parent Indemnitees. From and after the Closing, Purchaser shall, subject to the limitations in this Article IX, indemnify, save, defend and hold

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harmless the Parent Indemnitees from and against all Damages suffered, sustained or incurred by any of them until the expiration of the applicable survival period set forth in Section 9.1 resulting from, arising out of, or in connection with:

(a)               any inaccuracy in or breach of any representation or warranty made by Purchaser in Article V or in any certificate delivered by Purchaser pursuant hereto; and

(b)               any breach of, or failure to perform or comply with, any covenant, agreement or obligation of Purchaser or, after the Closing, the Target Company under this Agreement.

Section 9.4            Limitation on Indemnification Obligations.

(a)                  (i) Parent shall not be liable for any Damages under Section 9.2(a) until the aggregate dollar amount of the indemnifiable Damages pursuant to Section 9.2(a) exceeds $2,657,198 (the “Threshold”), after which Parent shall have indemnification obligations under Section 9.2(a) only for those indemnifiable Damages in excess of the Threshold; provided that the maximum aggregate amount of indemnifiable Damages that may be recovered by the Purchaser Indemnitees under Section 9.2(a) shall be $2,657,198; provided, further, that none of the limitations set forth in this clause (i) shall apply to any claim for indemnification resulting from, arising out of or in connection with any inaccuracy in or breach of any Parent Fundamental Representation or Target Company Fundamental Representation; and (ii) the maximum aggregate amount of indemnifiable Damages that may be recovered by the Purchaser Indemnitees under Section 9.2(a) with respect to claims for indemnification resulting from, arising out of or in connection with any inaccuracies in or breaches of any Parent Fundamental Representations or Target Company Fundamental Representations, Section 9.2(b) and Section 9.2(c) shall be the Purchase Price (solely for purposes of this Section 9.4(a), with the value of the Share Consideration calculated based on the volume weighted average price of a Purchaser Common Share for the 20 trading days immediately prior to the date hereof, as reported by Bloomberg).

(b)                  (i) Purchaser shall not be liable for any Damages under Section 9.3(a) until the aggregate dollar amount of all indemnifiable Damages pursuant to Section 9.3(a) exceeds the Threshold, after which Purchaser shall have indemnification obligations under Section 9.3(a) only for those indemnifiable Damages in excess of the Threshold; provided that the maximum aggregate amount of indemnifiable Damages that may be recovered by the Parent Indemnitees under Section 9.3(a) shall be 10% of the Purchase Price; provided, further, that none of the limitations set forth in this clause (i) shall apply to any claim for indemnification resulting from, arising out of or in connection with any inaccuracy in or breach of any Purchaser Fundamental Representation; and (ii) the maximum aggregate amount of indemnifiable Damages that may be recovered by the Purchaser Indemnitees under Section 9.3(a) with respect to claims for indemnification resulting from, arising out of or in connection with any inaccuracies in or breaches of any Purchaser Fundamental Representations and Section 9.3(b) shall be the Purchase Price; provided, further, that, solely for purposes of calculation of the value of the Purchase Price in connection with this Section 9.4(b), the value of the Share Consideration shall be calculated based on the volume weighted average price of a Purchaser Common Share for the 20 trading days immediately prior to the date hereof, as reported by Bloomberg.

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(c)                  Notwithstanding anything to the contrary set forth herein, the limitations set forth in this Section 9.4 shall not apply in the case of Fraud. Neither this Section 9.4 nor anything else in this Agreement shall in any way inhibit Purchaser from recovering or otherwise obtaining any remedies, or shall otherwise limit rights, Purchaser may have against the RWI Provider or any other Person under the RWI Policy.

(d)                  Notwithstanding anything in this Article IX or elsewhere in this Agreement to the contrary, except in the case of Fraud, Purchaser agrees that the Purchaser Indemnitees shall first use commercially reasonable efforts to seek recovery under the RWI Policy, if recovery is available for the applicable Damages under the RWI Policy, before seeking recovery directly from Parent under Section 9.2(a) or Section 9.2(c). In the event that any Damages are actually recovered by the Purchaser Indemnitees under the RWI Policy, the Purchaser Indemnitees shall not be entitled to make any claim for indemnification under this Article IX for the same Damages.

Section 9.5            Determination of Damages. The Parties acknowledge and agree that qualifications or limitations as to materiality, “material adverse effect,” Company Material Adverse Effect or Purchaser Material Adverse Effect (or any similar qualifications or limitations as to materiality) in any representation or warranty set forth herein shall be ignored and disregarded both for the purpose of determining whether inaccuracy or breach of any representation or warranty has occurred and for determining the amount of applicable Damages, which shall be calculated without regard to any such qualifications or limitations contained in any such representation or warranty.

Section 9.6            Claim Procedures.

(a)        Third-Party Claims. In order for a Purchaser Indemnitee or a Parent Indemnitee (as applicable, the “Indemnified Party”) to be entitled to any indemnification from Parent or Purchaser, respectively (as applicable, the “Indemnifying Party”), provided for under this Article IX in respect of, arising out of, relating to or involving a claim made or threatened by any Person not a party hereto against such Indemnified Party (a “Third-Party Claim”), such Indemnified Party shall notify the Indemnifying Party in writing of such Third-Party Claim (setting forth in reasonable detail the facts giving rise to such Third-Party Claim (to the extent known), the amount or estimated amount (to the extent reasonably estimable) of Damages in respect of, arising out of, relating to or involving such Third-Party Claim, a description of any other remedy sought in connection therewith, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto) (a “Claim Notice”) within 10 Business Days after receipt by such Indemnified Party of written notice of such Third-Party Claim (and in any event not later than the date that is 10 Business Days preceding the date by which an appearance is required to be made before a court, arbitrator or other tribunal, or an answer or similar pleading is required to be filed in a litigation or other proceeding, with respect to such Third-Party Claim); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. The Indemnified Party shall keep the Indemnifying Party reasonably and promptly informed of factual and procedural developments in connection with the allegations made in the Claim Notice and, to the extent reasonable practicable, provide the Indemnifying Party the information with respect to the Claim Notice upon reasonable request of the Indemnifying Party subject to the confidentiality provisions set forth herein, as applicable.

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(b)               Assumption. If a Third-Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to assume the defense thereof (unless the Indemnifying Party indicates it is not willing to defend such Third-Party Claim), if the Indemnifying Party so chooses, with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party, by giving written notice thereof to the Indemnified Party within 20 Business Days after the Indemnified Party provides a Claim Notice to the Indemnifying Party of such Third-Party Claim. If the Indemnifying Party assumes the defense of a Third-Party Claim in accordance with this Section 9.6(b), the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. Any such participation or assumption shall not constitute a waiver by any party of any attorney-client privilege in connection with such Third-Party Claim. If the Indemnifying Party assumes the defense of a Third-Party Claim in accordance with this Section 9.6(b), the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel reasonably satisfactory to the Indemnifying Party, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall have the sole power (as between the Indemnifying Party and the Indemnified Party and their respective Affiliates) to direct and control such defense and the settlement, arbitration, litigation and appellate strategy related to such Third-Party Claim subject to the other terms hereof. If the Indemnifying Party chooses to assume the defense of a Third-Party Claim, the Indemnified Party shall cooperate in the defense or prosecution thereof. If a Claim Notice is given to the Indemnifying Party of a Third-Party Claim in accordance with this Section 9.6(b) and the Indemnifying Party does not, within 20 Business Days after such Claim Notice is given, give notice in writing to the Indemnified Party of its election to assume the defense of such Third-Party Claim, the Indemnified Party shall have the right, but not the obligation, to assume its own defense, provided that the Indemnified Party may not settle any such Third-Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, further, that any such consent provided by an Indemnifying Party shall not prejudice such Indemnifying Party’s ability to dispute whether an Indemnified Party is entitled to indemnification for such Third-Party Claim under this Article IX. If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnifying Party shall use its commercially reasonable efforts to defend such Third-Party Claim vigorously and diligently to final conclusion or settlement of such Third-Party Claim; provided, however, that the Indemnifying Party shall not settle such Third-Party Claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) if such settlement would result in (i) a finding or admission of any violation of Law or the rights of any Person that would have any adverse effect on any other claims that may be made against any Person, (ii) any relief other than monetary damages paid in full by the Indemnifying Party or any of its Affiliates or (iii) no complete, final and unconditional release of the Indemnified Party in connection with such Third-Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third-Party Claim if (i) the Third-Party Claim seeks an injunction or other equitable relief or relief other than monetary damages for which the Indemnified Party would be entitled to indemnification under this Agreement, (ii) the Third-Party Claim is a criminal or administrative proceeding, or relates to such a proceeding, or the underlying facts or circumstances of which could reasonably be expected to give rise to such a proceeding, (iii) in the case of a Purchaser Indemnitee, a Purchaser Indemnitee is seeking full recovery relating to the Third-Party Claim under the RWI Policy or (iv) the Third-Party Claim involves any Person set forth on Section 9.6(b) of Purchaser’s Disclosure Letter.

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(c)               Privilege. If an Indemnifying Party chooses to assume the defense of a Third-Party Claim in accordance with the terms hereof, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), cause, or agree to, the waiver of the attorney-client privilege, attorney work-product immunity or any other privilege or protection in respect of confidential legal memoranda and other privileged materials drafted by, or otherwise reflecting the legal advice of, internal or outside counsel of an Indemnified Party (the “Subject Materials”) relating to such Third-Party Claim (consistent with applicable Law). Each Party acknowledges and agrees, on behalf of itself and its Affiliates, that (i) each shares a common legal interest in preparing for the defense of legal proceedings, or potential legal proceedings, arising out of, relating to or in respect of any actual or threatened Third-Party Claim or any related claim or counterclaim, (ii) the sharing of Subject Materials will further such common legal interest and (iii) by disclosing any Subject Materials to and/or sharing any Subject Materials with the Indemnifying Party, the Indemnified Party shall not waive the attorney-client privilege, attorney work-product immunity or any other privilege or protection; provided, however, nothing herein shall prohibit the Indemnifying Party that does not choose to assume the defense of a Third-Party Claim from utilizing Subject Materials to defend itself against a claim by the Party seeking indemnification hereunder. The Indemnified Party shall not be required to make available to the Indemnifying Party any information that is subject to an attorney-client or other applicable legal privilege that, based on the advice of outside counsel, would be impaired by such disclosure or any confidentiality restriction under applicable Law.

(d)               Other Claims. In the event an Indemnified Party has a claim against an Indemnifying Party under this Article IX that does not involve a Third-Party Claim, the Indemnified Party shall notify the Indemnifying Party in writing of such claim (setting forth in reasonable detail the facts giving rise to such claim (to the extent known), the amount or estimated amount (to the extent reasonably estimable) of Damages arising out of, involving or otherwise in respect of such claim, a description of any other remedy sought in connection therewith, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto) with reasonable promptness after becoming aware of such claim, but in no event more than 10 Business Days after becoming aware of such claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent that the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure.

(e)               Coordination with Tax Contests. If there shall be any conflicts between the provisions of this Section 9.6 and Article VIII, the provisions of Article VIII shall control with respect to Tax contests.

(f)                Claims and RWI Policy. For the avoidance of doubt, if and to the extent any of the Purchaser Indemnitees makes a claim solely under the RWI Policy and not against Parent, the procedures and other requirements of this Section 9.6 shall not apply.

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Section 9.7       RWI Policy; Exclusive Remedy. In the event any Purchaser Indemnitee makes any claim under the RWI Policy, Parent acknowledges that such Purchaser Indemnitee must comply with the terms of the RWI Policy. Parent shall reasonably assist and cooperate with the Purchaser Indemnitees in connection with any claim made by the Purchaser Indemnitees, and recovery by the Purchaser Indemnitees, under the RWI Policy. For the avoidance of doubt, Parent’s express indemnification obligations under this Article IX shall remain binding on Parent notwithstanding any exclusions or other limits on coverage pursuant to the RWI Policy. Except in the case of Fraud, adjustments to the Estimated Cash Consideration pursuant to Section 2.3, and as set forth in Section 6.21 and Article VIII, each Party acknowledges and agrees that following the Closing, the indemnification provisions set forth in this Article IX, recovery under the RWI Policy and each Party’s rights pursuant to Section 11.6(e) shall provide the sole and exclusive remedies arising out of or in connection with any breach or alleged breach of any representation, warranty, covenant or other agreement made herein, as applicable. Neither this Article IX nor anything else in this Agreement shall in any way inhibit Purchaser from recovering or otherwise obtaining any remedies, or shall otherwise limit rights, Purchaser may have against the RWI Provider or any other Person under the RWI Policy. The provisions of this Article IX were specifically bargained for among the Parties and were taken into account by the Parties in arriving at the Purchase Price. Except as expressly set forth therein, (i) nothing in this Article IX shall limit or otherwise apply to any of the terms, rights or obligations set forth in Section 6.21, and (ii) nothing in Section 6.21 shall limit or otherwise apply to any of the terms, rights or obligations set forth in this Article IX.

Section 9.8            No Double Recovery. No Indemnified Party shall be entitled to recover from any Indemnifying Party under this Article IX, the RWI Policy or under the other Transaction Document more than once in respect of the same Damages (notwithstanding that such Damages may result from breaches of multiple provisions of this Agreement).

Section 9.9            Purchase Price and Financial Statements. No Party shall be entitled to be indemnified, defended, held harmless or reimbursed for, from or against any Damages (and such Damages shall not be counted against the Threshold or any other limitation to indemnification hereunder) pursuant to this Article IX if such Damages are accounted for in the calculation of the Final Net Working Capital, the Final Closing Indebtedness, the Final Closing Cash or the Final Transaction Expenses. Other than with respect to Indemnified Taxes, no Purchaser Indemnitee shall be entitled to be indemnified, defended, held harmless or reimbursed for, from or against any Damages under this Article IX to the extent they are disclosed, accrued or reserved for in the Target Company Financial Statements (including, where applicable, the notes thereto).

Section 9.10        Mitigation of Losses. The Indemnified Party shall use commercially reasonably efforts to mitigate any Damages that it asserts pursuant to this Article IX after it gains actual knowledge thereof. In the event the Indemnified Party fails to so mitigate such indemnifiable Damages, the Indemnifying Party shall have no Liability for the portion of such Damages that would reasonably be expected to have been avoided had the Indemnified Party made such efforts. The amount of any Damages that are subject to indemnification pursuant to this Article IX shall be calculated net of the amount of any proceeds pursuant to a third-party insurance policy (including the RWI Policy) or other payment from third Persons, in each case, that are actually received by the Indemnified Party in respect of such Damages (less reasonable costs incurred in connection with obtaining such recovery, including any applicable increases in

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premiums or deductibles in respect of any third-party insurance policy). In any case where an Indemnified Party recovers proceeds pursuant to a third-party insurance policy (including the RWI Policy) or other payment from third Persons in respect of the same Damages for which the Indemnifying Party has previously indemnified it pursuant to this Article IX, such Indemnified Party shall promptly pay to the Indemnifying Party the amount so recovered (after deducting therefrom the amount of reasonable costs incurred by it in connection with obtaining such recovery, including any applicable increases in premiums or deductibles in respect of any third-party insurance policy), but not in excess of the sum of the amount previously so paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such Damages, subject to the terms of the RWI Policy.

Section 9.11        No Consequential Damages. Notwithstanding anything to the contrary contained in this Agreement, except to the extent covered by the RWI Policy, no Indemnifying Party shall have any liability to an Indemnified Party pursuant to this Article IX in respect of, and Damages shall not include, any (a) speculative damages or (b) punitive or special damages or (c) to the extent not reasonably foreseeable, consequential, indirect or incidental damages or opportunity cost or lost prospective economic advantage, in each case, except if such damages are specifically paid or payable to a third-party pursuant to a final non-appealable judgment by a court of competent jurisdiction and except in the case of Fraud.

Section 9.12        Tax Treatment of Indemnification Claims(a). Purchaser and Parent agree to report each indemnification payment made in respect of any Damages hereunder as an adjustment to the Purchase Price for federal income Tax purposes unless the Indemnified Party determines in good faith that such reporting position is incorrect and obtains an opinion from a nationally recognized law or accounting firm that it is at least “more likely than not” that such reporting position is incorrect.

Section 9.13        Tax Benefits. The amount of any Damages for which indemnification is provided under this Article IX shall be reduced by an amount equal to any Tax benefit to the Indemnified Party actually realized as a result of such Damages, determined on a “with or without” basis (a “Tax Benefit”) that results in such Indemnified Party’s Tax liability being reduced. Notwithstanding anything in this Agreement to the contrary, no Indemnified Party shall be required to provide any other Person with copies of its Tax Returns (or other information that it reasonably deems confidential) to substantiate the amount of any Tax Benefit.

Article X
TERMINATION

Section 10.1        Termination. Notwithstanding anything to the contrary herein, this Agreement may be terminated prior to the Closing:

(a)             Consent. By the mutual written consent of Parent and Purchaser;

(b)       Delay. By either Parent or Purchaser if the Closing has not occurred on or before the Outside Date; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to Parent or Purchaser, as applicable, whose failure to fulfill any of such Party’s obligations under this Agreement has caused or resulted in the failure of the Closing to occur prior to the Outside Date;

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(c)             Breach. By either Parent or Purchaser in the event of a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Purchaser (in the case of Parent) or Parent or the Target Company (in the case of Purchaser), which breach would, individually or in the aggregate, result in, if occurring or continuing on the Closing Date, the failure of any condition to the terminating Party’s obligations set forth in Article VII to be satisfied, and which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach (or by the Outside Date, if earlier); provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to a would-be terminating Party if such Party is then in material breach of any of its representations, warranties, agreements and covenants hereunder; or

(d)            Prohibition. By either Parent or Purchaser if any final and non-appealable Government Order or Law shall be issued, enacted, promulgated or deemed applicable having the effect of permanently enjoining, restraining, or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

Section 10.2        Notice of Termination. If Parent or Purchaser desires to terminate this Agreement pursuant to Section 10.1, it shall give written notice of such termination to (in the case of termination by Parent) Purchaser or to (in the case of termination by Purchaser) Parent setting forth the basis and provision(s) of Section 10.1 being relied upon to terminate this Agreement.

Section 10.3        Effect of Termination. Upon a termination of this Agreement in accordance with Section 10.1, each Party’s further rights and obligations hereunder, other than the Surviving Provisions (which shall survive such termination and remain in full force and effect), shall terminate without any Liability of any Party to any other Party, but termination shall not affect any rights or obligations of a Party which may have accrued prior to such termination and shall not relieve any Party from Liability for any Fraud or Willful Breach prior to such termination.

Article XI
MISCELLANEOUS

Section 11.1        Notices.

(a)               Any notice, request, claim, demand or other communication in connection with this Agreement (each, a “Notice”) shall be:

(i)                 in writing in English; and

(ii)              delivered by hand, fax, registered mail or by courier using an internationally recognized courier company, or transmitted by email.

(b)               A Notice to any Party shall be sent to such Party at the following address, or such other Person or address as such Party may designate by delivery of Notice to each other Party in accordance herewith.

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If to Parent or, prior to the Closing, the Target Company, to:

Northern Data AG
An der Welle 3, 60322 Frankfurt am Main, Germany
Attention:  Michaela Huber
Email:  legal@northerndata.de

With a copy to (which shall not constitute a Notice):

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: C. Andrew Gerlach
Email: gerlacha@sullcrom.com

Sullivan & Cromwell LLP
Neue Mainzer Strasse 52
60311 Frankfurt am Main
Germany
Attention: Carsten Berrar
Konstantin Technau
Email: berrarc@sullcrom.com
            technauk@sullcrom.com

If to Purchaser or, following the Closing, the Target Company, to:

Riot Blockchain, Inc.

202 6th Street, Suite 401
Castle Rock, Colorado 80104
Attention: Jason Les
Email: jles@riotblockchain.com

With a copy to (which shall not constitute a Notice):

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Brian J. Fahrney
                 Joseph P. Michaels
Email: bfahrney@sidley.com
            joseph.michaels@sidley.com

(c)               A Notice shall be effective upon receipt and shall be deemed to have been received:

(i)                 at the time of delivery, if delivered by hand, registered post or courier; or

(ii)              upon confirmation by telephone or electronic correspondence of receipt thereof, if sent by fax or email, including automated electronic confirmation of receipt.

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Section 11.2      Assignment. Except as otherwise expressly provided in this Agreement, no Party may, without the prior written consent of the other Parties, assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement. Any attempted assignment in violation of this Section 11.2 shall be null and void. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their successors and permitted assigns.

Section 11.3        No Third-Party Beneficiaries. Except as provided in Section 6.14, Section 6.16, Article IX or otherwise expressly provided herein, this Agreement is for the sole benefit of the Parties and their successors and permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder.

Section 11.4        Whole Agreement; Conflict with Other Transaction Documents.

(a)        This Agreement (including all Schedules and Exhibits hereto), Parent’s Disclosure Letter, Target Company’s Disclosure Letter, Purchaser’s Disclosure Letter, the Shareholder Agreement and the Confidentiality Agreement and the other agreements and deliverables in connection herewith referred to herein contain the whole agreement between the Parties relating to the subject matter hereof and thereof to the exclusion of any terms implied by Law which may be excluded by contract and supersede any previous written or oral agreement between the Parties in relation to the subject matter hereof and thereof.

(b)               So far as is permitted by Law, Purchaser agrees and acknowledges that its only right and remedy in relation to any provision of this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute), including any right to rescind this Agreement.

(c)               If there is any inconsistency between the terms of this Agreement or the Shareholder Agreement, this Agreement shall prevail to the extent of the inconsistency, unless otherwise expressly agreed.

Section 11.5        Costs. Except as otherwise provided herein and therein, each Party shall bear all costs incurred by it in connection with the preparation, negotiation, execution and performance of this Agreement and the Shareholder Agreement and the transactions contemplated hereby and thereby.

Section 11.6        Governing Law; Consent to Jurisdiction; Specific Performance.

(a)               THIS AGREEMENT AND ANY OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW THAT WOULD HAVE THE EFFECT OF GIVING EFFECT TO THE LAWS OF ANOTHER JURISDICTION).

(b)               Each Party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction and venue of the courts of the State of Delaware and the federal courts of the

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United States of America located in the State of Delaware for any Action arising out of or relating to this Agreement and the transactions contemplated hereby. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Action, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason (other than the failure to serve process in accordance with this Section 11.6), that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and, to the fullest extent permitted by applicable Law, that the Action in any such court is brought in an inconvenient forum, that the venue of such Action is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)               Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address specified pursuant to Section 11.1, such service of process to be effective upon acknowledgment of receipt of such registered mail.

(d)               Each Party expressly acknowledges that the foregoing waivers are intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by each of the Parties to jurisdiction and service contained in this Section 11.6 is solely for the purpose referred to in this Section 11.6 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

(e)               Each Party acknowledges that it could be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions could be inadequate and, accordingly, agrees that each other Party, in addition to any other rights or remedies which it may have, shall be entitled to seek specific performance of this Agreement and any of the terms of this Agreement (including the respective obligations of Purchaser under Section 6.8) and such other equitable and injunctive relief available to the Parties from any arbitral tribunal of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for equitable and injunctive relief permitted hereunder, each Party hereby waives any claim or defense that a remedy at law alone is adequate and, to the maximum extent permitted by Law, agrees to have each provision of this Agreement (including the respective obligations of Purchaser under Section 6.8) specifically enforced against it, without the necessity of posting bond or other security against it, in the event of a breach of any of the provisions of this Agreement and consents to the entry of equitable and injunctive relief against it enjoining or restraining any breach or threatened breach of any provision of this Agreement.

Section 11.7        Counterparts. This Agreement, the Shareholder Agreement and the other agreements referred to herein may be executed in any number of counterparts, each of which shall be deemed to constitute an original and all of which shall together constitute one and the same

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instrument. This Agreement shall become binding when any number of counterparts, individually or taken together, shall bear the signatures of and be delivered by all Parties. This Agreement may be executed and delivered by facsimile or any other electronic means, including “.pdf” or “.tiff” files, and any facsimile or electronic signature shall constitute an original for all purposes.

Section 11.8        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 11.9        Subsidiaries. In the event that the Target Company has had or has at any time any direct or indirect subsidiary other than the Transferred Subsidiary expressly set forth in the first sentence of Section 4.2(c), each of the representations, warranties, agreements, covenants, obligations and indemnities herein that relate to either the subsidiaries or Subsidiaries of the Target Company or the Transferred Subsidiary shall be deemed to apply equally to such subsidiary of the Target Company (and, accordingly, all references to the Transferred Subsidiary in the singular shall be deemed to be the Transferred Subsidiaries in the plural).

Section 11.10    Amendments; Waiver. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by and on behalf of each of Parent and Purchaser. Any provision of this Agreement may be waived if such waiver is in writing and signed by and on behalf of the Party against whom such waiver is to be enforced. No waiver of any breach of this Agreement or right or remedy under this Agreement will be implied from any delay, forbearance or failure of a Party to take action thereon.

Section 11.11    Payments. Except to the extent otherwise expressly provided in Section 2.7 and Section 6.21 and otherwise in this Agreement, all payments to be made under this Agreement shall be made in full, without any setoff or deduction for or on account of any counterclaim. Any payment to be made under this Agreement shall be effected by crediting for same-day value the account specified by the Party entitled to the payment before the due date for payment as set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

NORTHERN DATA AG

By:	/s/ Aroosh Thillainathan
Name: Aroosh Thillainathan Title: CEO

WHINSTONE US, INC.

By:	/s/ Lyle Theriot
Name: Lyle Theriot Title: Chief Operating Officer

RIOT BLOCKCHAIN, INC.

By:	/s/ Jason Les
Name: Jason Les Title: Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

Schedule A

Key Persons

1.	Chad Everett Harris
2.	Lyle Theriot
3.	David Schatz
4.	Ashton Harris

A-1

Schedule B

Definitions and Terms

“Accounting Expert” has the meaning set forth in Section 2.3(c).

“Acquiring Person” has the meaning set forth in Section 6.3(a).

“Acquisition Proposal” has the meaning set forth in Section 6.4.

“Acquisition Transaction” means any transaction or series of transactions involving: (i) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction involving the Equity Interests of the Target Company or the Transferred Subsidiary or (ii) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of a majority of the Target Business or assets, rights or properties of the Target Company or the Transferred Subsidiary; in each case of the foregoing clauses (i) and (ii), other than (A) the transactions contemplated by this Agreement or any other Transaction Document, (B) issuances of Equity Interests not prohibited by Section 6.1 and (C) assets disposed in a manner not prohibited by Section 6.1.

“Action” means any civil, criminal or administrative action, suit, demand, claim, case, litigation, arbitration, opposition, objection, cancellation, inquiry, charge, subpoena, audit, examination, hearing, dispute, investigation or other proceeding.

“Adjusted Retail Credit” has the meaning set forth in Section 6.21(a).

“Adjustment Amount” means an amount equal to the absolute value of (i) the Estimated Cash Consideration minus (ii) the Cash Consideration.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such specified Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (and, with respect to Parent, shall include the Target Company and the Transferred Subsidiary before the Closing and, with respect to Purchaser, shall include the Target Company and the Transferred Subsidiary after the Closing).

“Agreement” has the meaning set forth in the Preamble.

“Anti-Money Laundering Laws” means all anti-money laundering and counter-terrorist financing Laws and financial recordkeeping, reporting and registration requirements administered or enforced by any Government Authority.

“Applicable Date” means, with respect to the Target Company, October 19, 2018 and, with respect to the Transferred Subsidiary, March 26, 2020.

“Assumed Tax Rate” the Target Company’s statutory tax rate for U.S. federal, state, and local tax purposes for the taxable period in which the applicable payment is made.

“Base Cash Consideration” has the meaning set forth in Section 2.2(a).

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“Business Day” means any day other than a Saturday, a Sunday or a day on which banks located in New York, New York or Frankfurt, Germany are authorized or required by Law to be closed.

“Business Employee” means each employee of the Target Company and each of its Subsidiaries.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act.

“Cash Consideration” has the meaning set forth in Section 2.2(a).

“Charges” has the meaning set forth in Section 6.21(b).

“Claim Notice” has the meaning set forth in Section 9.6(a).

“Closing” has the meaning set forth in Section 2.5.

“Closing Date” means the date on which the Closing occurs.

“Closing Target Company Indebtedness” shall mean the Target Company Indebtedness as of the Closing, as determined in a manner in accordance and consistent with the Illustrative Closing Statement. Notwithstanding the foregoing, the Closing Target Company Indebtedness does not include (i) any intercompany indebtedness, obligations or liabilities between the Target Company and the Transferred Subsidiary or (ii) amounts included in the Net Working Capital or the Target Company Transaction Expenses.

“Code” means the Internal Revenue Code of 1986.

“Company Data” means all confidential data or information, private keys, and data compilations contained in the Company IT Systems that are, in each case, used in the conduct of the Target Business.

“Company Group” means any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included the Target Company or the Transferred Subsidiary or any direct or indirect predecessor of the Target Company or the Transferred Subsidiary, or any other group of corporations filing Tax Returns on a combined, consolidated, unitary or similar basis that, at any time on or before the Closing Date, includes or has included the Target Company or the Transferred Subsidiary or any direct or indirect predecessor of the Target Company or the Transferred Subsidiary.

“Company IT Systems” means any IT Systems owned, leased by or licensed to the Target Company or the Transferred Subsidiary, and used in the conduct of the Target Business, including to Process Company Data.

“Company Material Adverse Effect” means any change, effect, development, condition, matter, event, fact, circumstance or occurrence that, individually or when considered in the aggregate with any other change, effect, development, condition, matter, event, fact, circumstance

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or occurrence, (i) has had or would reasonably be expected to have a material and adverse effect on the business, assets, financial condition or results of operations of the Target Company and the Transferred Subsidiary, taken as a whole, or (ii) has prevented or materially impaired, or would reasonably be expected to prevent or materially impair, the ability of any of Parent, the Target Company or their respective Affiliates to perform its respective obligations under this Agreement and the Shareholder Agreement or to consummate the transactions contemplated hereby and thereby in a timely manner; provided that, in the case of clause (i) only, none of the following, either alone or in combination with any other changes, effects, developments, conditions, matters, events, facts, circumstances or occurrences shall constitute or cause a Company Material Adverse Effect:

(a)               any change, effect, event, development, condition, matter, fact, circumstance or occurrence to the extent resulting from a change in applicable accounting principles or any change in Law (including any Law in respect of Taxes), or any interpretation thereof by any Government Authority, or change in GAAP or authoritative interpretations thereof;

(b)               any change, effect, event, development, condition, matter, fact, circumstance or occurrence to the extent resulting from changes in global, national or regional political or social conditions (including protests, strikes, riots, public demonstrations, civil unrest, acts of terrorism or war (including cyberattacks as acts of war)) or in general global, national or regional economic, business or regulatory conditions or in national or global financial or capital markets;

(c)               any change, effect, event, development, condition, matter, fact, circumstance or occurrence to the extent resulting from conditions generally affecting the industries or market sectors in which the Target Company or the Transferred Subsidiary operate;

(d)               any change, effect, event, development, condition, matter, fact, circumstance or occurrence to the extent resulting from or arising out of hurricanes, earthquakes, floods or other natural disasters, or any outbreak of an epidemic or pandemic or other public health event (including COVID-19 and the governmental responses thereto) or any Law, recommendation, or pronouncement issued by a Government Authority, the Centers for Disease Control and Prevention or the World Health Organization or “sheltering in place,” curfew or other restrictions, in each case that relate to, or arise out of, an epidemic or pandemic (including COVID-19), or any change in such Law (including COVID-19 Measures), recommendation, pronouncement or interpretation thereof;

(e)               any change, effect, event, development, condition, matter, fact, circumstance or occurrence to the extent resulting solely from the announcement or performance of the Transaction Documents or consummation of the transactions contemplated thereby or any third-party litigation relating to the Transaction Documents or the transactions contemplated thereby, including any loss of, or adverse change, effect, event, development, condition, matter, fact, circumstance or occurrence in or with respect to, the relationship of the Target Company or its Subsidiaries, contractual or otherwise, with customers, Government Authority, employees, labor unions, labor organizations, works councils or similar organizations, suppliers, distributors, financing sources, partners or similar relationship directly caused by the entry into this Agreement and the transactions contemplated by this Agreement, or resulting or arising from the identity of, or any actions taken or failed to be taken by, Purchaser or any of its Affiliates;

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(f)                the failure of the Target Company or the Transferred Subsidiary to meet any internal or external projections, forecasts or estimates of performance, revenues or earnings (provided that this clause (f) shall not be construed as providing that any changes, effects, developments, conditions, matters, events, facts, circumstances or occurrences underlying or giving rise to such failure do not constitute, cause or contribute to, or shall not be taken into account in determining whether there has been, a Company Material Adverse Effect);

(g)               any action taken (or omitted to be taken) upon the written request or instruction of Purchaser consistent with the terms hereof, to consummate the transactions contemplated hereby; or

(h)               any action taken (or omitted to be taken) by the Target Company or the Transferred Subsidiary as expressly required pursuant to this Agreement;

provided, further, that, in the case of each of the foregoing clauses (a) through (d), only to the extent that any such change, effect, development, condition, matter, event, fact, circumstance or occurrence has not had, and would not reasonably be expected to have, individually or in the aggregate, a disproportionate effect on the Target Company and the Transferred Subsidiary, taken as a whole, relative to other companies in the Target Company’s and the Transferred Subsidiary’s industry.

“Company Privacy Policies” means all (i) external past or present data protection, data usage, privacy and security policies of the Target Company or the Transferred Subsidiary, (ii) public statements, representations, obligations, promises and commitments of the Target Company or the Transferred Subsidiary relating to privacy, security or the Processing of Personal Data and (iii) policies and obligations applicable to the Target Company or the Transferred Subsidiary as a result of any certification relating to privacy, security or the Processing of Personal Data.

“Company Trademarks” means all Trademarks owned by the Target Company or any of its Subsidiaries, including those listed in Section 1.1(a) of Target Company’s Disclosure Letter.

“Confidential Information” means (i) with respect to Purchaser, any information, data and documents concerning (x) Purchaser and its Affiliates and (y) after the Closing, the Target Company and the Transferred Subsidiary and their respective Affiliates and the Target Business and (ii) with respect to Parent, any information, data and documents concerning Parent and its Affiliates, in each case (A) including as it relates to (1) the negotiations relating to this Agreement or any agreement entered into pursuant to this Agreement, (2) any information relating to the business, financial or other affairs (including future plans, financial targets, Trade Secrets and know-how) of such parties, or (3) any information of such parties provided in a manner which reasonably indicates the confidential or proprietary nature of such information, and (B) together with any notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda or other materials that contain, reference, reflect or are based upon such information, data and documents. For the avoidance of doubt, Confidential Information includes all Proprietary Information (as such term is defined in the Confidentiality Agreement), which shall include all Competitively Sensitive Information and Aggregated Information (as such terms are defined in the addendum letter to the Confidentiality Agreement); provided that, for the avoidance of doubt: (a) the Confidential Information of Purchaser shall include such any information, data and documents

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(with any notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda or other materials that contain, reference, reflect or are based upon such information, data and documents) concerning the Target Company and the Transferred Subsidiary and their respective Representatives accessible by or provided to Parent and its Representatives (other than the Target Company and the Transferred Subsidiary) prior to the Closing; and (b) Confidential Information of Parent shall include such any information, data and documents (with any notes, reports, summaries, analyses, compilations, forecasts, studies, interpretations, memoranda or other materials that contain, reference, reflect or are based upon such information, data and documents) concerning Parent and its Representatives (other than the Target Company and the Transferred Subsidiary and their respective Representatives) accessible by or provided to the Target Company, the Transferred Subsidiary or their respective Representatives prior to the Closing.

“Confidentiality Agreement” means the letter agreement, dated as of January 8, 2021, between Purchaser and Parent, as supplemented by the addendum letter, dated as of February 17, 2021.

“Constituent Documents” means, with respect to any corporation, its charter and bylaws; with respect to any partnership, its certificate of partnership and partnership agreement; with respect to any limited liability company, its certificate of formation and limited liability company or operating agreement; and, with respect to each other Person, its comparable constitutional instruments or documents (and, in each case, such similar instruments or documents as applicable under the relevant jurisdiction).

“Continuing Employees” has the meaning set forth in Section 6.13(a).

“Contract” means any contract, agreement, undertaking, commitment, purchase order, loan, guarantee, indenture, lease, license or other instrument of any kind (except as used in Section 3.2 and Section 4.2, other than any Target Benefit Plan).

“Control” means, with respect to any specified Person, the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“COVID-19” means SARS-CoV-2 or COVID-19, and all evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Actions” means, with respect to any Person, any commercially reasonable actions necessary or prudent for such Person or its Subsidiaries to take or not take in connection with: (i) events surrounding any pandemic or public health emergency caused by COVID-19; (ii) suspending or reinitiating operation of all or a portion of the operations of such Person or its Subsidiaries in response to the impacts of COVID-19; (iii) mitigating the adverse effects of any pandemic or public health emergency caused by COVID-19 on the business of such Person (including to respond to any supply or service disruptions caused by COVID-19 or to preserve intact its relationships or arrangements with suppliers, customers or Government Authorities in connection with COVID-19); (iv) protecting the health and safety of customers, personnel and other business relationships of such Person and its Subsidiaries in connection with COVID-19 and

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(v) ensuring compliance with any existing COVID-19 Measures, in each case of the foregoing clauses (i) through (v), to the extent reasonably consistent with actions that have been taken or not taken by such Person in connection therewith prior to the date hereof.

“COVID-19 Measures” has the meaning set forth in Section 6.1(b)(i).

“COVID-19 Relief Law” means any Law released, issued or promulgated by a Government Authority that grants to any Person the ability to: (i) defer, reduce or eliminate any Taxes; (ii) borrow or otherwise secure financing (including any covered loan under Paragraph (36) of Section 7(a) of the Small Business Act, as added by Section 1102 of the CARES Act, or any loan that is an extension or expansion of, or is similar to, any such covered loan); and (iii) obtain grants or other financial benefits, in each case as a result of, or in connection with, the effects of COVID-19, including the CARES Act, the Families First Coronavirus Response Act and the Consolidated Appropriations Act, 2021.

“Customer” has the meaning set forth in Section 4.20.

“Damages” means any loss, damage, injury, liability, obligation, claim, demand, settlement, judgment, award, fine, assessment, penalty, Tax, fee (including attorneys’ fees), charge, cost (including cost of investigation) or expense of any nature.

“Data Processor” means a Person that Processes Personal Data on behalf of or at the direction of the Target Company or the Transferred Subsidiary.

“Disclosing Party” has the meaning set forth in Section 6.8(b).

“Disclosure Letter” means, with respect to each Party, a letter delivered by such Party to each other Party contemporaneously with the execution and delivery of this Agreement setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations, warranties or covenants of such Party contained in this Agreement; provided that the mere inclusion of an item in a Disclosure Letter as an exception to a representation, warranty or covenant shall not be deemed an admission by the disclosing Party that such item (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance or that such item has had or is reasonably likely or expected to result in a Company Material Adverse Effect or a Purchaser Material Adverse Effect, as applicable; provided, further, that each Disclosure Letter has been arranged as separate sections corresponding to the subsections of this Agreement, and a disclosure in any section of such Party’s Disclosure Letter shall be deemed to be a disclosure for all other sections of such Party’s Disclosure Letter in respect of which it is reasonably apparent on its face that such disclosure is applicable, whether or not repeated or cross-referenced in such other section. Notwithstanding anything to the contrary contained herein, the facts and circumstances in the documents disclosed in the Virtual Data Room are deemed to be expressly disclosed as if they were included in Target Company’s Disclosure Letter, except (a) with respect to (i) Section 4.1(a)(i) and (ii) (Organization), Section 4.1(c) (Corporate Authorization) and Section 4.1(d) (Binding Effect), Section 4.1(e)(i) and (ii) (Non-Contravention), Section 4.2(a), (b) and (c) (Capital Structure; Subsidiaries) and Section 4.24 (Finder’s Fees; Brokerage) and (ii) Section 3.1(a)

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(Organization), Section 3.1(b) (Corporate Authorization), Section 3.1(c) (Binding Effect), Section 3.1(d)(i) and (ii) (Non-Contravention), Section 3.2 (Equity Interests of the Target Company), Section 3.5 (Securities Law Compliance) and Section 3.6 (Finder’s Fees; Brokerage) or (b) in the case of Fraud; provided, that the facts and circumstances were presented in the Virtual Data Room in such a manner and detail and in a context where such information would reasonably be expected to be contained, it being further understood that disclosure shall have been made in the Virtual Data Room before 5:00 p.m., New York City time, on April 2, 2021.

“Employment Agreements” has the meaning set forth in the Recitals.

“EMSA Payment” has the meaning set forth in Section 6.21(b).

“Encumbrance” means any mortgage, deed of trust, easement, license, right-of-way, title defect, levy, security interest, charge, pledge, hypothecation, assignment, restriction, option, right of first refusal, preemptive right, equity interest, preference, participation interest, claim, title defect or other encumbrance; provided, however, that no Encumbrance shall be deemed to be created by this Agreement or the Shareholder Agreement. The term “Encumber” has meanings correlative to the foregoing.

“Energy Agreement” means the Base Contract for Supply of Electricity, dated as of May 11, 2020, by and between the Target Company and TXU Energy Retail Company LLC.

“Energy Credits” has the meaning set forth in Section 6.21(a).

“Environmental Laws” means any Law relating to: (i) Releases or threatened Releases of Hazardous Substances; (ii) pollution or the protection of the environment or health and safety as it relates to any Hazardous Substance; or (iii) the manufacture, handling, transport, use, treatment, storage, presence, or disposal of, or exposure to, any Hazardous Substance.

“Environmental Permit” means any Permit required under any applicable Environmental Law.

“Equity Interest” means, with respect to any Person, any share of capital stock of, or any general, limited or other partnership interest, membership interest or similar ownership or equity interest in, such Person.

“ERCOT” means the Electric Reliability Council of Texas.

“ERCOT Short-Pay” has the meaning set forth in Section 6.21(a).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person or trade or business (whether or not incorporated) that is or was considered as a single employer with the Target Company or the Transferred Subsidiary under Section 414 of the Code or Section 4001 of ERISA.

“Estimated Cash Consideration” means an amount in Dollars equal to the sum of (i) the Base Cash Consideration, plus (ii) the Estimated Net Working Capital Adjustment, minus (iii) the

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Estimated Closing Indebtedness, plus (iv) the Estimated Closing Cash, minus (v) the Estimated Transaction Expenses, as determined in a manner in accordance and consistent with the Illustrative Closing Statement.

“Estimated Closing Cash” means the amount of the estimated Target Company Cash as set forth on the Estimated Closing Statement.

“Estimated Closing Indebtedness” means the amount of the estimated Closing Target Company Indebtedness as set forth on the Estimated Closing Statement.

“Estimated Closing Statement” means a written statement, prepared in accordance with GAAP and in a manner in accordance and consistent with the Illustrative Closing Statement, setting forth Parent’s good faith estimate as of the Closing Date of: (i) the Estimated Net Working Capital Adjustment; (ii) the Estimated Closing Indebtedness; (iii) the Estimated Closing Cash; (iv) the Estimated Transaction Expenses and (v) the Estimated Cash Consideration derived from the foregoing, in each case together with supporting calculations and documentation in a reasonable amount of reasonable detail and as reasonably acceptable to Purchaser.

“Estimated Net Working Capital” means the amount of the estimated Net Working Capital as set forth on the Estimated Closing Statement.

“Estimated Net Working Capital Adjustment” means an amount (which may be negative) equal to (i) the Estimated Net Working Capital minus (ii) the Target Net Working Capital.

“Estimated Transaction Expenses” means the amount of the estimated Target Company Transaction Expenses as set forth on the Estimated Closing Statement.

“Exchange Act” means the Securities Exchange Act of 1934.

“Export and Sanctions Regulations” means all applicable trade embargoes or economic or financial sanctions, anti-boycott Laws, and export and import control Laws, in any jurisdiction, including the U.S. International Traffic in Arms Regulations, the U.S. Export Administration Regulations, U.S. sanctions Laws and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including OFAC’s Specially Designated Nationals and Blocked Persons List, and the U.S. Department of State, and economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by the United Nations Security Council, the European Union, or her Majesty’s Treasury of the United Kingdom.

“Event” has the meaning set forth in Section 6.21(d).

“Event Claims” has the meaning set forth in Section 6.21(d).

“Event Settlement Payments” has the meaning set forth in Section 6.21(d).

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.

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“Final Closing Cash” means the amount of the Target Company Cash as set forth on the Final Closing Statement.

“Final Closing Indebtedness” means the amount of the Closing Target Company Indebtedness as set forth on the Final Closing Statement.

“Final Closing Statement” has the meaning set forth in Section 2.3(c).

“Final Net Working Capital” means the amount of the Net Working Capital as set forth on the Final Closing Statement.

“Final Net Working Capital Adjustment” means an amount (which may be negative) equal to (i) the Final Net Working Capital minus (ii) the Target Net Working Capital, as determined in a manner in accordance and consistent with the Illustrative Closing Statement.

“Final Transaction Expenses” means the amount of the Target Company Transaction Expenses as set forth on the Final Closing Statement.

“Fraud” means, with respect to a Party, an actual and intentional misrepresentation of fact that constitutes common law fraud under the laws of Delaware with respect to the making of any representations and warranties by such Party in Article III, IV or V (as applicable) or any certificate delivered hereunder (and, for the avoidance of doubt, does not mean any tort based on negligence).

“GAAP” means U.S. generally accepted accounting principles.

“Government Authority” means any foreign or domestic, federal, state, county, city or local legislative, enforcement, administrative or regulatory authority, agency, department, court, tribunal, instrumentality, commission, body or other governmental or quasi-governmental entity, or political association or subdivision, or other judicial, administrative, or arbitral entity, body, or instrumentality, in each case, with competent jurisdiction, including any supranational body and any Self-Regulatory Organization.

“Government Order” means any order, writ, judgment, injunction, approval, decree, declaration, stipulation, settlement, ruling, decision, determination, verdict, agreement or award, in each case, that is of or entered by any Government Authority.

“Hazardous Substance” means (i) any substance, material, chemical or waste that is defined or regulated as toxic or hazardous, as a pollutant or contaminant, or terms of similar meaning, under, or for which liability or standards of conduct are imposed by, any Environmental Laws and (ii) any petroleum or petroleum distillate, radon, radioactive materials or wastes, per- and polyfluoroalkyl substances, asbestos or asbestos-containing materials, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 as amended by HITECH Act, altogether with their implementing regulations at 45 C.F.R. Parts 160, 162 and 164.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

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“Illustrative Closing Statement” means the example of the Final Closing Statement as of December 31, 2020 attached as Exhibit 1, the dollar amounts contained in which are solely for illustrative purposes.

“Indebtedness Payoff Amount” has the meaning set forth in Section 2.6(b).

“Indemnified D&O” has the meaning set forth in Section 6.16(a).

“Indemnified Party” has the meaning set forth in Section 9.6(a).

“Indemnified Taxes” means, without duplication: (i) any Taxes imposed on the Target Company or the Transferred Subsidiary, or for which the Target Company or the Transferred Subsidiary may otherwise be liable, as a result of having been a member of a Company Group (including Taxes for which the Target Company or the Transferred Subsidiary may be liable pursuant to Treasury Regulation Section 1.1502-6 or similar provisions of state, local or foreign Law as a result of having been a member of a Company Group and any Taxes resulting from the Target Company or the Transferred Subsidiary ceasing to be a member of any Company Group); (ii) any Taxes imposed on the Target Company or the Transferred Subsidiary, or for which the Target Company or the Transferred Subsidiary may otherwise be liable, for any Pre-Closing Period; (iii) any Taxes for which the Target Company or the Transferred Subsidiary may be liable as a result of (x) any Tax Sharing Arrangement entered into before the Closing, (y) becoming a transferee or successor prior to or in connection with the Closing, or (z) by contract (other than ordinary course commercial agreements that do not primarily relate to Taxes) entered into prior to the Closing, and (iv) any Taxes for which Parent is liable under Section 8.4; provided, however, that Parent shall not be liable for any Tax liability to the extent such Tax liability is taken into account in computing the Final Closing Indebtedness and results in a reduction to the Purchase Price pursuant to Article II.

“Indemnifying Party” has the meaning set forth in Section 9.6(a).

“Information Security Program” means a written information security program comprised of security procedures and practices, including: (i) written policies and procedures regarding Personal Data and the Processing thereof; (ii) safeguards to protect the security, confidentiality and integrity of any Personal Data owned, controlled, maintained, held or Processed by the Target Company or the Transferred Subsidiary; (iii) disaster recovery, business continuity, incident response, and security procedures; and (iv) protections against Security Incidents, Malicious Code and loss, misuse or unauthorized access to and Processing of Company Data or Company IT Systems.

“Intellectual Property” means, in any and all jurisdictions throughout the world, any rights in or to: (i) trademarks, service marks, trade dress and trade names, logos, registrations and applications for registration of the foregoing, and the goodwill associated therewith and symbolized thereby (“Trademarks”); (ii) patents and patent applications, including divisionals, revisions, continuations, continuations-in-part, renewals, extensions, substitutes, re-issues and re-examinations; (iii) confidential or proprietary trade secrets or information or know-how (“Trade Secrets”); (iv) published and unpublished works of authorship, whether copyrightable or not (including computer software, website and mobile content, data and other compilations of

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information), copyrights therein and thereto, and all registrations and applications for registration therefor; (v) internet domain names and registrations and applications for registration thereof; and (vi) all enforcement rights with respect thereto (including the right to seek and recover damages and equitable relief for any infringement, misappropriation, dilution or violation of the foregoing).

“Intercompany Payables” means all account, note or loan payables and all advances (cash or otherwise) or any other extensions of credit or amounts (i) that are payable by the Target Company or the Transferred Subsidiary to Parent or any of its Affiliates (other than the Target Company and the Transferred Subsidiary) or any of their respective directors, managers, officers or employees or (ii) that are payable by Parent or any of its Affiliates (other than the Target Company and the Transferred Subsidiary) or any of their respective directors, managers, officers or employees to the Target Company or the Transferred Subsidiary.

“IRS” means the U.S. Internal Revenue Service.

“IT Systems” means hardware, software, firmware, middleware, equipment, electronics, platforms, servers, workstations, routers, hubs, switches, interfaces, data, databases, data communication lines, network and telecommunications equipment, websites and internet-related information technology infrastructure, wide area network and other data communications or information technology equipment.

“Key Persons” has the meaning set forth in the Recitals.

“Knowledge” means, (i) with respect to Parent, the actual knowledge of any of the individuals listed in Section 1.1(a) of Parent’s Disclosure Letter and the knowledge such individuals would reasonably be expected to have after reasonable due inquiry, (ii) with respect to the Target Company, the actual knowledge of the individuals listed in Section 1.1(b) of Target Company’s Disclosure Letter and the knowledge such individuals would reasonably be expected to have after reasonable due inquiry and (iii) with respect to Purchaser, the actual knowledge of the individuals listed in Section 1.1(a) of Purchaser’s Disclosure Letter and the knowledge such individuals would reasonably be expected to have after reasonable due inquiry; provided, however, that notwithstanding the foregoing, such reasonable due inquiry shall not require such individuals to conduct (or have conducted) any searches or analyses (including clearance or prior art searches), legal opinions (including freedom-to-operate opinions) or similar investigation regarding Intellectual Property.

“Latest Balance Sheet” has the meaning set forth in Section 4.3(a).

“Latest Balance Sheet Date” has the meaning set forth in Section 4.3(a).

“Law” means any law, statute, common law, ordinance, rule, regulation, code, Government Order, award, judgment, injunction, decree, directive, policy, guideline, ruling, writ, declaration, approval, or other requirement, obligation, duty or rule of law enacted, adopted, issued, promulgated, enforced, applied or entered by a Government Authority.

“Leased Real Property” has the meaning set forth in Section 4.12(b).

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“Liabilities” means any debt, liability, claim, demand, expense or obligation of whatever kind or nature, whether direct or indirect, known or unknown, asserted or unasserted, due or to become due, determined or determinable, absolute or contingent, accrued or unaccrued and whether due or to become due.

“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have any of the following functions: (i) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

“NASDAQ” means the Nasdaq Stock Market.

“Net Working Capital” means, as of 11:59 p.m. Rockdale, Texas time on the Business Day immediately prior to the Closing Date, the consolidated current assets of the Target Company and the Transferred Subsidiary (excluding the Energy Credits, any intercompany receivables between the Target Company and the Transferred Subsidiary and the Target Company Cash) minus the consolidated current liabilities of the Target Company and the Transferred Subsidiary (excluding any intercompany payables or accruals between the Target Company and the Transferred Subsidiary, the Closing Target Company Indebtedness and the Target Company Transaction Expenses), in each case as determined in accordance with GAAP and in a manner in accordance and consistent with the Illustrative Closing Statement.

“Notice” has the meaning set forth in Section 11.1(a).

“OFAC” has the meaning set forth in the definition of Export and Sanctions Regulations.

“ordinary course” or “ordinary course of business” means, with respect to any Person, (i) the ordinary course of such Person’s normal day-to-day operations, consistent with such Person’s past practices or (ii) any COVID-19 Actions.

“Outside Date” means the date that is 120 days from the date of this Agreement, as it may be extended by the mutual written consent of Parent and Purchaser.

“Owned Intellectual Property” has the meaning set forth in Section 4.13(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Fundamental Representations” means Section 3.1(a) (Organization), Section 3.1(b) (Corporate Authorization), Section 3.1(c) (Binding Effect), Sections 3.1(d)(i) and (ii) (Non-Contravention), Section 3.2 (Equity Interests of the Target Company), Section 3.5 (Securities Law Compliance) and Section 3.6 (Finder’s Fees; Brokerage).

“Parent Indemnitees” means, collectively, (i) Parent, (ii) Parent’s Affiliates (not including, following the Closing, the Target Company and the Transferred Subsidiary), (iii) the respective Representatives of Parent (not including, following the Closing, the Target Company and the

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Transferred Subsidiary) and (iv) the respective successors and assigns of the Persons referred to in the foregoing clauses (i) through (iii).

“Parent Required HSR Act Clearance” has the meaning set forth in Section 3.4.

“Parent Trademarks” means all Trademarks owned by Parent or its Affiliates (other than the Target Company and the Transferred Subsidiary), including those listed in Section 1.1(c) of Target Company’s Disclosure Letter.

“Parties” means Parent, the Target Company and Purchaser.

“Payoff Indebtedness” means all the Target Company Indebtedness set forth in Section 1.1(d) of Target Company’s Disclosure Letter.

“Payoff Letters” means customary payoff letters regarding the discharge of the Payoff Indebtedness and termination and release of Encumbrances related thereto, dated no more than five (5) Business Days prior to the Closing Date and in form and substance reasonably satisfactory to Purchaser, to (i) satisfy in full the Payoff Indebtedness as of the Closing and (ii) terminate and release any Encumbrances related thereto, in each case upon payment of the Indebtedness Payoff Amount.

“Performance Assurance” has the meaning set forth in Section 6.21(b).

“Permits” means licenses, permits, certificates, franchises, certificates, immunities, exemptions, registrations and other authorizations and approvals that are issued by or obtained from any Government Authority.

“Permitted Encumbrances” means: (i) Encumbrances for Taxes, assessments or governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) statutory or common law carriers’, warehousemen’s and mechanics’ liens arising in the ordinary course which secure payment of obligations not past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) in the case of real property, zoning, building, entitlement or other land use regulations imposed by Government Authorities that are not violated by the use and operation or the proposed use of the real property; (iv) in the case of real property, easements, quasi-easements, license, covenants, rights-of-way, rights of re-entry or other restrictions and similar encumbrances to the extent the foregoing do not interfere, individually or in the aggregate, in any material respect with the value, ownership, use or maintenance of such real property or the operation of the Target Business thereon; (v) any other Encumbrances that have arisen in the ordinary course which do not, individually or in the aggregate, materially impair the ownership, operation or value of the assets to which they attach; (vi) transfer restrictions arising under applicable securities Laws or restrictions arising under the Transaction Documents and (vii) the Encumbrances set forth in Section 1.1(e) of Target Company’s Disclosure Letter.

“Person” means any individual, bank, corporation, general or limited partnership, association, limited liability company, business trust, unincorporated organization or similar organization, whether domestic or foreign, or any Government Authority.

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       “Personal Data” means information that identifies or is reasonably capable of being associated with an identified or identifiable person, device or household, including: (i) a natural person’s combined first and last name, street address or specific geolocation information, date of birth, telephone number, email address, online contact information, photograph, biometric data, Social Security number, driver’s license number, passport number, tax identification number, government-issued identification number, financial account number, credit card number, information that would permit access to a financial account, user name and password that would permit access to an online account, health information, insurance account information, persistent identifier such as a customer number held in a cookie, Internet Protocol address, processor or device serial number or unique device identifier; and (ii) “personal data,” “personal information,” “protected health information,” “nonpublic personal information” or other similar terms as defined by Privacy Requirements.

“PPM” means Priority Power Management, LLC.

“Pre-Closing Period” means each taxable period that ends on or before the Closing Date and, in the case of a taxable period beginning on or before and ending after the Closing, the portion of such period through the end of the day on the Closing Date, provided, however, that the Pre-Closing Period shall not include (and Parent shall have no liability for any Taxes arising from) any items of income, gain, deduction, loss or credit of the Target Company or the Transferred Subsidiary that are attributable to any transaction or event that occurs outside the ordinary course of business after the Closing and is not otherwise provided for by this Agreement, and provided further that Target Company Transaction Expenses shall in all cases be treated as accruing in a Pre-Closing Period, except as required by a final determination.

“Privacy Requirements” means any and all Laws, industry standards and written commitments or requirements in any Contract, in each case, relating to the protection or Processing of Personal Data and that are applicable to the Target Company or the Transferred Subsidiary, including: (i) as applicable, the CAN-SPAM Act of 2003, 15 U.S.C. § 7701, et seq.; the Telephone Consumer Protection Act, 47 U.S.C. § 227, et seq.; the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq.; the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801, et seq.; the Electronic Communications Privacy Act, 18 U.S.C. §§ 2510-22; the Stored Communications Act, 18 U.S.C. §§ 2701-12, et seq.; the California Consumer Privacy Act, Cal. Civ. Code § 1798.100, et seq.; the California Customer Records Act, Cal. Civ. Code §§ 1798.80 to 84; California Online Privacy Protection Act, Cal. Bus. & Prof. Code § 22575, et seq.; Massachusetts Gen. Law Ch. 93H, 201 C.M.R. § 17.00, et seq.; Nev. Rev. Stat. 603A, et seq.; Cal. Civ. Code § 1798.82, et seq.; N.Y. Gen. Bus. Law § 899-aa, et seq.; N.Y. Gen. Bus. Law § 899-bb, et seq.; the European Union’s Directive on Privacy and Electronic Communications (2002/58/EC); the General Data Protection Regulation (2016/679); U.S. state and federal Laws that prohibit unfair or deceptive acts and practices, such as the Federal Trade Commission Act, 15 U.S.C. § 45, et seq.; and all other Laws relating to data protection, information security, cybercrime, Security Incident notification, Social Security number protection, outbound communications and/or electronic marketing, use of electronic data and privacy matters (including online privacy) in any applicable jurisdictions; (ii) written commitments or requirements in any Contract relating to the protection or Processing of Personal Data applicable to the Target Company or the Transferred Subsidiary; and (iii) industry standards, including, to the extent applicable, the Payment Card Industry Data Security Standard.

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“Processing,” “Process” or “Processed” means, with respect to data or IT Systems, any collection, access, acquisition, storage, protection, use, recording, maintenance, operation, dissemination, re-use, disposal, disclosure, re-disclosure, deletion, destruction, sale, transfer, modification or any other processing of such Company Data or IT Systems.

“Proposed Final Closing Statement” means a written statement, prepared in accordance with GAAP and in a manner in accordance and consistent with the Illustrative Closing Statement, setting forth: (i) the Final Net Working Capital Adjustment; (ii) the Final Closing Indebtedness; (iii) the Final Closing Cash; (iv) the Final Transaction Expenses and (v) the Cash Consideration, derived from the foregoing, in each case together with supporting calculations and documentation in a reasonable amount of detail.

“PURA” means the Public Utility Regulatory Act, Tex. Util. Code Ann. §§ 11.001-58.302 (West 2016 & Supp. 2017), §§ 59.001-66.016 (West 2007 & Supp. 2017) and the regulations of the Public Utility Commission of Texas thereunder.

“Purchase Price” has the meaning set forth in Section 2.2(a).

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Common Shares” means the shares of common stock, no par value, of Purchaser.

“Purchaser Equity Awards” means, collectively, Purchaser Options and Purchaser RSUs.

“Purchaser Fundamental Representations” means Section 5.1(a) (Organization), Section 5.1(b) (Corporate Authorization), Section 5.1(c) (Binding Effect), Section 5.1(d)(i) and (ii) (Non-Contravention), Section 5.2(a), (b), (c), the first sentence of (d), and (e) (Capitalization), Section 5.9 (Securities Law Compliance) and Section 5.17 (Finder’s Fees; Brokerage).

“Purchaser Indemnitees” means, collectively, (i) Purchaser, (ii) Purchaser’s Affiliates (including, following the Closing, the Target Company and the Transferred Subsidiary), (iii) the respective Representatives of Purchaser (including, following the Closing, the Target Company and the Transferred Subsidiary) and (iv) the respective successors and assigns of the Persons referred to in the foregoing clauses (i) through (iii).

“Purchaser Material Adverse Effect” means any change, effect, development, condition, matter, event, fact, circumstance or occurrence that, individually or when considered in the aggregate with any other change, effect, development, condition, matter, event, fact, circumstance or occurrence, (i) has had or would reasonably be expected to have a material and adverse effect on the business, assets, financial condition or results of operations of Purchaser and its Subsidiaries, taken as a whole, or (ii) has prevented or materially impaired, or would reasonably be expected to prevent or materially impair, the ability of Purchaser or any of its Affiliates to perform its respective obligations under this Agreement and the Shareholder Agreement or to consummate the transactions contemplated hereby and thereby in a timely manner; provided that, in the case of clause (i) only, none of the following, either alone or in combination with any other changes, effects, developments, conditions, matters, events, facts, circumstances or occurrences shall constitute or cause a Purchaser Material Adverse Effect:

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(a)               any change, effect, event, development, condition, matter, fact, circumstance or occurrence to the extent resulting from a change in applicable accounting principles or any change in Law (including any Law in respect of Taxes), or any interpretation thereof by any Government Authority, or change in GAAP or authoritative interpretations thereof;

(b)               any change, effect, event, development, condition, matter, fact, circumstance or occurrence to the extent resulting from changes in global, national or regional political or social conditions (including protests, strikes, riots, public demonstrations, civil unrest, acts of terrorism or war (including cyberattacks as acts of war)) or in general global, national or regional economic, business or regulatory conditions or in national or global financial or capital markets;

(c)               any change, effect, event, development, condition, matter, fact, circumstance or occurrence to the extent resulting from conditions generally affecting the industries or market sectors in which Purchaser or its Subsidiaries operate;

(d)               any change, effect, event, development, condition, matter, fact, circumstance or occurrence to the extent resulting from or arising out of hurricanes, earthquakes, floods or other natural disasters, or any outbreak of an epidemic or pandemic or other public health event (including COVID-19 and the governmental responses thereto) or any Law, recommendation, or pronouncement issued by a Government Authority, the Centers for Disease Control and Prevention or the World Health Organization or “sheltering in place,” curfew or other restrictions, in each case that relate to, or arise out of, an epidemic or pandemic (including COVID-19), or any change in such Law (including COVID-19 Measures), recommendation, pronouncement or interpretation thereof;

(e)               any change, effect, event, development, condition, matter, fact, circumstance or occurrence to the extent resulting solely from the announcement or performance of the Transaction Documents or consummation of the transactions contemplated thereby or any third-party litigation relating to the Transaction Documents or the transactions contemplated thereby, including any loss of, or adverse change, effect, event, development, condition, matter, fact, circumstance or occurrence in or with respect to, the relationship of Purchaser or its Subsidiaries, contractual or otherwise, with customers, Government Authority, employees, labor unions, labor organizations, works councils or similar organizations, suppliers, distributors, financing sources, partners or similar relationship directly caused by the entry into this Agreement and the transactions contemplated by this Agreement, or resulting or arising from the identity of, or any actions taken or failed to be taken by, Parent, the Target Company or any of their respective Affiliates;

(f)                the failure of Purchaser or any of its Subsidiaries to meet any internal or external projections, forecasts or estimates of performance, revenues or earnings (provided that this clause (f) shall not be construed as providing that any changes, effects, developments, conditions, matters, events, facts, circumstances or occurrences underlying or giving rise to such failure do not constitute, cause or contribute to, or shall not be taken into account in determining whether there has been, a Purchaser Material Adverse Effect);

(g)               any action taken (or omitted to be taken) upon the written request or instruction of Parent consistent with the terms hereof, to consummate the transactions contemplated hereby; or

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(h)               any action taken (or omitted to be taken) by Purchaser or any of its Subsidiaries as expressly required pursuant to this Agreement;

provided, further, that, in the case of each of the foregoing clauses (a) through (d), only to the extent that any such change, effect, development, condition, matter, event, fact, circumstance or occurrence has not had, and would not reasonably be expected to have, individually or in the aggregate, a disproportionate effect on Purchaser and its Subsidiaries, taken as a whole, relative to other companies in Purchaser’s and its Subsidiaries’ industry.

“Purchaser Option” means any outstanding option to purchase Purchaser Common Shares granted under the Purchaser Plan.

“Purchaser Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by Purchaser or any of its Affiliates for the benefit of their employees.

“Purchaser Preferred Shares” means the shares of preferred stock, no par value, of Purchaser.

“Purchaser Reports” has the meaning set forth in Section 5.6(a).

“Purchaser Required HSR Act Clearance” has the meaning set forth in Section 5.4.

“Purchaser RSU” means any outstanding restricted stock unit granted under the Purchaser Plan.

“Purchaser 2017 Warrant” means the Common Stock Warrants issued by Purchaser in December 2017.

“QSE Letter Agreement” means the QSE Letter Agreement, dated as of April 8, 2021, by and among the Target Company, TXU Energy Retail Company LLC, Luminant Energy Company LLC and PPM.

“Real Property Leases” has the meaning set forth in Section 4.15(a)(xiv).

“Receiving Party” has the meaning set forth in Section 6.8(b).

“Registered Intellectual Property” means Intellectual Property that is issued by, registered or filed with, renewed by or the subject of a pending application before any Government Authority or internet domain name registrar.

“Related Party Contract” has the meaning set forth in Section 4.15(a)(xv).

“Related Party Contract and Payable Terminations” has the meaning set forth in Section 6.14(a).

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“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Substances into or through the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water or groundwater.

“Representatives” means, with respect to any Person, such Person’s Affiliates, directors, managers, officers, employees, accountant, legal or financial advisors, agents or other representatives, or anyone acting on behalf of them or such Person.

“Required Consents” has the meaning set forth in Section 7.2(g).

“Required HSR Act Clearances” means the Purchaser Required HSR Act Clearance and the Parent Required HSR Act Clearance.

“Review Period” has the meaning set forth in Section 2.3(a).

“RWI Policy” means the purchaser-side representations and warranties insurance policy issued by the RWI Provider to Purchaser in connection with this Agreement.

“RWI Provider” means Ethos Specialty Insurance Services LLC.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Security Incident” means any unauthorized Processing of Company Data, any unauthorized access to the Company IT Systems, or any incident that may require notification to any Person or Government Authority under Privacy Requirements.

“Self-Regulatory Organization” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market and (iii) any self-regulatory organizations regulating the cryptocurrency markets and industry.

“Series A Convertible Preferred Shares” means the shares of 2% Series A Convertible Preferred Stock, no par value, of Purchaser.

“Series B Convertible Preferred Shares” means the shares of 0% Series B Convertible Preferred Stock, no par value, of Purchaser.

“Share Consideration” means 11,800,000 Purchaser Common Shares.

“Shareholder Agreement” means a shareholder agreement between Purchaser and Parent substantially in the form attached as Exhibit 2.

“Solvent” has the meaning set forth in Section 5.11.

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“Specified Contracts” has the meaning set forth in Section 4.15(a).

“Statement of Objections” has the meaning set forth in Section 2.3(b).

“Straddle Period” means each taxable period beginning on or before and ending after the Closing Date.

“Subject Materials” has the meaning set forth in Section 9.6(c).

“Subsidiary” means, for any Person, any other Person of which such first Person owns or controls (either directly or through one or more other Subsidiaries) a majority of the outstanding Equity Interests or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such other Person.

“Surviving Provisions” means Article I (Definitions and Terms), Section 6.8 (Confidentiality), Article X (Termination) and Article XI (Miscellaneous).

“Target Benefit Plans” has the meaning set forth in Section 4.9(a).

“Target Business” means the business conducted by and the operations of the Target Company and the Transferred Subsidiary.

“Target Company” has the meaning set forth in the Preamble.

“Target Company Cash” means, as of 11:59 p.m. Rockdale, Texas time on the Business Day immediately prior to the Closing Date, without duplication, any and all cash and cash equivalents (including marketable securities and short-term investments, but excluding any restricted cash and outstanding checks) of the Target Company and the Transferred Subsidiary, as determined in accordance with GAAP and in a manner in accordance and consistent with the Illustrative Closing Statement. Notwithstanding the foregoing, the Target Company Cash does not include (i) intercompany receivables between the Target Company and the Transferred Subsidiary and (ii) amounts included in the Net Working Capital.

“Target Company Financial Statements” has the meaning set forth in Section 4.3(a).

“Target Company Fundamental Representations” means Sections 4.1(a)(i) and (ii) (Organization), Section 4.1(c) (Corporate Authorization) and Section 4.1(d) (Binding Effect), Sections 4.1(e)(i) and (ii) (Non-Contravention), Sections 4.2(a), (b) and (c) (Capital Structure; Subsidiaries) and Section 4.24 (Finder’s Fees; Brokerage).

“Target Company Indebtedness” shall mean, without duplication, the following of the Target Company or the Transferred Subsidiary (including the principal amount, accrued and unpaid interest and fees, expenses and prepayment premiums or penalties or termination or breakage fees, change of control payments or penalties required to be paid or offered on prepayment or repayment, as applicable): (a) obligations in respect of indebtedness for borrowed money; (b) obligations in respect of accounts payable outstanding and aged over 90 days; (c) obligations in respect of indebtedness evidenced by any note, bond, debenture or other similar instruments or debt securities (but excluding, for the avoidance of doubt, current trade payables in the ordinary course of

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business); (d) obligations under any off-balance sheet financing; (e) obligations in respect of deferred indebtedness or other payments for the purchase price of property, assets, goods or services, including any earn-out payments or contingent consideration payment obligations (but excluding, for the avoidance of doubt, current trade payables in the ordinary course of business); (f) obligations to return or repay (whether before, at or after the Closing) loans, subsidies, grants, incentives or other similar payments; (g) obligations owed to Parent or any of its Affiliates (other than the Target Company or the Transferred Subsidiary), whether interest bearing or not; (h) obligations in respect of banker’s acceptances, letters of credit and similar facilities (but only to the extent drawn and unpaid); (i) obligations in respect of the Tax Liability Amount; (j) all amounts of short-term and long-term deferred revenue; (k) all amounts set forth in Section 1.1(f) of Target Company’s Disclosure Letter; and (l) all obligations of the types referred to in clauses (a) through (l) of another Person the payment of which the Target Company or the Transferred Subsidiary has guaranteed or for which the Target Company or the Transferred Subsidiary is responsible or liable, directly or indirectly, jointly or severally, as obligor or guarantor. For the avoidance of doubt, the Target Company Indebtedness shall include, without duplication, the Payoff Indebtedness.

“Target Company Transaction Expenses” means, to the extent not paid or reimbursed prior to the Closing, all fees, expenses, costs, payments and liabilities in connection with or in anticipation of the preparation, negotiation, execution and delivery of this Agreement and the Shareholder Agreement and the consummation and performance of the transactions contemplated hereby and thereby to the extent such fees, expenses, costs, payments and liabilities have been paid, reimbursed or incurred, or are payable or reimbursable, by the Target Company or the Transferred Subsidiary, or to or for which the Target Company or the Transferred Subsidiary become subject or liable, including: (a) any brokerage fees, commissions, finders’ fees, or financial advisory fees and related costs and expenses; (b) any fees, expenses, costs or reimbursements of counsel, accountants, consultants or other advisors, service providers or representatives; (c) any transaction bonus, discretionary bonus, change-of-control payment, retention, severance or other compensatory payments made or provided, or required to be made or provided, to any employee that is triggered or becomes due and payable solely as a result of the consummation of the transactions contemplated by this Agreement and, in each case, the employer portion of any related payroll taxes; (d) the cost of the premiums, together with all Taxes and application, underwriting and similar fees and expenses, in connection with the RWI Policy, including those to bind the RWI Policy, for which Parent is responsible pursuant to Section 6.17; (e) any transfer, documentary, stamp or other related Taxes arising from the purchase and sale contemplated pursuant to this Agreement for which Purchaser is not responsible pursuant to Section 8.4; and (f) any fees, expenses, costs, payments and liabilities incurred by or on behalf of Parent or any of its Affiliates in connection with or in anticipation of the preparation, negotiation, execution and delivery of this Agreement and the Shareholder Agreement and the consummation and performance of the transactions contemplated hereby and thereby; in each case of the foregoing as determined in a manner in accordance and consistent with the Illustrative Closing Statement. Notwithstanding the foregoing, the Target Company Transaction Expenses do not include (i) any fees, expenses, costs, payments or liabilities for which Purchaser is expressly responsible pursuant to the terms of this Agreement or the Shareholder Agreement or (ii) amounts included in the Net Working Capital or the Closing Target Company Indebtedness.

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“Target Equity Interests” means all of the Equity Interests of the Target Company, including all of the issued and outstanding shares of Class A Common Stock, par value $0.001 per share, and shares of Class B Common Stock, par value $0.001 per share, of the Target Company.

“Target Insurance Policies” means all insurance policies or self-insurance programs in the name of or maintained by or for the benefit of the Target Company or the Transferred Subsidiary.

“Target Net Working Capital” means $3,879,178.

“Tax” and “Taxes” means all federal, state, local or foreign income, excise, gross receipts, premium, ad valorem, value-added, escheat, license, environmental tax, sales, withholding on amounts paid to or by any Person, alternative or add-on minimum, use, employment, franchise, profits, gains, property, transfer, payroll, stamp taxes or any other tax, custom, duty, governmental fee or other like assessment or charge, together with any interest or penalty, addition to tax or additional amount imposed by any Government Authority.

“Tax Benefit” has the meaning set forth in Section 9.13.

“Tax Liability Amount” means, without duplication, an amount equal to any amounts that would be properly accrued as current liabilities for Taxes on the consolidated balance sheet of the Target Company and the Transferred Subsidiary as of the Closing Date in accordance with GAAP plus any amount that would be properly reserved under ASC 740 or ASC 450 on the consolidated balance sheet of the Target Company and the Transferred Subsidiary as of the Closing Date in accordance with GAAP, in each case calculated (i) as of the end of the day on the Closing Date, (ii) by including in taxable income all adjustments made pursuant to Section 481(a) of the Code (or any analogous or similar provision of Law) that will not previously have been included in income by the Target Company and the Transferred Subsidiary, as applicable, (iii) by including any payroll Taxes, including payroll Taxes that have been deferred as permitted under the CARES Act, the Payroll Tax Executive Order, IRS Notice 2020-65 or related Law that otherwise would have been required to be withheld and paid, and (iv) by excluding all deferred Tax liabilities, all reserves for uncertain tax positions, and all deferred Tax assets. For the avoidance of doubt, the Tax Liability Amount shall in no event be less than zero and shall not include any offsets or reductions with respect to Tax refunds or overpayments of Tax.

“Tax Offset Amount” has the meaning set forth in Section 6.21(b).

“Tax Returns” means all returns, reports or similar statement required to be filed (including elections, declarations, disclosures, schedules, estimates, amended returns and information returns) relating to Taxes.

“Tax Sharing Arrangement” means any written or unwritten agreement or arrangement providing for the allocation or payment of Tax liabilities or Tax benefits, other than ordinary course commercial agreements that do not primarily relate to Taxes.

“Third-Party Claim” has the meaning set forth in Section 9.6(a).

“Threshold” has the meaning set forth in Section 9.4(a).

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“Title Company” means Chicago Title Insurance Company.

“Title Insurance Policy” means a Texas Form T-1 Owner’s Policy of Title Insurance or such replacement form contained in the Basic Manual of Rules, Rates and Forms for the Writing of Title Insurance in the State of Texas, insuring good and valid leasehold title to the Leased Real Property set forth in Section 1.1(g) of Target Company’s Disclosure Letter, in favor of the Target Company (including the T-4 Leasehold Owner’s Policy Endorsement), which policy shall: (i) be in amount, form and substance reasonably satisfactory to Purchaser; (ii) have an effective date as of the Closing Date; (iii) provide title insurance coverage for such Leased Real Property with such exceptions reasonably acceptable to Purchaser but which in all events shall not include any exceptions that do not constitute Permitted Encumbrances; (iv) include a non-imputation endorsement and (v) include such other endorsements available in the State of Texas as may be reasonably requested by Purchaser but which may include endorsements providing for extended coverage over the standard title exceptions, zoning, contiguity, access, compliance with any covenants, conditions and restrictions of record and single tax parcel.

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.

“Trademarks” has the meaning set forth in the definition of Intellectual Property.

“Transaction Documents” means this Agreement and the Shareholder Agreement.

“Transferred Subsidiary” means any direct or indirect subsidiary of the Target Company.

“TXU” means TXU Energy Retail Company LLC.

“Unsettled Customer” has the meaning set forth in Section 6.21(d).

“Updated Financial Statements” has the meaning set forth in Section 6.18.

“Virtual Data Room” means the virtual data room containing documents and information relating to, among other things, the Target Company, the Transferred Subsidiary, the Target Business and the Target Equity Interests made available by Parent in electronic form to Purchaser and its Representatives and maintained by Datasite LLC.

“Willful Breach” means a breach of, or failure to perform any of the covenants or other agreements contained in, this Agreement, that is a consequence of an act or failure to act by the breaching or non-performing party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of or failure of performance under this Agreement.

Interpretation.

(a)       Unless the context otherwise specifically requires:

(i)       the words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

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(ii)       all terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(iii)       the terms “Dollars” and “$” mean United States Dollars;

(iv)       references to words of inclusion herein shall not be construed as terms of limitation, and thus references to “included” matters or items shall be regarded as non-exclusive, non-characterizing illustrations;

(v)       references herein to either gender includes the other gender;

(vi)       references to this Agreement shall include Parent’s Disclosure Letter, Target Company’s Disclosure Letter, Purchaser’s Disclosure Letter, the Preamble and any Recitals, Schedules and Exhibits to this Agreement;

(vii)       references herein to the Preamble or to any Recital, Article, Section, Subsection, Exhibit or Schedule shall refer, respectively, to the Preamble or to a Recital, Article, Section, Subsection, Exhibit or Schedule of or to this Agreement;

(viii)       references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and all references to any section of any statute, rule or regulation include any successor to the section;

(ix)       references to any Government Authority include any successor to such Government Authority;

(x)       references to any agreement or other document are to such agreement or document as amended, modified, supplemented or replaced from time to time;

(xi)       references to books, records or other information mean books, records or other information in any form including, paper, electronically stored data, magnetic media, film and microfilm;

(xii)       references to a time of day are, unless otherwise specified, references to New York City time;

(xiii)       references to “made available” (or words of similar import) in respect of information made available (or words of similar import) by Parent to Purchaser or by Purchaser to Parent or the Target Company means any information made available to Purchaser by Parent or its Representatives or to Parent or the Target Company by Purchaser or its Representatives, respectively (including in each case any information made available prior to the date hereof in the Virtual Data Room);

(xiv)       references to writing shall include any mode of reproducing words in a legible and non-transitory form; and

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(xv)       the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.

(b)       The table of contents and headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

(c)       No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.

(d)       Whenever a provision of this Agreement provides that an action is to be effected as of, on or by a certain date, and such date is not a Business Day, this Agreement shall be read so that such action is required to be effected as of, on or by (as applicable) the next succeeding Business Day.

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Exhibit 1

Illustrative Closing Statement

See attached.

Exhibit 2

Form of Shareholder Agreement

See attached.

SHAREHOLDER Agreement

by and between

rIOT BLOCKCHAIN, INC.

and

NORTHERN DATA AG

Dated as of [•], 2021

SHAREHOLDER AGREEMENT

SHAREHOLDER Agreement, dated as of [•], 2021, by and among Riot Blockchain, Inc., a corporation organized under the laws of the State of Nevada (the “Company”), Northern Data AG, a German stock corporation (Aktiengesellschaft) with its registered seat at An der Welle 3, 60322 Frankfurt am Main, registered with the commercial register of the local court (Amtsgericht) of Frankfurt am Main, Germany under HRB 106465 (the “Investor”), and any permitted assignee that becomes a party to this Agreement by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A in accordance with the terms hereof. Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Stock Purchase Agreement.

WHEREAS, pursuant to the Stock Purchase Agreement, dated April 8, 2021 (the “Stock Purchase Agreement”), by and among the Company, the Investor and Whinstone US, Inc., the Investor will become a Beneficial Owner of certain shares of Common Stock as of the Closing; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the parties hereto desire to enter into this Agreement in order to provide for certain rights and obligations included herein and to grant certain registration rights to the Holders of Registrable Securities as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties hereby agree as follows:

Section 1.                Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, solely for purposes of this Agreement, (i) the Company and its Affiliates shall not be deemed to be Affiliates of the Investor, and (ii) the Investor and its Affiliates shall not be deemed to be Affiliates of the Company.

“Agreement” means this Shareholder Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments hereto.

“Beneficial Owner”, “Beneficially Own” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 under the Exchange Act. For purposes of this Agreement, a Person shall be

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deemed to Beneficially Own any securities Beneficially Owned by its Affiliates or any Group of which such Person or its Affiliates is or becomes a member.

“Board” means the board of directors of the Company.

“Change of Control” means, with respect to any specified Person, any of the following: (a) the sale, lease, transfer, conveyance or other disposition (including by way of liquidation or dissolution of such specified Person or one or more of its Subsidiaries), in a single transaction or in a related series of transactions, a majority of the assets of such specified Person and its Subsidiaries, whether individually or taken as a whole, to any other Person (or Group) which is not, immediately after giving effect thereto, a Subsidiary of such specified Person; (b) any Person or Group becomes, in a single transaction or in a related series of transactions, whether by way of purchase, acquisition, tender, exchange or other similar offer or recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction, the Beneficial Owner of more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of such specified Person; or (c) the consummation of any recapitalization, reclassification, consolidation, merger, share exchange or other business combination transaction immediately following which the Beneficial Owners of the voting capital stock of such specified Person immediately prior to the consummation of such transaction do not Beneficially Own more than fifty percent (50%) of the combined voting power of the outstanding voting capital stock entitled to vote generally in the election of directors (or Persons performing a similar function) of the entity resulting from such transaction (including an entity that, as a result of such transaction, owns such specified Person or all or substantially all of the assets of such specified Person and its Subsidiaries, taken as a whole, either directly or indirectly through one or more Subsidiaries of such entity) in substantially the same proportion as their Beneficial Ownership of the voting capital stock of such specified Person immediately prior to such transaction.

“Common Stock” means the common stock, no par value, of the Company.

“Company” has the meaning set forth in the Preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Controlling Person” has the meaning set forth in Section 13(a).

“Covered Person” has the meaning set forth in Section 13(a).

“Demand Registration” has the meaning set forth in Section 5(a).

“Demand Registration Request” has the meaning set forth in Section 5(a).

“Equity Securities” means shares of Common Stock, shares of any other class of common or preferred stock of the Company and any options, warrants, rights or securities of the Company convertible into or exchangeable for common or preferred stock of the Company.

“Extraordinary Transaction” means any of the following matters that is submitted to a vote of the holders of Voting Securities: (i) any amendments to the Company’s articles of

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incorporation or bylaws that would adversely impact the Investor; (ii) any recapitalization, restructuring or similar transaction or series of transactions involving the Company; (iii) any dissolution or complete or partial liquidation, or similar arrangement, of the Company; (iv) any Change of Control; (v) any issuance of any Voting Securities; (vi) any transaction with an “interested stockholder” (as such term is defined in Section 78.423 of the Nevada Revised Statutes); or (vii) any ratification of a non-compliant “corporate act” (as such term is defined in Section 78.0296 of the Nevada Revised Statutes).

“Group” shall have the meaning set forth in Section 13(d)(3) of the Exchange Act; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, (i) neither the Investor nor any of the Investor’s Affiliates shall be deemed to be a member of a Group with the Company or its Affiliate and (ii) neither the Company nor any of the Company’s Affiliates shall be deemed to be a member of a Group with the Investor or its Affiliate.

“Holder” means the Investor and any direct or indirect permitted assignee of the Investor that has become a party to this Agreement by executing and delivering a counterpart to this Agreement in the form attached hereto as Exhibit A in accordance with the terms hereof, in each case to the extent such Person is a holder or Beneficial Owner of Registrable Securities.

“Investor” has the meaning set forth in the Preamble.

“Notice” has the meaning set forth in Section 15(h).

“Person” means any person or entity of any nature. This term includes any natural person, general or limited partnership, corporation, company, trust, limited liability company, limited liability partnership, firm, joint venture, association or unincorporated organization or any Group composed of two or more of the foregoing.

“Piggyback Registration” has the meaning set forth in Section 7(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 7(a).

“Piggyback Shelf Takedown” has the meaning set forth in Section 7(a).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means, at any time, (i) any shares of Common Stock held or Beneficially Owned by any Holder and (ii) any shares of Common Stock issued to any Holder with respect to any shares described in clause (i) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, reclassification, recapitalization, merger, amalgamation, consolidation, exchange, other reorganization or other similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the SEC has declared a Registration Statement covering such securities effective and such securities have

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been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under Rule 144, (iii) such securities are otherwise transferred to a Person who is not a Holder or (iv) such securities have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 12(a).

“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Representatives” means, with respect to any Person, such Person’s directors, managers, officers, employees, accountants, legal or financial advisors, agents or other representatives.

“Rule 144” means Rule 144 under the Securities Act.

“Selling Expenses” means all underwriting discounts, selling commissions, placement fees and stock transfer taxes applicable to the sale of Registrable Securities.

“Shelf Registration” has the meaning set forth in Section 4(a).

“Shelf Registration Statement” has the meaning set forth in Section 4(a).

“Shelf Takedown” has the meaning set forth in Section 4(d).

“Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Suspension” has the meaning set forth in Section 9(a).

“Transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, disposition, hypothecation, mortgage, gift, pledge, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest) and, when used as a verb, voluntarily to directly or indirectly sell, dispose, hypothecate, mortgage, gift, pledge, assign, attach or otherwise transfer, in any case, whether by operation of law or otherwise.

“Underwritten Offering” means a registered offering of securities conducted by one or more underwriters pursuant to the terms of an underwriting agreement.

“Underwritten Shelf Takedown” has the meaning set forth in Section 4(e).

“Underwritten Shelf Takedown Notice” has the meaning set forth in Section 4(e).

“Voting Securities” means (i) shares of the Common Stock, (ii) shares of any class of capital stock of the Company (other than the Common Stock) that are entitled to vote generally in the election of directors of the Company and (iii) all Equity Securities in respect of any of the foregoing or into which any of the foregoing shall be converted or exchanged by way of a stock

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dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event occurring after the date hereof.

Section 2.                Standstill.

(a)               The Investor and its controlled Affiliates agree that following the Closing until the later of (1) the first anniversary of the Closing and (2) the date that the Investor ceases to Beneficially Own three percent (3%) or more of the issued and outstanding Voting Securities, the Investor shall not, and shall cause its controlled Affiliates and, if acting at the direction or on the behalf of any Holder or controlled Affiliate of any Holder, the Representatives of the Holders and their controlled Affiliates to not, directly or indirectly, alone or in concert with any other Person, without the prior written consent of the Board or as expressly permitted herein:

(i)                 acquire, solicit, propose, seek or offer or agree to acquire any Beneficial Ownership of any Voting Securities, including any rights, warrants or options to acquire, or securities convertible into or exchangeable for, such Voting Securities, that would result in the Investor Beneficially Owning fifteen percent (15%) or more of the issued and outstanding Voting Securities;

(ii)              publicly propose or publicly offer or participate in any effort to acquire the Company or any of its Subsidiaries or any material assets or operations of the Company or any of its Subsidiaries, or propose, offer or participate in any Change of Control transaction involving the Company or any of its Subsidiaries, or any recapitalization, restructuring, liquidation, disposition, dissolution or other Extraordinary Transaction involving the Company, any of its Subsidiaries or any material portion of their respective businesses; provided, however, that this clause shall not preclude the tender by any Holder into any third party tender offer or third party exchange offer or the vote by such Holder of any Voting Securities with respect to any Extraordinary Transaction in accordance with Section 3, provided that such Holder is not otherwise in violation of this clause (ii);

(iii)            knowingly encourage any third party to propose, or offer to acquire Beneficial Ownership of fifteen percent (15%) or more of the issued and outstanding Voting Securities (other than the sale of the Voting Securities Beneficially Owned by the Investor as and to the extent permitted in accordance herewith);

(iv)             seek to call, request the call of or call a special meeting of the shareholders of the Company, or make or seek to make a shareholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the shareholders of the Company or in connection with any action by consent in lieu of a meeting, or make a request for a list of the Company’s shareholders, or seek election to the Board or seek to add, replace or remove a director of the Company;

(v)               solicit proxies, designations or written consents of shareholders, or conduct any binding or nonbinding referendum with respect to Voting Securities, or make or in any way participate in any “solicitation” of any “proxy” within the meaning of

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Rule 14a-1 promulgated by the SEC under the Exchange Act (but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote any Voting Securities with respect to any matter, or become a participant in any contested solicitation for the election of directors with respect to the Company (as such terms are defined or used in the Exchange Act), other than solicitations or acting as a participant in support of the voting obligations of such Holders pursuant to Section 3, if applicable;

(vi)             seek or propose to influence, change or control the management or the Board or the governance or policies of the Company, including by means of a solicitation of proxies or seeking to influence or direct the vote of any holder of Voting Securities;

(vii)          make or issue or cause to be made or issued any public disclosure, announcement or statement (including the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) (A) concerning any potential matter described in clause (ii) above, (B) in support of any matter described in clause (iv) above, or (C) in support of any solicitation described in clause (v) or (vi) above (other than solicitations on behalf of the Board);

(viii)        deposit any Voting Securities in a voting trust or similar arrangement, or subject any Voting Securities to any voting agreement or pooling arrangement, or grant any proxy, designation or consent with respect to any Voting Securities (other than to a designated representative of the Company pursuant to a proxy or consent solicitation on behalf of the Board);

(ix)             publicly disclose (including the filing of any document or report with any governmental agency or any disclosure to any journalist, member of the media or securities analyst) any intent, purpose, plan or proposal to obtain any waiver, consent under, or amendment of, any of the provisions of this Section 2 or Section 3, or otherwise bring any action or otherwise act to contest the validity or enforceability of this Section 2 or Section 3 or seek a release from the restrictions or obligations contained in this Section 2 or Section 3; provided, that neither a Holder nor any of its Affiliates shall be restricted from contesting the applicability of this Section 2 to such Holder or any of its Affiliates under any particular circumstance privately with the Company or in response or relation to any Action brought against them by the Company or its Affiliates; or

(x)               publicly announce an intention to do, or enter into any discussions, negotiations, agreement, arrangement or understanding with others to do, any actions in connection with the foregoing, or advise, assist, encourage, support, provide financing to or seek to persuade others to take any action, or act in concert with others or as part of a Group, with respect to any of the foregoing.

(b)               Notwithstanding the foregoing, a Holder and its Representatives shall be entitled to make private proposals or have confidential discussions with the Chief Executive Officer of the Company and the chairperson of the Board, or the full Board (or any committee thereof), regarding any of the matters set forth in this Section 2(a) as long as that such proposal or discussion is not publicly disclosed, and does not require public disclosure under applicable

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Laws, by the Company or any of its Affiliates, such Holder or any other Person; provided, that subject to Section 3, nothing in this Section 2 shall prevent such Holder and its Affiliates from voting any Voting Securities in any manner.

(c)               Section 2(a) shall immediately terminate and be of no further force and effect in the event that the applicable Holder and its controlled Affiliates are not then in breach of this Section 2:

(i)                 the Company enters into a definitive agreement with an unaffiliated third party involving a Change of Control;

(ii)              a bona fide tender offer or exchange offer with respect to the Equity Securities is commenced which, if successful, would result in a Change of Control to an unaffiliated third party, and the Board either has recommended in favor of such transaction or has failed to recommend against such transaction within ten (10) Business Days after the commencement thereof; or

(iii)            the Company becomes subject to any voluntary or involuntary reorganization or restructuring process under Laws relating to bankruptcy, insolvency or protection of creditors generally.

If Section 2(a) shall have terminated as the result of either the foregoing clause (i) or clause (ii), Section 2(a) shall be reinstated and shall apply in full force according to its terms in the event that the applicable definitive agreement or tender offer or exchange offer is terminated without consummation of the applicable Change of Control occurring.

(d)               Section 2 shall apply to a Holder that is an permitted assignee of the Investor pursuant to Section 15(o) in the same manner it applies to the Investor; provided that the Investor transfers to such Holder its Equity Securities constituting at least nine percent (9%) of the then-issued and outstanding Voting Securities in connection with such assignment.

Section 3.                Attendance at Meetings; Voting. Subject to Section 2, following the Closing until the later of (a) the completion of the Company’s annual meeting of shareholders to be held in 2021 (including any adjournments or postponements thereof) and (b) the date that the Investor ceases to Beneficially Own nine percent (9%) or more of the outstanding Voting Securities, the Investor shall: (i) cause all Voting Securities then Beneficially Owned by it and its controlled Affiliates to be present, in person or by proxy, at any meeting of the Company’s shareholders, so that all such Voting Securities shall be counted for the purpose of determining the presence of a quorum at such meeting; and (ii) vote and cause to be voted all Voting Securities then Beneficially Owned by it and its controlled Affiliates consistent with the recommendation of the Board with respect to any business or proposal on which the shareholders of the Company are entitled to vote, other than with respect to an Extraordinary Transaction. Neither the Investor nor any of its Affiliates shall have an obligation to vote its shares or submit written consents in any prescribed manner in the case of any Extraordinary Transaction. For the avoidance of doubt, nothing in this Agreement shall (i) restrict the Investor’s or its Affiliates’ ability to tender any of its Voting Securities into a tender or exchange offer (regardless of whether or not the Board has recommended such tender or exchange offer) or (ii) be considered a

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waiver of any appraisal or dissenters’ rights with respect to any Extraordinary Transaction that the Investor or its Affiliates may be entitled to under any applicable Law.  This Section 3 shall apply to a Holder that is an permitted assignee of the Investor pursuant to Section 15(o) in the same manner it applies to the Investor; provided that the Investor transfers to such Holder its Equity Securities constituting at least nine percent (9%) of the then-issued and outstanding Voting Securities in connection with such assignment.

Section 4.                Shelf Registration.

(a)               Filing. As promptly as practicable after the date hereof but no later than ten (10) Business Days after the Closing Date, and provided that the Company shall then qualify for the use of a Registration Statement on Form S-3 or any successor form thereto, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 or any successor form thereto, or amend an existing Registration Statement on Form S-3 that has previously been filed with the SEC, for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”) that covers all Registrable Securities then outstanding for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration”). If permitted under the Securities Act, such Shelf Registration Statement shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

(b)               Effectiveness. The Company shall use its commercially reasonable efforts to (i) cause the Shelf Registration Statement filed pursuant to this Section 4 to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof and (ii) keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and useable for the resale of Registrable Securities until such time as there are no Registrable Securities remaining, including by filing successive replacement or renewal Shelf Registration Statements upon the expiration of such Shelf Registration Statement; provided that the Company shall then qualify for the use of a Registration Statement on Form S-3 or any successor form thereto.

(c)               Additional Registrable Securities; Additional Selling Equityholders. At any time and from time to time that a Shelf Registration Statement is effective, if a Holder of Registrable Securities requests (i) the registration under the Securities Act of additional Registrable Securities pursuant to such Shelf Registration Statement or (ii) that such Holder be added as a selling equityholder in such Shelf Registration Statement, the Company shall as promptly as practicable amend or supplement the Shelf Registration Statement to cover such additional Registrable Securities and/or Holder; provided that the Company shall not be obligated to make any such amendment or supplement more than once within any ninety (90) day period.

(d)               Right to Effect Shelf Takedowns. Each Holder shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell any or all of the Registrable Securities covered by such Shelf Registration Statement (a “Shelf Takedown”). A Holder shall give the Company prompt written notice of the consummation of a Shelf Takedown. Each Holder agrees to use its commercially reasonable efforts to coordinate with the Company with respect to any sales of Registrable Securities under a Shelf Registration Statement,

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including to provide written notice to the Company no later than the end of the trading day immediately prior to any day that sales under a Shelf Registration Statement are effected.

(e)               Underwritten Shelf Takedowns. A Holder intending to effect a Shelf Takedown shall be entitled to request by written notice to the Company (an “Underwritten Shelf Takedown Notice”) that a Shelf Takedown be an Underwritten Offering (an “Underwritten Shelf Takedown”). The Underwritten Shelf Takedown Notice shall specify the number of Registrable Securities intended to be offered and sold by such Holder pursuant to the Underwritten Shelf Takedown. Promptly after receipt of an Underwritten Shelf Takedown Notice (but in any event within two (2) Business Days), the Company shall give written notice of the requested Underwritten Shelf Takedown to all other Holders of Registrable Securities and shall include in such Underwritten Shelf Takedown, subject to Section 6, all Registrable Securities that are then covered by the Shelf Registration Statement and with respect to which the Company has received a written request for inclusion therein from a Holder no later than five (5) Business Days after the date of the Company’s notice. The Company shall not be required to facilitate an Underwritten Shelf Takedown unless the expected aggregate gross proceeds from such offering (after giving effect to any withdrawal under Section 4(f)) are at least $75 million.

(f)                Withdrawal. A Holder may, by written notice to the Company, withdraw the Registrable Securities of such Holder from an Underwritten Shelf Takedown at any time prior to the pricing of an Underwritten Shelf Takedown. Upon receipt of notices from all applicable Holders to such effect, the Company shall cease all efforts to consummate such Underwritten Shelf Takedown, and such Underwritten Shelf Takedown shall not count for purposes of the limit on the number of Underwritten Shelf Takedowns in Section 9(c).

(g)               Selection of Underwriters. The Holder initially requesting an Underwritten Shelf Takedown shall have the right to select the investment banking firm(s) and manager(s) to administer such Underwritten Shelf Takedown, subject to the approval of (i) the other Holders (if any) who have requested to participate in such Underwritten Shelf Takedown (which approval shall not be unreasonably withheld, conditioned or delayed) and (ii) the Company (which approval shall not be unreasonably withheld, conditioned or delayed).

Section 5.                Demand Registrations.

(a)               Right to Demand Registrations. At any time after the date hereof, any Holder may, by providing written notice to the Company, request to sell all or part of its Registrable Securities pursuant to a Registration Statement separate from a Shelf Registration Statement (a “Demand Registration”); provided that there is not then an effective Registration Statement with respect to such Registrable Securities. Each request for a Demand Registration (a “Demand Registration Request”) shall specify the number of Registrable Securities intended to be offered and sold by such Holder pursuant to the Demand Registration and the intended method of distribution thereof, including whether it is intended to be an Underwritten Offering. Promptly (but in any event within three (3) Business Days) after receipt of a Demand Registration Request, the Company shall give written notice of the Demand Registration Request to all other Holders of Registrable Securities. As promptly as practicable and no later than ten (10) Business Days after receipt of a Demand Registration Request, the Company shall register all Registrable

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Securities (i) that have been requested to be registered in the Demand Registration Request and (ii) subject to Section 6, with respect to which the Company has received a written request for inclusion in the Demand Registration from a Holder no later than five (5) Business Days after the date on which the Company has given notice to the Holders of the Demand Registration Request. The Company shall use its commercially reasonable efforts to cause the Registration Statement filed pursuant to this Section 5(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof. A Demand Registration shall be effected by way of a Registration Statement on Form S-3 or any similar short-form registration statement to the extent the Company is permitted to use such form at such time. The Company shall not be required to effect a Demand Registration unless the expected aggregate gross proceeds from the offering of the Registrable Securities to be registered in connection with such Demand Registration (after giving effect to any withdrawal under Section 5(b)) are at least $75 million.

(b)               Withdrawal. A Holder may, by written notice to the Company, withdraw the Registrable Securities of such Holder from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notices from all applicable Holders to such effect, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement, unless the Company intends to effect a primary offering of securities or a secondary offering of securities for shareholders other than Holders pursuant to such Registration Statement, and such Demand Registration shall not count for purposes of the limit on the number of Demand Registrations in Section 9(c).

(c)               Selection of Underwriters. If a Demand Registration is an Underwritten Offering, the Holder initially requesting such Demand Registration shall have the right to select the investment banking firm(s) to act as the managing underwriter(s) in connection with the related offering, subject to the approval of (i) the other Holders (if any) who have requested to participate in such Demand Registration (which approval shall not be unreasonably withheld, conditioned or delayed) and (ii) the Company (which approval shall not be unreasonably withheld, conditioned or delayed).

Section 6.                Inclusion of Other Securities; Priority. If a Demand Registration or Shelf Takedown involves an Underwritten Offering, and the managing underwriters of such offering advise the Company and the Holders in writing that, in their opinion, the number of Equity Securities proposed to be included in such Demand Registration or Underwritten Shelf Takedown, including all Registrable Securities and all other Equity Securities proposed to be included in such offering, exceeds the number of Equity Securities that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Demand Registration or Underwritten Shelf Takedown: (i) first, the Registrable Securities proposed to be sold by Holders in such offering; and (ii) second, any Equity Securities proposed to be included therein by any other Persons (including Equity Securities to be sold for the account of the Company and/or any other holders of Equity Securities), allocated, in the case of this clause (ii), among such Persons in such manner as the Company may determine. If more than one Holder is participating in such Demand Registration or Underwritten Shelf Takedown and the managing underwriters of such offering determine that

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only a limited number of Registrable Securities may be included in such offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), then the Registrable Securities that are included in such offering shall be allocated pro rata among the participating Holders on the basis of the number of Registrable Securities initially requested to be sold by each such Holder in such offering.

Section 7.                Piggyback Registrations.

(a)               Whenever the Company proposes to register any Equity Securities under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto) or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more shareholders of the Company (other than the Holders of Registrable Securities) (a “Piggyback Registration”), the Company shall give prompt written notice to each Holder of Registrable Securities of its intention to effect such a registration (but in no event less than ten (10) Business Days prior to the proposed date of filing of the applicable Registration Statement and, subject to Section 7(b) and Section 7(c), shall include in such Registration Statement and in any offering of Equity Securities to be made pursuant to such Registration Statement that number of Registrable Securities requested to be sold in such offering by such Holder for the account of such Holder; provided, that the Company has received a written request for inclusion therein from such Holder no later than five (5) Business Days after the date on which the Company has given notice of the Piggyback Registration to Holders. The Company may terminate or withdraw a Piggyback Registration prior to the effectiveness of such registration at any time in its sole discretion. If a Piggyback Registration is effected pursuant to a Registration Statement on Form S-3 or the then-appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), the Holders of Registrable Securities shall be notified by the Company of and shall have the right, but not the obligation, to participate in any offering pursuant to such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”), subject to the same limitations that are applicable to any other Piggyback Registration as set forth above.

(b)               Priority on Primary Piggyback Registrations. If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary Underwritten Offering on behalf of the Company and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of Equity Securities proposed to be included in such offering, including all Registrable Securities and all other Equity Securities proposed to be included in such offering, exceeds the number of Equity Securities that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Piggyback Registration or Piggyback Shelf Takedown: (i) first, Equity Securities that the Company proposes to sell in such offering; and (ii) second, any Registrable Securities requested

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to be included in such offering by any Holders or any Equity Securities proposed to be included in the offering by any other Person to whom the Company has a contractual obligation to facilitate such offering, allocated, in the case of this clause (ii), pro rata among such Holders and Persons on the basis of the number of Equity Securities initially proposed to be included by each such Holder or Person in such offering, up to the number of Equity Securities, if any, that the managing underwriters determine can be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in the offering).

(c)               Priority on Secondary Piggyback Registrations. If a Piggyback Registration or a Piggyback Shelf Takedown is initiated as an Underwritten Offering on behalf of a holder of Equity Securities to whom the Company has a contractual obligation to facilitate such offering, other than Holders of Registrable Securities exercising rights pursuant to Section 5, for which the specified priorities are in Section 6, and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of Equity Securities proposed to be included in such offering, including all Registrable Securities and all other Equity Securities requested to be included in such offering, exceeds the number of Equity Securities which can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Piggyback Registration or Piggyback Shelf Takedown: (i) first, Equity Securities that the Person demanding the offering pursuant to such contractual right proposes to sell in such offering; and (ii) second, any Registrable Securities requested to be included in such offering by the Holders or any Equity Securities proposed to be included in such offering by the Company or any other Person to whom the Company has a contractual obligation to facilitate such offering, allocated, in the case of this clause (ii), pro rata among such Holders and Persons on the basis of the number of Equity Securities initially proposed to be included by each such Holder or Person in such offering, up to the number of Equity Securities, if any, that the managing underwriters determine can be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in such offering).

(d)               Selection of Underwriters. The Holders shall have no right to select the investment banking firm(s) to act as the managing underwriter(s) in connection with a Piggyback Registration pursuant to this Section 7.

Section 8.                Holdback Agreements.

(a)               Holders of Registrable Securities. Each Holder of Registrable Securities that holds or Beneficially Owns at least five percent (5%) of the outstanding Common Stock agrees that in connection with any registered Underwritten Offering of Common Stock, and upon request from the managing underwriter(s) for such offering, such Holder shall not, without the prior written consent of such managing underwriter(s), during such period as is reasonably requested by the managing underwriter(s) (which period shall in no event be longer than three (3) days prior to and ninety (90) days after the pricing of such offering), Transfer any Registrable Securities (subject to such exceptions as may be agreed by the managing underwriter(s) and the Holders). The foregoing provisions of this Section 8(a) shall not apply to offers or sales of

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Registrable Securities that are included in an offering pursuant to Section 4, Section 5, Section 6, and Section 7 of this Agreement and shall be applicable to the Holders of Registrable Securities only if, for so long as and to the extent that the Company, the directors and executive officers of the Company and each selling shareholder included in such offering are subject to the same restrictions. Each Holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the managing underwriter(s) that are consistent with the foregoing provisions of this Section 8(a) and are necessary to give further effect thereto.

(b)               The Company. To the extent reasonably requested by the managing underwriter(s) for the applicable offering, the Company shall not effect any sale registered under the Securities Act or other public distribution of Equity Securities during the period commencing three (3) days prior to and ending ninety (90) days (or for such shorter period as to which the managing underwriter(s) may agree) after the pricing of an Underwritten Offering pursuant to Section 4, Section 5, and Section 7 of this Agreement, other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee equity plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto) or (iii) in connection with any dividend or distribution reinvestment or similar plan, and subject to such exceptions as may be agreed by the managing underwriter(s) and the Company, including exceptions to permit sales of Common Stock by the Company under an “at-the-market” equity distribution program, if the managing underwriter(s) determine that such sales would not be expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in such offering). Notwithstanding the foregoing, the Company shall not be required to enter into any such holdback agreement or otherwise so agree during the consecutive ninety (90) day period immediately following the expiration of any other holdback agreement or other such agreement it has entered into pursuant to this Section 8(b).

Section 9.                Suspensions and other Limitations.

(a)               The Company shall be entitled at any time by providing written notice to the Holders of Registrable Securities to delay or suspend the filing, effectiveness or use of a Registration Statement or Prospectus (a “Suspension”) if the Board determines in good faith that (i) proceeding with the filing, effectiveness or use of such Registration Statement or Prospectus would reasonably be expected to require the Company to disclose any information the disclosure of which would have a material adverse effect on the Company or its business and that the Company would not otherwise be required to disclose at such time, (ii) the registration or offering proposed to be delayed or suspended would reasonably be expected to, if not delayed or suspended, have a material adverse effect on any pending negotiation or plan of the Company to effect a bona fide merger, acquisition, disposition, financing, reorganization, recapitalization or other similar transaction, in each case that, if consummated, would be material to the Company, or (iii) a material corporate transaction has occurred or is probable and any financial statements or pro forma financial information required to be included or incorporated by reference in a Registration Statement or Prospectus by Regulation S-X are unavailable without unreasonable effort or expense; provided, that the Company shall not be entitled to exercise a Suspension

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(A) more than twice during any one-year period or (B) for a period exceeding sixty (60) days on any one occasion. The Company shall not register any securities for sale for its own account or that of another shareholder during any Suspension. Each Holder who is notified by the Company of a Suspension pursuant to this Section 9 shall keep the existence of such Suspension confidential and shall immediately discontinue (and direct any other Person making offers or sales of Registrable Securities on behalf of such Holder to immediately discontinue) offers and sales of Registrable Securities pursuant to such Registration Statement or Prospectus until the earlier of the expiration of such Suspension or such time as it is advised in writing by the Company that the use of the Registration Statement or Prospectus may be resumed and if applicable, is furnished by the Company with a supplemented or amended Prospectus as contemplated by Section 10(f). The Company shall use its commercially reasonable efforts to limit the length of any Suspension. Notice of the commencement of any Suspension shall simply specify such commencement and shall not contain any facts or circumstances relating to such commencement or any material non-public information. If the Company delays or suspends a Demand Registration, the Holder that initiated such Demand Registration shall be entitled to withdraw its Demand Registration Request and, if it does so, such Demand Registration Request shall not count against the limitations on the number of such Holder’s Demand Registrations set forth in Section 9(c).

(b)               In the event the Updated Financial Statements are not available to the Company in accordance with Section 6.18 of the Stock Purchase Agreement to the extent required by applicable securities Laws in order to enable the Company to fulfill any of its obligations under Sections 4(a) and (b), Section 5(a), Section 6 and Section 9(c), then such of the Company’s obligations to the extent so affected hereunder shall be tolled such that the Company shall comply with such obligations within five (5) Business Days after the Company completes the preparation of such Updated Financial Statements in compliance with the requirements of Regulation S-X of the SEC and to the extent required by applicable securities Laws in order to enable the Company to fulfill its obligations hereunder.

(c)               The Company shall not be required to effect more than two (2) total Underwritten Shelf Takedowns in any one-year period and three (3) Demand Registrations pursuant to this Agreement; provided, however, that a registration shall not count as a Demand Registration for purpose of this Section 9(c) unless and until the Holders of Registrable Securities are able to register and sell at least ninety percent (90%) of the Registrable Securities requested to be included in such registration.

Section 10.            Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable and, pursuant thereto, the Company shall as expeditiously as possible and as applicable:

(a)               prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, make all required filings required in connection therewith and (if the Registration Statement is not automatically effective upon filing) cause such Registration

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Statement to become effective as promptly as practicable. Before filing a Registration Statement or any amendments or supplements thereto (excluding, for the avoidance of doubt, the filing of any document under the Exchange Act incorporated by reference therein), the Company shall, at the Company’s expense, furnish to counsel to the Holders for such registration copies of all documents proposed to be filed, and give counsel to the Holders participating in such registration a reasonable opportunity to review and comment on such documents and keep such Holders reasonably informed as to the registration process;

(b)               prepare and file with the SEC such amendments and supplements to any Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of the Registrable Securities covered by such Registration Statement have been disposed of and use its commercially reasonable efforts to comply with the applicable requirements of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement in accordance with the intended method or methods of disposition by the sellers of such Registrable Securities set forth in such Registration Statement or Prospectus;

(c)               furnish to each Holder participating in the registration, without charge, such number of copies of the Registration Statement and any post-effective amendment to such Registration Statement and such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits thereto and all documents incorporated by reference therein) and such other documents in each case as such Holder may reasonably request, including in order to facilitate the disposition of the Registrable Securities owned by such Holder (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement to the Prospectus by the Holders covered by the Registration Statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendments or supplements to the Prospectus);

(d)               use its commercially reasonable efforts to (i) register or qualify such Registrable Securities under such other securities or blue-sky laws of such U.S. jurisdiction(s) as any Holder participating in the registration or any managing underwriter reasonably requests and (ii) do any and all other acts and things that may be necessary or reasonably advisable to enable such Holder and each underwriter, if any, to consummate the disposition of such Holder’s Registrable Securities in such jurisdiction(s); provided, that the Company shall not be required to qualify generally to do business, subject itself to taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for its obligations pursuant to this Section 10(d);

(e)               promptly notify each Holder participating in the registration and the managing underwriters of any Underwritten Offering:

(i)                 each time when the Registration Statement, any pre-effective amendment thereto, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

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(ii)              of any oral or written comments by the SEC or of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding such Holder;

(iii)            of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any such purpose; and

(iv)             of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue-sky laws of any jurisdiction;

(f)                notify each Holder participating in such registration, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or to omit any fact necessary to make the statements made therein not misleading in light of the circumstances under which they were made, and, as promptly as practicable, prepare, file with the SEC and furnish to such Holder a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g)               promptly obtain the withdrawal or lifting of any stop order suspending the effectiveness of a Registration Statement, any order suspending or preventing the use of any related Prospectus or any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction;

(h)               not file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus used in connection therewith, that refers to any Holder covered thereby by name or otherwise identifies such Holder as the holder of any securities of the Company without the consent of such Holder (such consent not to be unreasonably withheld or delayed), unless and to the extent such disclosure is required by Law;

(i)                 cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on any securities exchange, use its commercially reasonable efforts to cause such Registrable Securities to be listed on a national securities exchange selected by the Company after consultation with the Holders participating in such registration;

(j)                 provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such Registration Statement;

(k)               make available for inspection by any Holder participating in the registration, any underwriter participating in any Underwritten Offering pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter for such purpose, all corporate documents, financial and other records relating to the Company and its

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business reasonably requested by such Holder or underwriter and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration or offering and make senior management of the Company and the Company’s independent accountants available for customary due diligence and drafting sessions; provided, that any Person gaining access to information or personnel of the Company pursuant to this Section 10(k) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business, and (ii) protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential and of which determination such Person is notified, unless such information (A) is or becomes known to the public without a breach of this Agreement, (B) is or becomes available to such Person on a non-confidential basis from a source other than the Company, (C) is independently developed by such Person, (D) is required by a deposition, interrogatory, request for information or documents by a Government Authority, subpoena or similar process or (E) is otherwise required to be disclosed by Law, in the case of clause (D) and (E), after giving the Company reasonable written notice and opportunity to object;

(l)                 otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its shareholders, as soon as reasonably practicable, an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) covering the period of at least twelve (12) months beginning with the first (1st) day of the Company’s first full fiscal quarter after the effective date of the applicable Registration Statement, which requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(m)             in the case of an Underwritten Offering of Registrable Securities, promptly incorporate in a supplement to the Prospectus or a post-effective amendment to the Registration Statement such information as is reasonably requested by the managing underwriter(s) or any Holder participating in such Underwritten Offering to be included therein, the purchase price for the securities to be paid by the underwriters and any other applicable terms of such Underwritten Offering, and promptly make all required filings of such supplement or post-effective amendment;

(n)               in the case of an Underwritten Offering of Registrable Securities, enter into such customary agreements (including underwriting and, subject to Section 8 hereof, lock-up agreements in customary form) and take all such other customary actions as any Holder participating in such offering or the managing underwriter(s) of such offering reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities;

(o)               (i) furnish to each underwriter, if any, participating in an offering of Registrable Securities (A) all legal opinions of outside counsel to the Company required to be included in the Registration Statement and (B) a written legal opinion of outside counsel to the Company, dated the closing date of the offering, in form and substance as is customarily given in opinions of outside counsel to the Company to underwriters in underwritten registered offerings; and (ii) (A) obtain all consents of independent public accountants required to be included in the Registration

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Statement and (B) furnish on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the Registration Statement and at the closing of the offering, dated the respective dates of delivery of each of the foregoing, a “comfort letter” signed by the Company’s independent public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(p)               in the case of an underwritten offering of Registrable Securities, make senior management of the Company available, to the extent requested by the managing underwriter(s), to assist in the marketing of the Registrable Securities to be sold in such underwritten offering, including the participation of such members of senior management of the Company in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in such underwritten offering, and otherwise facilitate, cooperate with, and participate in such underwritten offering and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary underwritten registered offering of its Common Stock;

(q)               cooperate with the Holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the Holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System;

(r)                not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities covered thereby and provide the applicable transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System; and

(s)                otherwise use its commercially reasonable efforts to take or cause to be taken all other actions necessary or reasonably advisable to effect the registration, marketing and sale of such Registrable Securities contemplated by this Agreement.

Each Holder shall furnish to the Company in writing such information regarding itself and the distribution proposed by it as the Company may reasonably request for use in connection with a Registration Statement or Prospectus, and the Company shall not be obligated to effect any registration of such Holder’s Registrable Securities unless and until such Holder shall have furnished to the Company in writing such information. Each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company by such Holder or of the occurrence of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or to omit to state any material fact regarding such Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements made therein not misleading in

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light of the circumstances under which they were made and to furnish to the Company, as promptly as practicable, any additional information required to correct and update the information previously furnished by such Holder such that such Prospectus shall not contain any untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or omit to state a material fact regarding such Holder or the distribution of such Registrable Securities necessary to make the statements therein not misleading in light of the circumstances under which they were made.

Section 11.            Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering pursuant to this Agreement unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form approved by the Persons entitled under this Agreement to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no Holder of Registrable Securities included in any Underwritten Offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (A) such Holder’s ownership of its Registrable Securities to be sold in such offering; (B) such Holder’s power and authority to effect such Transfer; and (C) such other matters as may be reasonably requested by the managing underwriter(s)) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except to the extent otherwise provided in Section 13 hereof, mutatis mutandis. Any liability of any Holder under an underwriting agreement entered into pursuant to this Section 11 shall be limited to liability arising from the breach of its representations and warranties contained in that underwriting agreement and shall be limited to an amount equal to the net amount received by that Holder from the sale of Registrable Securities pursuant to such Registration Statement.

Section 12.            Registration Expenses.

(a)               The Company shall pay directly or promptly reimburse all costs, fees and expenses (other than Selling Expenses) incident to the Company’s performance of or compliance with this Agreement, including, without limitation, (i) all SEC, Financial Industry Regulatory Authority and other registration and filing fees; (ii) all fees and expenses associated with filings to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are to be listed or quoted; (iii) all fees and expenses of complying with securities and blue-sky laws (including fees and disbursements of counsel for the Company in connection therewith); (iv) all printing, messenger, telephone and delivery expenses (including the cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto); (v) all fees and expenses incurred in connection with any “road show” for Underwritten Offerings, including all costs of travel, lodging and meals; (vi) all transfer agent’s and registrar’s fees; (vii) all fees and expenses of counsel to the Company; (viii) all fees and expenses of the Company’s independent public accountants (including any fees and expenses arising from any special audits or “comfort letters”) and any other Persons retained by the Company in connection with or incident to any registration of Registrable Securities pursuant to this Agreement; and (ix) all fees and expenses

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of underwriters (other than Selling Expenses) customarily paid by the issuers or sellers of securities (all such costs, fees and expenses, “Registration Expenses”). In connection with each Shelf Registration, Shelf Takedown or Demand Registration initiated pursuant to this Agreement (but, for the avoidance of doubt, not a Piggyback Registration), the Company shall reimburse the Holders covered by such registration for the reasonable and documented fees and disbursements of one law firm chosen by the Holders of a majority of the number of Registrable Securities included in such Shelf Registration, Shelf Takedown or Demand Registration Request, as applicable. Except as set forth in the preceding sentence, each Holder shall pay the fees and expenses of any counsel engaged by such Holder and shall bear its respective Selling Expenses associated with a registered sale of its Registrable Securities pursuant to this Agreement.

(b)               The obligation of the Company to bear and pay the Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested, becomes effective or is withdrawn or suspended; provided, that the Registration Expenses for any Registration Statement withdrawn solely at the request of one (1) or more Holder(s) (unless withdrawn following commencement of a Suspension) shall be borne by such Holder.

Section 13.            Indemnification; Contribution.

(a)               The Company shall, to the fullest extent permitted by law, indemnify and hold harmless each Holder of Registrable Securities, any Person who is a “controlling person” of such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person, a “Controlling Person”), their respective direct and indirect general and limited partners, directors, officers, trustees, managers, members, employees, agents, Affiliates and shareholders, and each other Person, if any, who acts on behalf of or controls any such Holder or Controlling Person (each of the foregoing, a “Covered Person”) against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state blue-sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities, and the Company shall reimburse each Covered Person for any legal or other expenses reasonably incurred by such Covered Person in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided, that the Company shall not be so liable in any such case to the extent that any loss, claim, action, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in any such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any

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amendment thereof or supplement thereto or any document incorporated by reference therein in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person expressly for use therein. This indemnity shall be in addition to any liability the Company may otherwise have.

(b)               In connection with any registration in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and shall, to the fullest extent permitted by law, indemnify and hold harmless the Company, its directors and officers, employees, agents, Affiliates and shareholders and any Person who is a Controlling Person with respect to the Company against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, any state blue-sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the case of any Prospectus, preliminary prospectus, free writing prospectus or any supplement thereto, in light of the circumstances under which made, not misleading, but, in the case of each of clauses (i) and (ii), only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, is made in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder expressly for use therein, and such Holder shall reimburse the Company, its directors and officers, employees, agents, Affiliates and shareholders and any Person who is a Controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided, that the obligation to indemnify pursuant to this Section 13(b) shall be individual and several, not joint and several, for each participating Holder and shall not exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Holder in the sale of Registrable Securities to which such Registration Statement or Prospectus relates. The Company and the Holders of the Registrable Securities hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Holders, the only information furnished or to be furnished to the Company for use in any Registration Statement or Prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated with the same are statements specifically relating to (a) the beneficial ownership of shares of Equity Securities by such Holder and its Affiliates, (b) the name and address of such Holder and any other beneficial owner of such Holder’s Registrable Securities and (c) any additional information about such Holder or the plan of distribution (other than for an underwritten offering) required by law or regulation to be disclosed in any such document. This indemnity shall be in addition to any liability which such Holder may otherwise have.

(c)               Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided,

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that any failure or delay to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually and materially prejudiced by reason of such failure or delay. In case a claim or an action that is subject or potentially subject to indemnification hereunder is brought against an indemnified party, the indemnifying party shall be entitled to participate in and shall have the right, exercisable by giving written notice to the indemnified party as promptly as practicable after receipt of written notice from such indemnified party of such claim or action, to assume, at the indemnifying party’s expense, the defense of any such claim or action, with counsel reasonably acceptable to the indemnified party; provided, that any indemnified party shall continue to be entitled to participate in the defense of such claim or action, with counsel of its own choice, but the indemnifying party shall not be obligated to reimburse the indemnified party for any fees, costs and expenses subsequently incurred by the indemnified party in connection with such defense unless (A) the indemnifying party has agreed in writing to pay such fees, costs and expenses, (B) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, (C) having assumed the defense of such claim or action, the indemnifying party fails to employ counsel reasonably acceptable to the indemnified party, (D) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (E) the indemnified party has reasonably concluded upon the advice of counsel that there may be one or more legal or equitable defenses available to it and/or other any other indemnified party which are different from or additional to those available to the indemnifying party. Subject to the foregoing sentence, no indemnifying party shall, in connection with any one claim or action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees, costs and expenses of more than one (1) firm of attorneys (in addition to any local counsel) for all indemnified parties. The indemnifying party shall not have the right to settle a claim or action for which any indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, and the indemnifying party shall not consent to the entry of any judgment or enter into or agree to any settlement relating to such claim or action, unless such judgment or settlement does not impose any admission of wrongdoing or ongoing obligations on any indemnified party and includes as an unconditional term thereof the giving by the claimant or plaintiff therein to such indemnified party, in form and substance reasonably satisfactory to such indemnified party, of a full and final release from all liability in respect of such claim or action. The indemnifying party shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified party unless the indemnifying party has also consented to such judgment or settlement (such consent not to be unreasonably withheld, conditioned or delayed).

(d)               If the indemnification provided for in this Section 13 is held by a court of competent jurisdiction to be unavailable to, or unenforceable by, an indemnified party in respect of any loss, claim, action, damage, liability or expense referred to herein, then the applicable indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, action, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements, omissions or violations which resulted in such loss, claim, action, damage, liability or expense as well as any other relevant equitable considerations. The

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relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other federal or state securities law or rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities was perpetrated by the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or violation. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in this Section 13(d). In no event shall the amount which a Holder of Registrable Securities may be obligated to contribute pursuant to this Section 13(d) exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Holder in the sale of Registrable Securities that gives rise to such obligation to contribute. No indemnified party guilty or liable of “fraudulent misrepresentation” within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)               The provisions of this Section 13 shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or Controlling Person of such indemnified party and shall survive the Transfer of any Registrable Securities by any Holder.

Section 14.            Rule 144 Compliance.

(a)               With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(i)                make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)              use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)            furnish to any Holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

(b)               To the extent permitted by applicable Law, upon the Investor’s delivery to the Company of a certificate and opinion of counsel reasonably satisfactory to the Company (it being agreed that an opinion of outside counsel of national standing shall be deemed reasonably satisfactory to the Company) certifying that the Investor has held the shares of Common Stock acquired under the terms of the Stock Purchase Agreement for the requisite holding period under Rule 144, that the Investor is not an “affiliate” of the Company (as defined in Rule 144) and that

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such shares may be freely transferred without registration under applicable securities laws, the Company shall, and shall cause its transfer agent to, use commercially reasonable efforts to take all necessary actions as promptly as reasonably practicable following the delivery of such certificate to remove the applicable legend from, and terminate any applicable stop transfer instructions with respect to, such shares of Common Stock in connection with a transfer thereof by the Investor pursuant to Rule 144 as an non-affiliate (as defined in Rule 144) of the Company.

Section 15.            Miscellaneous.

(a)               Termination. This Agreement shall terminate, with respect to any Holder and automatically without further action, at such time as such Holder ceases to hold or Beneficially Own any Voting Securities; provided that the provisions of Section 12, Section 13 and Section 15 shall survive such termination. Neither the provisions of this Section 15(a) nor the termination of this Agreement shall relieve (i) any party hereto from any liability of such party to any other party incurred prior to such termination or (ii) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement.

(b)               Amendment. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given, without the prior written consent of the Company and each Holder that would be affected by such amendment, modification, supplement, waiver or consent.

(c)               No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d)               No Inconsistent Agreements. Each of the Company and the Holders represents and warrants that (i) it has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted and the obligations assumed under this Agreement, or provides rights that are senior in priority to the rights granted under this Agreement and (ii) its Constituent Documents, as may be amended from time to time, shall not at any time be inconsistent with the terms of this Agreement. Each of the parties hereto acknowledges and agrees that if there is any inconsistency between the terms of this Agreement and the Stock Purchase Agreement, the Stock Purchase Agreement shall prevail to the extent of the inconsistency, unless otherwise expressly agreed.

(e)               Adjustments Affecting Registrable Securities. The Company shall use its commercially reasonable efforts to not take any action, or permit any change to occur, with respect to its Equity Securities which would materially and adversely affect the ability of a Holder to include the Registrable Securities held by such Holder in a registration undertaken pursuant to this Agreement (including effecting a stock split or a combination of shares that would reasonably be expected to have such an effect).

(f)                Responsibility. The Investor shall be responsible for any breach or deemed breach of this Agreement by any of its Affiliates or Representatives.

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(g)               Expenses. Except as specifically provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses.

(h)               Notices. All notices and other communications hereunder (each, a “Notice”) shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by email, upon confirmation of receipt, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All Notices shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing in accordance herewith by the party to receive such Notice:

If to the Company, to:

Riot Blockchain, Inc.

202 6th Street, Suite 401
Castle Rock, Colorado 80104
Attention: Jason Les
Email: jles@riotblockchain.com

With a copy to (which shall not constitute a Notice):

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Brian J. Fahrney
Joseph P. Michaels
Email: bfahrney@sidley.com
           joseph.michaels@sidley.com

If to the Investor, to:

Northern Data AG
 An der Welle 3, 60322 Frankfurt am Main
Germany
Attention: Michaela Huber
Email: legal@northerndata.de

With a copy to (which shall not constitute a Notice):

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: C. Andrew Gerlach
Email: gerlacha@sullcrom.com

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Sullivan & Cromwell LLP
Neue Mainzer Strasse 52
60311 Frankfurt am Main
Germany
Attention: Carsten Berrar
Konstantin Technau
Email: berrarc@sullcrom.com
            technauk@sullcrom.com

(i)                 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “but not limited to.” References to any Law or form (including in the definition thereof) shall be deemed to include references to such Law or form as amended, modified, supplemented or replaced to or at the applicable time, and all references to any section of any Law include any successor to such section (and in the case of statutes, include any rules and regulations promulgated under such statute). References to “$” or “dollars” shall refer to United States dollars.

(j)                 Counterparts. This Agreement may be executed in two or more counterparts (including by email, facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(k)               Entire Agreement. This Agreement (including the documents and the instruments referred to herein), together with the Stock Purchase Agreement, constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(l)                 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

(m)             Jurisdiction and Venue. The parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a

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defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. The parties hereto hereby consent to and grant the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 15(h) or in such other manner as may be permitted by law shall be valid and sufficient service thereof. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(n)               Specific Performance. Each party agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached or threatened to be breached. It is accordingly agreed that each party shall be entitled to enforce specifically the terms and provisions of this Agreement and injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss, and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is hereby waived.

(o)               Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any assignment without such consent shall be null and void and of no effect, except that (i) the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets or similar transaction, without the consent of the Holders (provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement) and (ii) the Investor may assign any and all of its rights under this Agreement at any time to a transferee in connection with any Transfer to such transferee of its Equity Securities constituting at least three percent (3%) of the issued and outstanding shares of Common Stock as of immediately after the Closing (taking into account the issuance of the Share Consideration), subject to appropriate adjustment for any subsequent stock split, stock dividend, stock combination, recapitalization or similar change in the capitalization of the Company (provided

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that such transferee executes and delivers a counterpart to this Agreement in the form attached hereto as Exhibit A).

(p)               No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement. Notwithstanding the previous sentence, the parties hereto hereby acknowledge that the Persons set forth in Section 13 shall be express third-party beneficiaries of the obligations of the parties hereto set forth in Section 13.

(q)               Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

(r)                Further Assurances. Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(s)                Delivery by Email, Facsimile or Other Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

RIOT BLOCKCHAIN, INC.

By:
Name: Title:

NORTHERN DATA AG

By:
Name: Title:

 [Signature Page to Shareholder Agreement]

Exhibit A

Form of Counterpart

[Date]

Reference is hereby made to the Shareholder Agreement , dated as of [•], 2021 (as may be amended from time to time, the “Shareholder Agreement”), by and between Riot Blockchain, Inc., a corporation organized under the laws of the State of Nevada and Northern Data AG, a German stock corporation (Aktiengesellschaft) with its registered seat at An der Welle 3, 60322 Frankfurt am Main, registered with the commercial register of the local court (Amtsgericht) of Frankfurt am Main, Germany under HRB 106465. The undersigned hereby agrees that upon the execution of this counterpart, it shall become a party to the Shareholder Agreement and shall be fully bound by, and subject to, to the extent applicable to a “Holder” under the Shareholder Agreement all of the covenants, terms and conditions of the Shareholder Agreement as though an original party thereto and shall be deemed to be a “Holder” for all purposes thereof (to the extent permitted by the Shareholder Agreement).

Capitalized terms used but not defined in this counterpart shall have the meanings given them in the Shareholder Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this counterpart, as of the date first written above.

[NAME OF TRANSFEREE]

By:
Name:
Title:

Address for Notices:

[ ]
[ ]
[ ]

Attention:	[ ]
Email:	[ ]

With a copy (which shall not constitute notice) to:

[ ]
[ ]
[ ]

Attention:	[ ]
Email:	[ ]